     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997.



                                                      REGISTRATION NO. 333-26925

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         INTERNATIONAL WIRE GROUP, INC.
          (and Certain Subsidiaries Identified in Footnote (1) Below)
           (Exact Name of Co-Registrant as Specified in Its Charter)

             DELAWARE                             3357                            43-1705942
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

         101 SOUTH HANLEY ROAD, SUITE 400
             ST. LOUIS, MISSOURI 63105                                  DAVID J. WEBSTER
                  (314) 719-1000                                 101 SOUTH HANLEY ROAD, SUITE 400
 (Address, Including Zip Code, and Telephone                        ST. LOUIS, MISSOURI 63105
                 Number, Including                                       (314) 746-7780
            Area Code of Co-Registrants'                   (Name, Address, including Zip Code, and Telephone
           Principal Executive Offices)                   Number, Including Area Code, of Agent For Service)

                                   Copies to:

                                 R. SCOTT COHEN
                           WEIL, GOTSHAL & MANGES LLP
                               100 CRESCENT COURT
                                   SUITE 1300
                              DALLAS, TEXAS 75201
                                 (214) 746-7700
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED          PER UNIT(2)      OFFERING PRICE(2)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
14% Senior Subordinated Notes due 2005......     $5,000,000             100%             $5,000,000           $3,030.30
----------------------------------------------------------------------------------------------------------------------------
Senior Subordinated Guarantees(3)...........
============================================================================================================================


(1) The following direct and indirect subsidiaries of International Wire Group, Inc., are Co-Registrants (the "Subsidiary Guarantors"), each of which is incorporated in the state and has the I.R.S. Employer Identification Number indicated: Camden Wire Co., Inc., a New York corporation (16-1075193); ECM Holding Company, a Delaware corporation (35-1937759); Omega Wire, Inc., a Delaware corporation (04-3030938); OWI Corporation, a New York corporation (16-1405230); Wire Harness Industries, Inc., a Delaware corporation (43-1769493); Wirekraft Employment Company, a Delaware corporation (35-1937760); Wirekraft Industries, Inc., a Delaware corporation (35-1741595); and Wire Technologies, Inc., an Indiana corporation (35-1753924).

(2) Estimated solely for the purpose of calculating the registration fee.


(3) The 14% Senior Subordinated Notes due 2005 are unconditionally (as well as jointly and severally) guaranteed by the Subsidiary Guarantors on an unsecured, senior subordinated basis. No separate consideration will be paid in respect to these guarantees.


     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                         INTERNATIONAL WIRE GROUP, INC.

                             CROSS REFERENCE SHEET
     PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING THE LOCATION IN THE
          PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-1


          FORM S-1 ITEM NUMBER AND HEADING                  LOCATION IN PROSPECTUS
          --------------------------------                  ----------------------
 1.  Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus.....  Cover Page of Registration Statement;
                                                  Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus..............................  Inside Front Cover Page of Prospectus
 3.  Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges...............  Summary; Risk Factors; Selected Financial
                                                  Data
 4.  Use of Proceeds............................  Use of Proceeds
 5.  Determination of Offering Price............  Not Applicable
 6.  Dilution...................................  Not Applicable
 7.  Selling Security Holders...................  Summary; Selling Securityholder and Plan of
                                                  Distribution
 8.  Plan of Distribution.......................  Front Cover Page of Prospectus; Summary;
                                                  Selling Securityholder and Plan of
                                                  Distribution
 9.  Description of Securities to be
     Registered.................................  Description of the Notes
10.  Interests of Named Experts and Counsel.....  Legal Matters
11.  Information with Respect to the
     Registrant.................................  Cover Page of Registration Statement;
                                                  Summary; Risk Factors; Capitalization;
                                                  Selected Financial Data; Management's
                                                  Discussion and Analysis of Financial
                                                  Condition and Results of Operations;
                                                  Unaudited Pro Forma Financial Information;
                                                  Business; Management; Outstanding Voting
                                                  Securities of Holding and Principal Holders
                                                  Thereof; Certain Relationships and Related
                                                  Transactions; Description of Senior Bank
                                                  Facility; Description of Other
                                                  Indebtedness; Description of the Notes;
                                                  Legal Matters
12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................  Not Applicable

PROSPECTUS


                                   $5,000,000


                 14% SENIOR SUBORDINATED NOTES DUE JUNE 1, 2005

                         INTERNATIONAL WIRE GROUP, INC.


     This Prospectus relates to (i) $5,000,000 in aggregate principal amount of 14% Senior Subordinated Notes due June 1, 2005 (the "Notes") of International Wire Group, Inc., a Delaware corporation (the "Company"), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the holder thereof (the "Selling Securityholder") in order to permit their public sale or other distribution (see "Selling Securityholder and Plan of Distribution"), and (ii) the Subsidiary Guarantees (as defined herein) relating to the Notes.



     Interest on the Notes is payable semiannually on June 1 and December 1 of each year. The Notes will mature on June 1, 2005. Except as described below, the Company may not redeem the Notes prior to June 1, 2000. The Notes are not subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined herein), (i) the Company will have the option, at any time on or prior to June 1, 2000, to redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined herein), plus accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not so redeem the Notes or if such Change of Control occurs after June 1, 2000, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes."



     The Notes are unsecured and are subordinated to all existing and future Senior Indebtedness (as defined herein) of the Company. The Notes rank pari passu with all existing and any future Senior Subordinated Indebtedness (as defined herein) of the Company and rank senior to any Subordinated Obligation (as defined herein) of the Company. The Notes are unconditionally (as well as jointly and severally) guaranteed (each, a "Subsidiary Guarantee") on an unsecured, senior subordinated basis, by each subsidiary of the Company (other than foreign subsidiaries) in existence on the date hereof and will be unconditionally guaranteed by each subsidiary of the Company (other than foreign subsidiaries) acquired in the future (collectively, the "Subsidiary Guarantors"). The Company is a holding company that derives all of its operating income and cash flow from its subsidiaries, the capital stock of each of which constitutes the Company's only material assets and is pledged (except that only 65% of the capital stock of foreign subsidiaries is pledged) to collateralize the obligations under the Senior Bank Facility (as defined herein). See "Description of Senior Bank Facility." As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering (as defined herein), the Senior Debt Repayment (as defined herein) and the Notes Repurchase (as defined herein), (i) the aggregate amount of the Company's outstanding Senior Indebtedness (excluding unused commitments of approximately $45.0 million under the Senior Bank Facility) and Senior Subordinated Indebtedness (including the Notes) would have been approximately $215.5 million and $305.0 million, respectively, and (ii) the aggregate amount of Guarantor Senior Indebtedness (as defined herein) and Guarantor Senior Subordinated Indebtedness (as defined herein) would have been approximately $222.4 million (including guarantees of the Senior Bank Facility) and $305.0 million (consisting of the Subsidiary Guarantee and guarantees of the Company's 11 3/4% Notes (as defined herein) and 11 3/4% Series B Notes (as defined herein)), respectively. See "Description of the Notes -- Ranking."



     The Notes may be sold from time to time by the Selling Securityholder through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company will receive no portion of the proceeds of the sale of the Notes and will bear the expenses incident to the registration of the Notes. The Selling Securityholder and any broker-dealers, agents or underwriters that participate with the Selling Securityholder in the distribution of the securities to which this Prospectus relates may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Selling Securityholder and Plan of Distribution" herein for indemnification arrangements between the Company and the Selling Securityholder.


     There is currently no public market for the Notes and there can be no assurance that an active public market for the Notes will develop.


     FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE NOTES OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 7.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

     No person has been authorized to give any information or make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than those to which it relates or an offer to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date hereof.

     Until             , 199 , all dealers affecting transactions in the
registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS


                                              PAGE
                                              ----
Available Information.......................    2
Summary.....................................    3
Risk Factors................................    7
Use of Proceeds.............................   12
Capitalization..............................   12
Selected Financial Data.....................   13
Unaudited Pro Forma Financial Information...   25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   19
Business....................................   32
Management..................................   39



                                              PAGE
                                              ----
Outstanding Voting Securities of Holding and
  Principals Holders Thereof................   48
Certain Relationships and
  Related Transactions......................   50
Description of Senior Bank Facility.........   51
Description of Other Indebtedness...........   52
Description of the Notes....................   53
Selling Securityholder and Plan of
  Distribution..............................   76
Certain United States Federal Income Tax
  Considerations............................   78
Legal Matters...............................   80
Experts.....................................   80
Index to Financial Statements...............  F-1


                             AVAILABLE INFORMATION


     The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act (the "Registration Statement") (which term includes any amendments thereto) with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference.



     Pursuant to the Indenture, the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes Indenture (each, as defined herein), the Company has agreed to comply with the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports with the SEC. The Registration Statement, as well as such reports and other information filed by the Company with the SEC, may be inspected at the public facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.



     The Company will furnish holders of the securities offered hereby with annual reports containing, among other information, audited financial statements audited by an independent public accounting firm and the Company will also furnish such other reports and other information as it may determine or otherwise required pursuant to Section 13 of the Exchange Act or, in the case of the Notes, the Indenture.

                                    SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this Prospectus, the words "believe," "intends," "anticipates" and other similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including the actions of the Company's competitors and customers, and those discussed under the caption "Risk Factors." As used in this Prospectus, unless the context requires otherwise, all references herein to (i) "Wirekraft" mean Wirekraft Industries, Inc. and its subsidiaries (and any predecessor to any of the foregoing), (ii) "ECM" mean Electro Componentes de Mexico, S.A. de C.V., a wholly-owned subsidiary of Wirekraft and certain related assets acquired by Wirekraft in December 1994, (iii) "Omega" mean Omega Wire, Inc. and its subsidiaries (and any predecessor to any of the foregoing), (iv) "Dekko" mean the businesses of Hoosier Wire, Inc., Dekko Automotive Wire, Inc., Albion Wire, Inc. and Silicones, Inc., a group of affiliated companies operating together under the trade name "Dekko Wire Technology Group" acquired by the Company in March 1996
(v) "Camden" mean Camden Wire Co., Inc. acquired by the Company in February 1997, (vi) "Holding" mean International Wire Holding Company and (vii) the "Company" mean International Wire Group, Inc., a wholly-owned subsidiary of Holding, and where appropriate, its subsidiaries.


THE COMPANY

     The Company is engaged in the design, manufacture and marketing of (i) non-insulated bare and tin-plated copper wire, (ii) insulated copper wire and
(iii) wire harnesses. The Company's products are utilized by a wide variety of customers primarily in the appliance, computer and data communications, automotive and industrial equipment industries.

     - Non-insulated copper wire products (or conductors) are used to transmit digital, video or audio signals or conduct electricity and are sold to a variety of insulated wire manufacturers.


     - Insulated wire products (copper conductors insulated with plastic, rubber or other polymeric compounds) are incorporated in wire harnesses that control and distribute electrical current in automobiles, trucks and appliances.


     - Wire harnesses (assemblies of wires that are terminated with connectors, switches or other electrical devices) are sold to major U.S. manufacturers of household appliances and utilized in refrigerators, washers, dryers, ranges and dishwashers.


     The principal executive offices of the Company and each Subsidiary Guarantor are located at 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105 and its telephone number is (314) 719-1000.


RECENT DEVELOPMENTS


     On March 5, 1996, Wire Technologies, Inc. ("Wire Technologies"), a wholly-owned subsidiary of the Company, acquired Dekko (the "DWT Acquisition") for total consideration of approximately $173.2 million. Wire Technologies is engaged in the design, manufacture and marketing of insulated and non-insulated copper wire.



     On February 12, 1997, the Company acquired all of the issued and outstanding common stock of Camden, a wholly-owned subsidiary of Oneida LTD. (the "Camden Acquisition"), for total consideration of approximately $65.0 million, including fees and expenses, consisting of cash and the assumption of approximately $15.5 million of debt. Camden is engaged in the design, manufacture and marketing of non-insulated bare and tin-plated copper wire.



     In connection with the Camden Acquisition, Holding and the Company entered into an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of February 12, 1997, with The Chase

Manhattan Bank, Bankers Trust Company and the other lenders party thereto pursuant to which the Company obtained financing of up to $428.5 million, consisting of an $111.0 million, five year term Tranche A loan, an $115.0 million, seven year term Tranche B loan, an $127.5 million, eight year term Tranche C loan (collectively, the "Term Facility") and a $75.0 million revolving loan and letter of credit (the "Revolver," and together with the "Term Facility," the "Senior Bank Facility").


     On June 17, 1997, the Company sold $150.0 million aggregate principal amount of its 11 3/4% Series B Senior Subordinated Notes due 2005 (the "11 3/4% Series B Notes") in a private placement to Chase Securities Inc. and BT Securities Corporation, which immediately resold the 11 3/4% Series B Notes pursuant to Rule 144A promulgated under the Securities Act (the "Rule 144A Offering").


     In connection with the Rule 144A Offering, the Company sought and received the consent of the lenders under the Senior Bank Facility to the application of the net proceeds from the Rule 144A Offering as described in the following paragraph and entered into the First Amendment to Amended and Restated Credit Agreement, dated as of June 17, 1997 (the "First Amendment"). See "Description of Senior Bank Facility."


     The Company used the net proceeds of the Rule 144A offering to repay approximately $158.3 million principal amount of borrowings outstanding under the Senior Bank Facility (the "Senior Debt Repayment"). The Senior Debt Repayment was allocated in the following manner: first, approximately $65.5 million was applied to the Tranche A Loan to reduce the aggregate principal amount outstanding thereunder to $25.0 million; second, approximately $80.5 million was applied to the Tranche B Loan, which was combined with the Tranche C Loan pursuant to the First Amendment, to reduce the aggregate principal amount outstanding thereunder to $160.5 million; and third, approximately $12.3 million was applied to the Revolver to repay in full all amounts outstanding thereunder. See "Description of Senior Bank Facility."


     The Notes were issued on February 12, 1997, as part of an original issue of the Company's 14% Senior Subordinated Notes due June 1, 2005 in an aggregate principal amount of $10.0 million. On June 20, 1997, the Company repurchased $5.0 million aggregate principal amount of such 14% Senior Subordinated Notes (the "Notes Repurchase") for 113% of the principal amount of such notes, plus accrued and unpaid interest. The Notes offered hereby represent the Company's 14% Senior Subordinated Notes remaining outstanding following the Notes Repurchase. See "Certain Relationships and Related Transactions."


                                   THE NOTES

Issuer.....................  International Wire Group, Inc.

Securities Offered.........  $5,000,000 principal amount of 14% Senior
                             Subordinated Notes due 2005.

Maturity...................  June 1, 2005.
Interest Payment Dates.....  June 1 and December 1 of each year.
Sinking Fund...............  None.

Optional Redemption........  Except as described below, the Company may not redeem the Notes prior to June 1, 2000. On and after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, (i) the
                             Company will have the option, at any time on or prior to June 1, 2000, to redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not so redeem the Notes or if such Change of Control occurs after June 1, 2000, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes -- Change of Control."


Subsidiary Guarantee.......  The Notes are unconditionally (as well as jointly and severally) guaranteed on an unsecured, senior subordinated basis, by the Subsidiary Guarantors. See "Description of the Notes -- Subsidiary Guarantee."



Ranking....................  The Notes are unsecured and are subordinated to all existing and future Senior Indebtedness of the Company. The Notes rank pari passu with all existing and any future Senior Subordinated Indebtedness of the Company and rank senior to all Subordinated Obligations of the Company. The Subsidiary Guarantees are general, unsecured, senior subordinated obligations of the Subsidiary Guarantors, subordinated in right of payment to existing and future Guarantor Senior Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees rank pari passu with all existing and future Guarantor Senior Subordinated Indebtedness. As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase, (i) the aggregate amount of the Company's outstanding Senior Indebtedness and Senior Subordinated Indebtedness would have been approximately $215.5 million (excluding unused commitments of approximately $45.0 million under the Senior Bank Facility), and $305.0 million (including the Notes), respectively, and (ii) the aggregate amount of Guarantor Senior Indebtedness and Guarantor Senior Subordinated Indebtedness would have been approximately $222.4 million (including guarantees of the Senior Bank Facility) and $305.0 million (consisting of the Subsidiary Guarantee and guarantees of the Company's 11 3/4% Senior Subordinated Notes due 2005 (the "11 3/4% Notes") and 11 3/4% Series B Notes), respectively.



Restrictive Covenants......  The indenture under which the Notes were issued
                             (the "Indenture") limits, among other things: (i) the incurrence of additional indebtedness by the Company and its subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and its subsidiaries and the redemption of certain subordinated obligations of the Company and its subsidiaries, (iii) investments, (iv) sales of assets and subsidiary stock, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all the Company's assets. The Indenture also prohibits certain restrictions on distributions from the Company's subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Notes -- Certain Covenants."


PLAN OF DISTRIBUTION


     This Prospectus relates to $5,000,000 in aggregate principal amount of Notes, which are being registered under the Securities Act on behalf of the Selling Securityholder in order to permit their public sale or other distribution. See "Selling Securityholder and Plan of Distribution."



     The Notes may be sold from time to time by the Selling Securityholder through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Selling Securityholder and any broker-dealers, agents or underwriters that participate with the Selling Securityholder in the distribution of the securities to which this Prospectus relates may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     There is currently no public market for the Notes and there can be no assurance that an active public market for the Notes will develop.

USE OF PROCEEDS


     The Selling Securityholder will receive all proceeds from the sale of the Notes. The Company has agreed to pay all expenses related to the registration of the Notes, which are estimated at $143,000.


RISK FACTORS

     See "Risk Factors" for a discussion of certain factors to be considered prior to making an investment in the securities offered hereby.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors in addition to other information included in this Prospectus before purchasing any of the Notes.

SUBSTANTIAL LEVERAGE


     The Company is highly leveraged and has indebtedness that is substantial in relation to its total stockholder's equity. As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on that date, the Company and its consolidated subsidiaries would have had an aggregate of $534.4 million of outstanding indebtedness and a stockholder's deficit of $46.8 million. See "Capitalization." For the year ended December 31, 1996, after giving pro forma effect to the DWT Acquisition, the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on January 1, 1996 the Company's deficiency of earnings available to cover fixed charges (consisting principally of interest on its long-term debt) would have been $82.5 million. For the three months ended March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they occurred on January 1, 1996, the Company's ratio of earnings to fixed charges would have been 1.3 to one. See "Unaudited Pro Forma Financial Information." The Company may incur additional indebtedness in the future, subject to certain limitations contained in (i) the Senior Bank Facility; (ii) the indenture (the "11 3/4% Notes Indenture"), dated as of June 12, 1995, pursuant to which the Company issued its 11 3/4% Notes; (iii) the indenture (the "11 3/4% Series B Notes Indenture"), dated as of June 17, 1997, pursuant to which the Company issued its 11 3/4% Series B Notes; and (iv) the Indenture. See "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes."



     The Company's high degree of leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; (iv) the indebtedness outstanding under the Senior Bank Facility will be secured and matures prior to the maturity of the Notes; and (v) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and could make it more vulnerable to a downturn in general economic conditions or its business. See "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes."


ABILITY TO SERVICE DEBT

     The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds which the Company could realize therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

SUBORDINATION


     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing under the Senior Bank Facility. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company will be available to pay obligations on the Notes and other Senior Subordinated Indebtedness only after all Senior Indebtedness has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of the Notes, or purchase, redeem or otherwise retire the Notes, in the event of certain defaults with respect to Senior Indebtedness, including the Senior Bank Facility.



     As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on that date, there would have been approximately $215.5 million of Senior Indebtedness (including the issuance of letters of credit pursuant to the Senior Bank Facility to support borrowings of certain of the Company's subsidiaries), outstanding. See "Capitalization." In addition, on the same pro forma basis, there would have been approximately $45.0 million available for borrowing under the Senior Bank Facility as of March 31, 1997 for general corporate purposes and working capital needs, which would be Senior Indebtedness if borrowed. Additional Senior Indebtedness may be incurred by the Company from time to time, subject to certain restrictions. See "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes."



     Similarly, the indebtedness evidenced by the Subsidiary Guarantee is subordinated to the prior payment in full of all existing and future Guarantor Senior Indebtedness, including all amounts owing pursuant to the guarantees of the Senior Bank Facility. As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on that date, Guarantor Senior Indebtedness (including guarantees of the Senior Bank Facility and subsidiary guarantees of, and borrowings backed by letters of credit issued pursuant to, the Senior Bank Facility) and Guarantor Senior Subordinated Indebtedness (consisting of the Subsidiary Guarantee and guarantees of the Company's 11 3/4% Notes and 11 3/4% Series B Notes, would have been approximately $222.4 million and $305.0 million, respectively. See "Unaudited Pro Forma Financial Information," "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes -- Ranking" and "-- Subsidiary Guarantee."



INTEREST RATE SENSITIVITY



     As borrowings under the Senior Bank Facility (approximately $193.8 million as of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on that date) bear interest at floating rates that fluctuate over time, the Company is particularly sensitive to prevailing interest rates. A change in interest rates of 1/8 of 1% would result in a change of approximately $240,000 in the Company's annual interest expenses. A substantial increase in interest rates would adversely affect the Company's annual income and cash flow that would be available to meet its debt service obligations, including the Notes. In order to minimize this risk the Company has entered into two interest rate agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Financing Arrangements."


HOLDING COMPANY STRUCTURE

     The Company is a holding company that derives all of its operating income from its subsidiaries. The Company must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of, premium, if any, and interest on the Notes. The ability of the Company's subsidiaries to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations.

     Indebtedness of the Company under the Senior Bank Facility is guaranteed by Holding and each of its direct or indirect subsidiaries (except foreign subsidiaries), including the Subsidiary Guarantors, and secured by a pledge of all the capital stock of the Company, all of the capital stock and the tangible and intangible assets of such subsidiaries, and 65% of the capital stock of foreign subsidiaries. Therefore, the rights of holders of the Notes to participate in any distribution of assets of any Subsidiary Guarantor upon its bankruptcy, liquidation, dissolution, reorganization or otherwise will, as is the case with other unsecured creditors of such subsidiary, be subject to prior claims of senior creditors of that Subsidiary Guarantor (including holders of Indebtedness under the Senior Bank Facility and holders of other Guarantor Senior Indebtedness). See "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes."


FRAUDULENT CONVEYANCE


     The Subsidiary Guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Subsidiary Guarantors. Under these statutes, if a court were to find that obligations (such as the Subsidiary Guarantee) were incurred with the intent of hindering, delaying or defrauding present or future creditors, that a Subsidiary Guarantor received less than a reasonably equivalent value or fair consideration for those obligations or that such Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion, in whole or in part, of other creditors and, at the time of the incurrence of the obligations, the obligor either (i) was insolvent or rendered insolvent by reason thereof,
(ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or
(iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void such Subsidiary Guarantor's obligations under the Subsidiary Guarantee, subordinate such Subsidiary Guarantor's obligations under the Subsidiary Guarantee to other indebtedness of the Subsidiary Guarantors or take other action detrimental to the holders of the Notes.


     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair salable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature.

RESTRICTIVE DEBT COVENANTS


     The Senior Bank Facility, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness or amend other debt instruments (including the Indenture and the Subsidiary Guarantee), pay dividends, create liens on assets, enter into leases, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale/leaseback transactions or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Bank Facility, the Company will be required to comply with specified financial ratios and tests, including minimum interest coverage and maximum leverage ratios and a trailing four quarter minimum EBITDA (earnings before interest, taxes, depreciation and amortization) test. See "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes."



     The Company's ability to comply with the covenants and restrictions contained in the Senior Bank Facility, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and the Indenture may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the Senior Bank Facility, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and/or the Indenture, which would permit the senior lenders or the holders of the 11 3/4% Notes, the 11 3/4% Series B Notes or the Notes, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the Senior Bank Facility could be terminated. If the Company were unable to repay its indebtedness to its senior lenders, such lenders could proceed against the collateral securing such indebtedness as described under "Description of Senior Bank Facility." See "Description of Senior Bank Facility," "Description of Other Indebtedness" and "Description of the Notes."


CHANGE OF CONTROL


     Upon a Change of Control, as defined in the Indenture, (i) the Company will have the option at any time on or prior to June 1, 2000, to redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not so redeem the Notes or if such Change of Control occurs after June 1, 2000, the Company will be required to offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof to the date of repurchase plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have funds available to repurchase the Notes upon the occurrence of a Change of Control. In particular, a Change of Control may cause an acceleration of, or require an offer to repurchase under, the Senior Bank Facility and other indebtedness, if any, of the Company and its subsidiaries, in which case such indebtedness may be required to be repaid in full before repurchase of the Notes. See "Description of Senior Bank Facility." Additionally, the occurrence of the events that would constitute a Change of Control would also constitute a "Change of Control" under the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes Indenture. In such a case, the Company would be subject to the same obligations with respect to the 11 3/4% Notes and the 11 3/4% Series B Notes as the Company would be subject to with respect to the Notes. See "Description of Other Indebtedness" and "Description of the
Notes -- Change of Control." The inability to repay such indebtedness, if accelerated, and to purchase all of the tendered Notes would constitute an event of default under the Indenture.


DEPENDENCE ON CERTAIN INDUSTRIES

     A substantial portion of the Company's wire and wire harness products are ultimately used in the appliance, computer and data communications and automotive industries. Accordingly, a downturn in those industries could adversely affect the Company. Furthermore, an overall softening in the economy could adversely affect generally all the markets the Company serves.

DEPENDENCE ON KEY CUSTOMERS


     One customer accounted for approximately 18% of the Company's total sales in 1996, and certain other customers of the company account for significant portions of the Company's sales. The loss of any such account, whether as a result of general or regional economic conditions, a diminished demand for the Company's products, or any other reason, could adversely affect the Company's results of operations. See "Business -- Key Customers."


FOREIGN OPERATIONS

     The Company manufactures certain of its products in Mexico. Foreign operations are subject to special risks that can materially affect the cash flows and financial position of the Company, including currency exchange rate fluctuations, inflation, exchange controls and political and other risks.

COMPETITION

     The wire and cable and wire harness markets in which the Company operates are highly competitive. Some of the Company's competitors are larger than the Company and have greater financial and other resources available to them and there can be no assurance that the Company can compete successfully with such other companies.

CONTROLLING STOCKHOLDER

     All of the common stock of the Company is owned by Holding. The majority stockholder of Holding is Hicks, Muse, Tate & Furst Equity Fund II, L.P. ("HM Fund II"), an affiliate of Hicks, Muse, Tate & Furst Incorporated, a private investment firm headquartered in Dallas with offices in New York, St. Louis and

Mexico City, specializing in strategic investments, leveraged acquisitions and real estate equity investments ("Hicks, Muse"). As a result, Hicks, Muse effectively will be able to elect all the members of the Board of Directors of Holding and therefore direct the management and policies of the Company. The interests of Hicks, Muse and its affiliates may differ from the interests of holders of the Notes. See "Outstanding Voting Securities of Holding and Principal Holders Thereof" and "Certain Relationships and Related Transactions."



ERISA CONSIDERATIONS



     HM Fund II is a private investment fund which is managed by an affiliate of Hicks, Muse and which was formed for the principal purpose of making investments in companies. HM Fund II currently owns at least 80% of the total outstanding common stock of Holding and thereby indirectly possesses at least 80% of the total combined voting power and total value of shares of all classes of stock of the Company. HM Fund II also currently owns and may acquire at least 80% of the total combined voting power or the total value of shares of all classes of stock of other companies, some of which may sponsor or contribute to pension plans subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). In accordance with the provisions of ERISA and the Code, the Company is a member of a controlled group of corporations or a group of trades or businesses under common control that includes HM Fund II (the "Fund II ERISA Group"), and each member of such group is jointly and severally liable for certain unfunded pension liabilities and pension contributions which arise during such member's inclusion within such group. While Hicks, Muse expects each member of the Fund II ERISA Group to satisfy its pension-related obligations with respect to its employees to the fullest extent permitted by law, without assistance from other members of the Fund II ERISA Group, there are no assurances that an insolvency, bankruptcy or other condition would not occur at one member of the Fund II ERISA Group which could result in a liability to other members of the Fund II ERISA Group (including the Company). Hicks, Muse is not currently aware of any accrued and unpaid pension contribution, or termination of or withdrawal from a pension plan subject to Title IV of ERISA or Section 412 of the Code at any member of the Fund II ERISA Group which would have a material adverse effect on the Company.


ENVIRONMENTAL MATTERS


     The Company's operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. While the Company believes that it is currently in material compliance with those laws and regulations, there can be no assurance that the Company will not incur significant costs to remediate violations thereof or to comply with changes in existing laws and regulations (or the enforcement thereof). Such costs could have a material adverse effect on the Company's results of operations and financial condition. As a manufacturer that uses hazardous materials in its operations, it is possible that in the future the Company will be subject to new or more stringent regulatory requirements. The Company is currently involved with environmental monitoring activities at its Camden, New York and Jordan, New York facilities. See "Business -- Environmental Matters."


LACK OF PUBLIC MARKET


     The Company does not intend to apply for a listing of the Notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the Notes and there can be no assurance as to the liquidity of markets that may develop for the Notes, the ability of the holders of the Notes to sell their Notes or the price at which such holders would be able to sell their Notes. If such markets were to exist, the Notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities.


     The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity, and trading markets independent of the financial performance of, and prospects for, the Company.

                                USE OF PROCEEDS


     This Prospectus has been prepared for use by the Selling Securityholder in sales of the Notes. The Company will receive no proceeds from the sales of the Notes by the Selling Securityholder, but will bear all expenses (estimated at $143,000) relating to the registration of the Notes.


                                 CAPITALIZATION


     The following table sets forth the unaudited capitalization of the Company at March 31, 1997, and as adjusted to give effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase. See "Description of Senior Bank Facility."



                                                                 MARCH 31, 1997
                                                              --------------------
                                                                             AS
                                                               ACTUAL     ADJUSTED
                                                              --------    --------
                                                                 (IN THOUSANDS)
Long-term debt (including current maturities):
  Revolver(1)...............................................  $ 18,800    $  8,275(2)
  Term Facility:
     Tranche A Loan.........................................    90,456      25,000
     Tranche B Loan.........................................   114,200     160,500
     Tranche C Loan.........................................   126,832          --
  11 3/4% Senior Subordinated Notes due 2005................   150,000     150,000
  11 3/4% Series B Senior Subordinated Notes due 2005(3)....        --     163,125
  14% Senior Subordinated Notes due 2005....................    10,000       5,000
  Other(4)..................................................    22,474      22,474
                                                              --------    --------
          Total long-term debt..............................   532,762     534,374
Stockholder's equity (deficit)(5)...........................   (44,159)    (46,813)
                                                              --------    --------
          Total capitalization..............................  $488,603    $487,561
                                                              ========    ========


---------------


(1) The Senior Bank Facility provides for maximum revolving loans of up to $75,000. See "Description of Senior Bank Facility."



(2) Includes (i) approximately $6,450 of indebtedness outstanding under the Revolver as of March 31, 1997, that was repaid by the Company in accordance with the terms of the Credit Agreement prior to the consummation of the Rule 144A Offering and (ii) approximately $1,825 of indebtedness outstanding under the Revolver that was drawn upon (together with $3,825 of cash) to finance the Notes Repurchase.



(3) Includes approximately $13,125 attributable to amortizable bond premium received in connection with the Rule 144A Offering.



(4) Includes $15,500 in industrial revenue bonds issued by a Subsidiary Guarantor that have been guaranteed by the Company.



(5) Included in stockholder's equity (deficit) are the following:



Contributed capital.......................................  $114,080
Predecessor basis.........................................   (67,762)
Accumulated deficit.......................................   (93,131)(a)
                                                            --------
  Total stockholder's equity (deficit)....................  $(46,813)
                                                            ========


---------------


     (a) Accumulated deficit at March 31, 1997 is adjusted for the extraordinary item for the early extinguishment of debt reflecting the write-off of deferred financing costs of approximately $3,772 related to the portion of the Senior Bank Facility repaid with the net proceeds from the Rule 144A Offering and the $650 premium paid for the Notes Repurchase, net of tax.

                            SELECTED FINANCIAL DATA

THE COMPANY


     The selected financial data below presents the financial information for the seven months ended December 31, 1995, for the year ended December 31, 1996, the three months ended March 31, 1996 and for the three months ended March 31, 1997. The data for the seven months ended December 31, 1995 and for the year ended December 31, 1996 are derived from the audited consolidated financial statements of the Company. The data for the three months ended March 31, 1996 and March 31, 1997 are derived from the unaudited consolidated financial statements of the Company, which, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The selected financial data should be read in conjunction with the consolidated financial statements of the Company and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere herein. Certain financial information regarding the Company's industry segments is provided in the notes to the consolidated financial statements of the Company included elsewhere herein.



                                                        SEVEN
                                                        MONTHS                     THREE MONTHS ENDED
                                                        ENDED        YEAR ENDED         MARCH 31,
                                                     DECEMBER 31,   DECEMBER 31,   -------------------
                                                         1995           1996         1996       1997
                                                     ------------   ------------   --------   --------
                                                                                       (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
RESULTS OF OPERATIONS:
  Net sales........................................    $245,583       $546,981     $118,807   $176,153
  Cost of goods sold...............................     195,221        420,823       93,475    137,913
  Selling, general and administrative expenses.....      17,129         43,885        9,721     13,308
  Depreciation and amortization....................      11,020         31,341        6,044      7,511
  Impairment, unusual and plant closing
     charges(1)....................................       1,750         84,250        4,000        500
  Inventory valuation adjustment(2)................          --          8,500        2,000         --
                                                       --------       --------     --------   --------
  Operating income (loss)..........................      20,463        (41,818)       3,567     16,921
  Interest expense.................................     (19,931)       (43,013)      (9,572)   (12,011)
  Amortization of deferred financing costs.........      (1,468)        (3,701)        (723)      (995)
  Other (expense) income...........................        (158)           312           89         11
                                                       --------       --------     --------   --------
  Income (loss) before income tax provision........      (1,094)       (88,220)      (6,639)     3,926
  Income tax provision.............................       2,197          1,262          255      1,630
                                                       --------       --------     --------   --------
  Net income (loss)................................    $ (3,291)      $(89,482)    $ (6,894)  $  2,296
                                                       ========       ========     ========   ========
OTHER DATA:
  EBITDA, as adjusted(3)...........................    $ 33,233       $ 82,273     $ 15,611   $ 24,932
  Capital expenditures.............................       5,751         15,849        2,537      3,038
  Total assets.....................................     427,920        531,020      617,784    634,307
  Long-term obligations (including current
     maturities)...................................     338,677        447,667      469,977    532,762
  Ratio of earnings to fixed charges(4)............          --             --           --       1.3x
  Deficiency of earnings available to cover fixed
     charges(4)....................................      (1,094)       (88,220)      (6,639)        --
CASH FLOW DATA:
  Net cash from (used in) operating activities.....    $ 13,334       $ 31,980     $   (729)  $ (4,608)
  Net cash from (used in) investing activities.....    (346,797)      (176,108)    (162,796)   (62,034)
  Net cash from (used in) financing activities.....     333,463        144,128      168,539     70,467


---------------


(1) Represents charges relating to plant closings in the amounts of $1,750, $6,000, $4,000 and $500 in the seven months ended December 31, 1995, the year ended December 31, 1996, the three months ended March 31, 1996 and the three months ended March 31, 1997, respectively. In addition, included in the year ended December 31, 1996 are charges relating to the write-off of goodwill principally related to the acquisition of Wirekraft in the amount of $78,250. See Note 10 to the Company's audited consolidated financial statements for the year ended December 31, 1996.



(2) Represents a pre-tax inventory valuation charge to reduce the last in, first out ("LIFO") valuation of copper in inventory as a result of the decline in the average price of copper during 1996. See Note 4 to the Company's audited consolidated financial statements for the year ended December 31, 1996.



(3) As used herein, "EBITDA, as adjusted" is defined as operating income (loss) adjusted to exclude impairment, unusual and plant closing charges, and other one-time charges. EBITDA, as adjusted, is presented because (i) it is a widely accepted financial indicator of a company's ability to incur and service debt and (ii) it is the basis on which the Company's compliance with certain financial covenants contained in the Indenture, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and the Senior Bank Facility is principally determined. However, EBITDA, as adjusted, does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Also, the measure of EBITDA, as adjusted, may not be comparable to similar measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(4) For purposes of calculating the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, "earnings" represent operating income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and the portion (approximately one-third) of rental expenses that management believes is representative of the interest component of rent expense.

WIREKRAFT (A PREDECESSOR COMPANY)


     The selected financial data presented below represents the financial information of Wirekraft and its predecessor, Kirtland Indiana, Limited Partnership ("KILP"), for the periods indicated. The data for the year ended November 30, 1992 and for the period December 1, 1992 through December 21, 1992 are derived from the audited financial statements of KILP. The data for the period December 22, 1992 through November 30, 1993, the year ended November 30, 1994 and the six months ended May 31, 1995 are derived from the audited consolidated financial statements of Wirekraft. In connection with the December 2, 1994 acquisition of ECM and certain assets of GE (the "ECM Acquisition"), WB Holdings Inc. became a wholly-owned subsidiary of Wirekraft, and, accordingly, references to Wirekraft shall include WB Holdings Inc. The following information should be read in conjunction with the audited consolidated financial statements of Wirekraft and KILP and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.



                                             KILP                                WIREKRAFT
                                  ---------------------------   -------------------------------------------
                                                 DECEMBER 1,    DECEMBER 22,
                                                 1992 THROUGH   1992 THROUGH    YEAR ENDED     SIX MONTHS
                                  NOVEMBER 30,   DECEMBER 21,   NOVEMBER 30,   NOVEMBER 30,   ENDED MAY 31,
                                      1992           1992         1993 (1)         1994           1995
                                  ------------   ------------   ------------   ------------   -------------
                                                    (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
RESULTS OF OPERATIONS:
  Net sales.....................    $174,684       $ 9,714        $181,188       $240,972       $168,053
  Cost of goods sold............     146,597         8,339         150,092        201,602        138,851
  Selling, general and
    administrative expenses.....      10,869           505          10,582         14,319         13,301
  Depreciation and
    amortization................       5,141           218           4,496          6,435          6,474
  Compensation expense..........          --            --              --             --            895(2)
  Expenses related to sale......          --         6,929(3)           --             --            501(4)
  Expenses related to plant
    closings....................          --            --              --             --          2,000(5)
                                    --------       -------        --------       --------       --------
  Operating income (loss).......      12,077        (6,277)         16,018         18,616          6,031
  Interest expense..............      (4,761)       (1,418)(6)      (8,645)       (10,565)        (8,020)
  Amortization of deferred
    financing costs.............          --            --          (1,677)        (1,995)        (1,657)
                                    --------       -------        --------       --------       --------
  Income (loss) before income
    taxes and extraordinary
    item........................       7,316        (7,695)          5,696          6,056         (3,646)
  Income tax provision
    (benefit)(7)................          --            --           3,155          3,023         (2,114)
                                    --------       -------        --------       --------       --------
  Income (loss) before
    extraordinary item..........          --            --           2,541          3,033         (1,532)
  Extraordinary item............                        --              --             --         (7,835)(8)
                                    --------       -------        --------       --------       --------
  Net income (loss).............    $  7,316       $(7,695)       $  2,541       $  3,033       $ (9,367)
                                    ========       =======        ========       ========       ========
OTHER DATA:
  EBITDA, as adjusted (9).......    $ 18,673       $   870        $ 20,514       $ 25,051       $ 15,901
  Capital expenditures..........       2,122           136           3,705          6,248          2,914
  Total assets..................      81,074        80,421         146,671        178,488        241,277
  Long-term obligations
    (including current
    maturities).................      45,294        42,143          93,123        111,639        148,386
  Ratio of earnings to fixed
    charges (10)................        2.5x            --            1.5x           1.5x             --
  Deficiency of earnings
    available to cover fixed
    charges (10)................          --        (7,695)             --             --         (3,646)
CASH FLOW DATA:
  Net cash from (used in)
    operating activities........    $ 15,710       $   601        $  8,620       $  2,318       $ (3,921)
  Net cash from (used in)
    investing activities........      (1,964)         (136)       (115,026)       (18,002)       (47,887)
  Net cash from (used in)
    financing activities........     (13,009)         (652)        106,646         17,497         51,663

---------------


 (1) On December 21, 1992, WB Holdings Inc., through a series of acquisitions and mergers (the "Original Wirekraft Acquisition"), acquired all of the issued and outstanding common stock of Bristol Holding Corporation and Burcliff Holdings Corporation, the parent companies of the general partners of KILP.



 (2) Represents payments to senior management of Wirekraft for the redemption of employee stock options in connection with the combination of Wirekraft and Omega in June 1995 (the "Wirekraft/Omega Combination") as described under "Business -- General."


 (3) Represents non-recurring expenses associated with the Original Wirekraft Acquisition, which included exit bonuses, severance arrangements and brokerage and legal fees.


 (4) Represents non-recurring expenses of Wirekraft associated with the Wirekraft/Omega Combination, which included, among other things, brokerage and legal fees.



 (5) Represents expenses related to the closing of certain domestic harness facilities.



 (6) Includes write-off of deferred financing costs of $1,211 associated with the Original Wirekraft Acquisition.



 (7) The results of operations for the year ended November 30, 1992 and the period from December 1, 1992 through December 21, 1992 did not include a provision for income taxes since the net income for KILP is included in the income tax returns of its partners.



 (8) Extraordinary item in 1995 represents a $7,835 loss on early extinguishment of debt (net of income tax of $4,930).



 (9) As used herein, "EBITDA, as adjusted" is defined as operating income (loss) adjusted to exclude impairment, unusual and plant closing charges, and other one-time charges. EBITDA, as adjusted, is presented because (i) it is a widely accepted financial indicator of a company's ability to incur and service debt and (ii) it is the basis on which the Company's compliance with certain financial covenants contained in the Indenture, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and the Senior Bank Facility is principally determined. However, EBITDA, as adjusted, does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Also, the measure of EBITDA, as adjusted, may not be comparable to similar measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." An adjustment was made to EBITDA for the year ended November 30, 1993 in the amount of $1,455. This adjustment represents charges to operations incurred by KILP but not assumed by the Company.



(10) For purposes of calculating the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, "earnings" represent operating income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and the portion (approximately one-third) of rental expenses that management believes is representative of the interest component of rent expense.

OMEGA (A PREDECESSOR COMPANY)



     The selected financial information below presents the financial information of Omega and its predecessor, THL-Omega Holding Corporation ("THL-Omega"), for the periods indicated. The data for the years ended December 31, 1992, 1993 and 1994 and the three months ended March 31, 1995 are derived from the audited consolidated financial statements of THL-Omega. The data for the two months ended May 31, 1995, are derived from the audited consolidated financial statements of Omega. The following information should be read in conjunction with the audited consolidated financial statements of Omega and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere herein.



                                                              THL-OMEGA                          OMEGA
                                          -------------------------------------------------    ----------
                                                                                  THREE           TWO
                                                                                  MONTHS         MONTHS
                                              YEARS ENDED DECEMBER 31,            ENDED          ENDED
                                          ---------------------------------     MARCH 31,       MAY 31,
                                            1992        1993         1994          1995         1995(1)
                                          --------    --------     --------    ------------    ----------
                                                       (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
RESULTS OF OPERATIONS:
  Net sales.............................  $108,312    $107,004     $134,457      $38,736          23,295
  Cost of goods sold....................    82,008      80,276       98,012       29,401          17,512
  Selling, general and administrative
    expenses............................     8,925      12,061       10,839        2,651           1,639
  Depreciation and amortization.........     5,488       5,191        5,761        1,459           1,233
  Compensation expense..................        --          --           --        9,715(2)           --
  Expenses related to sale..............        --          --           --        1,689(3)           --
                                          --------    --------     --------      -------        --------
  Operating income (loss)...............    11,891       9,476(7)    19,845       (6,179)          2,911
  Interest expense......................    (6,526)     (6,026)      (5,932)      (1,478)         (1,797)
  Amortization of deferred financing
    costs...............................      (285)       (289)        (262)         (50)           (238)
  Other income..........................     1,015         772          296           32              --
                                          --------    --------     --------      -------        --------
  Income (loss) before income taxes and
    extraordinary item..................     6,095       3,933       13,947       (7,675)            876
  Income tax provision (benefit)........     2,550       1,892        5,787          484             171
                                          --------    --------     --------      -------        --------
  Income (loss) before extraordinary
    item................................     3,545       2,041        8,160       (8,159)            705
  Extraordinary item....................        --          --           --       (1,148)(4)      (4,044)(5)
                                          --------    --------     --------      -------        --------
  Net income (loss).....................  $  3,545    $  2,041     $  8,160      $(9,307)       $ (3,339)
                                          ========    ========     ========      =======        ========
OTHER DATA:
  EBITDA, as adjusted(6)................  $ 17,379    $ 14,667(7)  $ 25,606      $ 6,684        $  4,144
  Capital expenditures..................     1,947       3,683        8,667        1,597             581
  Total assets..........................    87,342      85,868      101,675       97,657         176,659
  Long-term obligations (including
    current maturities).................    64,554      58,174       56,093       54,615         128,116
  Ratio of earnings to fixed
    charges(8)..........................       1.8x        1.6x         3.1x          --             1.4x
  Deficiency of earnings available to
    cover fixed charges(8)..............        --          --           --       (7,675)             --
CASH FLOW DATA:
  Net cash from (used in) operating
    activities..........................  $  3,474    $ 10,070     $ 11,064      $ 3,604        $  4,987
  Net cash from (used in) investing
    activities..........................       594      (3,683)      (8,667)      (1,597)       (159,661)
  Net cash from (used in) financing
    activities..........................    (4,721)     (6,380)      (2,081)      (1,536)        154,674


---------------

(1) On March 31, 1995, Omega acquired all of the issued and outstanding common stock of THL-Omega.

(2) Represents payments to senior management for the redemption of stock options and stock that was issued immediately prior to the acquisition of THL-Omega for consideration less than the fair value.

(3) Represents expenses of the sellers associated with the acquisition of THL-Omega.

(4) Extraordinary item in March 1995, represents a $1,148 loss on early extinguishment of debt (net of income taxes of $765).

(5) Extraordinary item in May 1995, represents a $4,044 loss on early extinguishment of debt (net of income taxes of $2,082).


(6) As used herein, "EBITDA, as adjusted" is defined as operating income (loss) adjusted to exclude impairment, unusual and plant closing charges, and other one-time charges. EBITDA, as adjusted, is presented because (i) it is a widely accepted financial indicator of a company's ability to incur and service debt and (ii) it is the basis on which the Company's compliance with certain financial covenants contained in the Indenture, the 11 3/4% Indenture, the 11 3/4% Series B Indenture and the Senior Bank Facility is principally determined. However, EBITDA, as adjusted, does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Also, the measure of EBITDA, as adjusted, may not be comparable to similar measures reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(7) During 1993 a charge of approximately $3,100 was recorded related to certain one time bad debt write-offs. Excluding the effects of this charge, operating income and EBITDA, as adjusted, would have been $12,576 and $17,767, respectively.



(8) For purposes of calculating the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, "earnings" represent operating income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and the portion (approximately one-third) of rental expenses that management believes is representative of the interest component of rent expense.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma financial information (the "Unaudited Pro Forma Financial Information") of the Company is based on the audited and unaudited consolidated financial statements of the Company included elsewhere in this Prospectus, as adjusted to give effect to the DWT Acquisition, the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase.



     The statements of operations data included in the Unaudited Pro Forma Financial Information for the year ended December 31, 1996 has been prepared to give effect to the DWT Acquisition, the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on January 1, 1996. The statement of operations data included in the Unaudited Pro Forma Financial Information for three months ended March 31, 1997 has been prepared to give effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on January 1, 1996. The balance sheet data included in the Unaudited Pro Forma Financial Information as of March 31, 1997 has been prepared to give effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on such date. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The DWT Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost has been allocated to the consolidated assets and liabilities based upon their estimated respective fair values.


     The Unaudited Pro Forma Financial Information does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed dates and for the periods presented or that may be obtained in the future.

                         INTERNATIONAL WIRE GROUP, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)


                                                                       ADJUSTMENTS
                                                             -------------------------------
                                                                                RULE 144A
                                                                                OFFERING,
                                                                               SENIOR DEBT
                                                                                REPAYMENT
                                    COMPANY       DEKKO          DEKKO          AND NOTES        COMPANY
                                   HISTORICAL   HISTORICAL   ADJUSTMENTS(1)   REPURCHASE(2)    PRO FORMA(3)
                                   ----------   ----------   --------------   --------------   ------------
Net sales........................   $546,981     $ 29,095       $(1,249)         $    --         $574,827
Cost of goods sold...............    420,823       22,938        (1,249)              --          442,512
Selling, general and
  administrative expenses........     43,885        1,199            --               --           45,084
Depreciation and amortization....     31,341          607           812(4)            --           32,760
Impairment, unusual and plant
  closing charges................     84,250           --        (6,000)(5)           --           78,250
Inventory valuation adjustment...      8,500           --            --               --            8,500
                                    --------     --------       -------          -------         --------
     Operating income (loss).....    (41,818)       4,351         5,188               --          (32,279)
Other income (expense):
  Interest expense...............    (43,013)        (216)           --(6)        (3,382)(8)      (46,611)
  Amortization of deferred
     financing costs.............     (3,701)          (8)           --(6)           135(10)       (3,574)
  Other (expense) income.........        312         (391)           --               --              (79)
                                    --------     --------       -------          -------         --------
     Income (loss) before income
       tax provision.............    (88,220)       3,736         5,188           (3,247)         (82,543)
Income tax provision.............      1,262           --         3,570(7)        (1,299)(10)       3,533
                                    --------     --------       -------          -------         --------
     Net income (loss)...........   $(89,482)    $  3,736       $ 1,618          $(1,948)        $(87,076)
                                    ========     ========       =======          =======         ========
EBITDA, as adjusted(11)..........   $ 82,273                                                     $ 87,231
                                    ========                                                     ========
Ratio of earnings to fixed
  charges(12)....................        N/A


   See accompanying Notes to the Unaudited Pro Forma Statement of Operations.

                         INTERNATIONAL WIRE GROUP, INC.

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


 (1) Adjustments give effect to the DWT Acquisition as if it were consummated on January 1, 1996.



 (2) Adjustments give effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if each were consummated on January 1, 1996.



 (3) The Unaudited Pro Forma Statement of Operations does not reflect the following:



     (a) The write-off of deferred financing costs of approximately $3,772 related to the portion of the Senior Bank Facility that was repaid with the net proceeds from the Rule 144A Offering.



     (b) The extraordinary item for early extinguishment of debt resulting from $650 premium for the Notes Repurchase.



     (c) Revenues and expenses of Camden for the year ended December 31, 1996.



     (d) Cost savings related to the DWT Acquisition and the Camden Acquisition and the full-year impact of cost reduction programs implemented in 1996. The cost savings include plant rationalizations, headcount reductions and consolidation of administrative services. The cost reduction programs include early retirement programs and the full-year impact of the establishment of a southwest facility.



 (4) Reflects increase in goodwill amortization in the amount of $566 and the net increase in depreciation expense in the amount of $246 as if the DWT Acquisition had been consummated at the beginning of the period.



 (5) Reflects the elimination of expenses related to plant closing costs, which relate to shutting down and consolidating certain facilities in connection with the DWT Acquisition.



 (6) Financing for the DWT Acquisition is included in the column "Rule 144A Offering, Senior Debt Repayment and Notes Repurchase."



 (7) Reflects the effect of pro forma adjustments described above and the estimated pro forma tax provision of Dekko as a C corporation.



 (8) Reflects the net increase in interest expense as if the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase had occurred on January 1, 1996:



     Senior Bank Facility(a)
       Reduction of Senior Bank Facility interest expense from
          interest rate reduction................................  $ (1,515)
       Reduction of Senior Bank Facility interest expense from
          principal reduction -- $158,338 at applicable interest
          rates..................................................   (12,683)
                                                                   --------
          Reduction of interest under Senior Bank Facility.......   (14,198)
     11 3/4% Series B Senior Subordinated Notes due 2005 at an
       effective yield to maturity of 10.121%(b).................    16,493
     14% Senior Subordinated Notes due 2005 at an effective yield
       to maturity of 14%(c).....................................     1,400
     Reduction of interest under Notes Repurchase(d).............      (313)
                                                                   --------
          Net interest adjustment................................  $  3,382
                                                                   ========


---------------

     (a) A one-half of one percent change in interest rates would impact interest expense for borrowings under the Senior Bank Facility in the amount of approximately $760.

     (b) Effective yield to maturity reflects the effect of the amortization of the bond premium received in connection with the Rule 144A Offering.


     (c) Reflects $10,000 Senior Subordinated Notes due 2005 originally converted.

     (d) Reflects the net decrease in interest expense between $5,000 Senior Subordinated Notes due 2005 and $5,650 of borrowings under the Senior Bank Facility.



 (9) Reflects the net decrease in deferred financing costs amortization as if the Rule 144A Offering had occurred on January 1, 1996.



(10) Reflects the tax effect of the pro forma adjustments (a) and (10) described above.



(11) As used herein, "EBITDA, as adjusted" is defined as operating income (loss) adjusted to exclude impairment, unusual and plant closing charges, and other one-time charges. EBITDA, as adjusted, is presented because (i) it is a widely accepted financial indicator of a company's ability to incur and service debt and (ii) it is the basis on which the Company's compliance with certain financial covenants contained in the Indenture, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and the Senior Bank Facility is principally determined. However, EBITDA, as adjusted, does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Also, the measure of EBITDA, as adjusted, may not be comparable to similar measures reported by other companies.



(12) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent operating income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and the portion (approximately one-third) of rental expenses that management believes is representative of the interest component of rent expense. On a pro forma basis, earnings were insufficient to cover fixed charges by $82,543.

                         INTERNATIONAL WIRE GROUP, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)


                                                                       ADJUSTMENTS
                                                                     ----------------
                                                                        RULE 144A
                                                                        OFFERING,
                                                                       SENIOR DEBT
                                                                        REPAYMENT
                                                        COMPANY         AND NOTES          COMPANY
                                                       HISTORICAL     REPURCHASE(1)      PRO FORMA(2)
                                                       ----------    ----------------    ------------
Net sales............................................   $176,153          $  --            $176,153
Cost of goods sold...................................    137,913             --             137,913
Selling, general and administrative expenses.........     13,308             --              13,308
Depreciation and amortization........................      7,511             --               7,511
Plant closing charges................................        500             --                 500
                                                        --------        -------            --------
     Operating income................................     16,921             --              16,921
Other income (expense):
  Interest expense...................................    (12,011)          (824)(3)         (12,835)
  Amortization of deferred financing costs...........       (995)            34(4)             (961)
  Other income.......................................         11             --                  11
                                                        --------        -------            --------
     Income before income tax provision..............      3,926           (790)              3,136
Income tax provision.................................      1,630           (316)(5)           1,314
                                                        --------        -------            --------
     Net income (loss)...............................   $  2,296          $(474)           $  1,822
                                                        ========        =======            ========
EBITDA, as adjusted(6)...............................   $ 24,932                           $ 24,932
                                                        ========                           ========
Ratio of earnings to fixed charges(7)................       1.3x                               1.3x


   See accompanying Notes to the Unaudited Pro Forma Statement of Operations.

                         INTERNATIONAL WIRE GROUP, INC.

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


(1) Adjustments give effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if each were consummated on January 1, 1996.



(2) The Unaudited Pro Forma Statement of Operations does not reflect the following:



     (a) The write-off of deferred financing costs of approximately $3,772 related to the portion of the Senior Bank Facility that was repaid with the net proceeds from the Rule 144A Offering.



     (b) The extraordinary item for early extinguishment of debt resulting from $650 premium for the Notes Repurchase



     (c) Revenues and expenses of Camden for the period from January 1, 1997 to February 12, 1997 (the date of the Camden Acquisition) and cost savings related to the Camden Acquisition. The cost savings include plant rationalizations, head count reductions and the consolidation of administrative services.



(3) Reflects net increase in interest expense as if the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase had occurred on January 1, 1996:



    Senior Bank Facility(a)
      Reduction of Senior Bank Facility interest expense from
         interest rate reduction................................  $  (379)
      Reduction of Senior Bank Facility interest expense from
         principal reduction -- $158,338 at applicable interest
         rates..................................................   (3,171)
                                                                  -------
              Reduction of interest under Senior Bank
              Facility..........................................   (3,550)
    11 3/4% Series B Senior Subordinated Notes due 2005 at an
      effective yield to maturity of 10.121%(b).................    4,102
    14% Senior Subordinated Notes due 2005 at an effective yield
      to maturity of 14%(c).....................................      350
    Reduction of interest under Notes Repurchase(d).............      (78)
                                                                  -------
              Net interest adjustment...........................  $   824
                                                                  =======


---------------

     (a) A one-half of one percent change in interest rates would impact interest expense for borrowings under the Senior Bank Facility in the amount of approximately $190.

     (b) Effective yield to maturity reflects the effect of the amortization of the bond premium received in connection with the Rule 144A Offering.


     (c) Reflects $10,000 Senior Subordinated Notes due 2005 originally converted.



     (d) Reflects the net decrease in interest expense between $5,000 Senior Subordinated Notes due 2005 and $5,650 of borrowings under the Senior Bank Facility.



(4) Reflects the net decrease in amortization of deferred financing costs as if the Rule 144A Offering had occurred on January 1, 1996.



(5) Reflects the tax effect of the pro forma adjustments above.



(6) As used herein, "EBITDA, as adjusted" is defined as operating income (loss) adjusted to exclude impairment, unusual and plant closing charges, and other one-time charges. EBITDA, as adjusted, is presented because (i) it is a widely accepted financial indicator of a Company's ability to incur and service debt and (ii) it is the basis on which the Company's compliance with certain financial covenants contained in the Indenture, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture and the Senior Bank Facility is principally determined. However, EBITDA, as adjusted, does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Also, the measure of EBITDA, as adjusted, may not be comparable to similar measures reported by other companies.



(7) For purposes of calculating the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, "earnings" represent operating income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and the portion (approximately one-third) of rental expenses that management believes is representative of the interest component of rent expense.

                         INTERNATIONAL WIRE GROUP, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                     ASSETS


                                                                       ADJUSTMENTS
                                                                       -----------
                                                                         RULE 144A
                                                                     OFFERING, SENIOR
                                                                      DEBT REPAYMENT
                                                        COMPANY          AND NOTES         COMPANY
                                                       HISTORICAL      REPURCHASE(1)      PRO FORMA
                                                       ----------    -----------------    ---------
Current assets:
  Cash...............................................   $  3,825         $ (3,825)        $     --
  Accounts receivable................................    106,032               --          106,032
  Inventories........................................     72,830               --           72,830
  Other current assets...............................     14,420               --           14,420
                                                        --------         --------         --------
          Total current assets.......................    197,107           (3,825)         193,282
Property, plant and equipment, net...................    158,719               --          158,719
Intangible assets, net...............................    271,381            1,015(2)       272,396
Other assets.........................................      7,100               --            7,100
                                                        --------         --------         --------
          Total assets...............................   $634,307         $ (2,810)        $631,497
                                                        ========         ========         ========

                          LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Current maturities of long-term obligations........   $ 21,944         $(18,395)(3)     $  3,549
  Accounts payable...................................     45,155               --           45,155
  Accrued and other liabilities......................     66,161             (260)(4)       65,901
                                                        --------         --------         --------
          Total current liabilities..................    133,260          (18,655)         114,605
Long-term debt obligations, less current
  maturities.........................................    510,818           20,007(5)       530,825
Other long-term liabilities..........................     34,388           (1,508)(4)       32,880
Stockholder's equity (deficit).......................    (44,159)          (2,654)(6)      (46,813)
                                                        --------         --------         --------
          Total liabilities and stockholder's equity
            (deficit)................................   $634,307         $ (2,810)        $631,497
                                                        ========         ========         ========


   See accompanying Notes to the Unaudited Pro Forma Condensed Balance Sheet.

                         INTERNATIONAL WIRE GROUP, INC.

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)


(1) The Pro Forma Condensed Balance Sheet reflects the issuance of $150,000 of the 11 3/4% Series B Notes at a price equal to 108.75% of the principal amount thereof, the Senior Debt Repayment and the Notes Repurchase.



(2) Adjustment reflects the recording of deferred financing costs related to the payment of discounts and expenses in connection with the Rule 144A Offering and the write-off of deferred financing costs of approximately $3,772 related to the portion of the Senior Bank Facility repaid with the net proceeds from the Rule 144A Offering.



(3) Adjustment reflects the change in debt amortization related to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase.



(4) Adjustment reflects the current and deferred tax impact of extraordinary item for the early extinguishment of debt.



(5) Adjustment reflects the change in long-term debt obligations related to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as follows:



    Issuance of 11 3/4% Series B Senior Subordinated Notes due
      2005......................................................  $ 163,125(a)
    Repayment of Senior Bank Facility...........................   (158,338)
    Repurchase of 14% Senior Subordinated Notes due 2005........     (5,000)
    Borrowing under Revolver for repurchase of 14% Senior
      Subordinated Notes
      due 2005..................................................      1,825(b)
    Change in debt amortization.................................     18,395
                                                                  ---------
              Net long-term debt obligation adjustment..........  $  20,007
                                                                  =========


---------------

     (a) Includes approximately $13,125 attributable to amortizable bond premium received in connection with the Rule 144A Offering.


     (b) Includes $650 attributable to premium paid for the Notes Repurchase.



(6) Adjustment reflects extraordinary item for early extinguishment of debt for write-off of deferred financing costs and the payment of premium for the Notes Repurchase, net of tax.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     To facilitate a meaningful comparison, the following discussion and analysis includes combined results of operations of the Company, Wirekraft, Omega and ECM for the years ended December 31, 1994 and 1995. These combined results of operations have not been prepared in accordance with GAAP, which does not allow for the aggregation of financial data for entities that are not under common ownership. Nevertheless, management believes that the aggregate financial information shown below, for the years ended December 31, 1994 and 1995, is helpful in understanding the past operations of the companies combined in the Wirekraft/ Omega Combination. The results of operations reflect the elimination of intercompany sales and cost of goods sold between Wirekraft and Omega pertaining to purchases of non-insulated wire by Wirekraft from Omega in the amounts of $1.8 million and $4.2 million for the years ended December 31, 1994 and 1995, respectively.



     Included in the year ended December 31, 1994 is the year ended November 30, 1994 of Wirekraft, the year ended December 31, 1994 of THL-Omega, which was acquired by Omega in March 1995, and the eleven month period ended November 30, 1994 of ECM. Included in the year ended December 31, 1995 is the five month period ended May 31, 1995 of Wirekraft, the three month period ended March 31, 1995 of THL-Omega, the two month period ended May 31, 1995 of Omega, and the seven month period ended December 31, 1995 of the Company. Included in the year ended December 31, 1996 is the year ended December 31, 1996 of the Company, which includes the results of operations of Wire Technologies, Inc. from March 5, 1996, the date of the DWT Acquisition. Included in the three months ended March 31, 1996 are the results of the Company, which includes the results of operations of Wire Technologies from March 5, 1996, the date of the DWT Acquisition. Included in the three months ended March 31, 1997 are the results of the Company, which includes the results of operations of Camden from February 12, 1997, the date of the Camden Acquisition.



     The Company conducts its operations through two segments: (i) wire products, which includes both non-insulated and insulated wire, and (ii) wire harness products. The following table sets forth the major components of the results of operations on a historical combined basis for the fiscal years 1994 and 1995 and on a historical basis for the year ended December 31, 1996 and the three month periods ended March 31, 1996 and 1997 and should be used in reviewing the discussion and analysis of results of operations and liquidity and capital resources.

                             RESULTS OF OPERATIONS


                                    HISTORICAL COMBINED                      THREE MONTHS ENDED
                                        FISCAL YEARS         YEAR ENDED          MARCH 31,
                                    --------------------    DECEMBER 31,    --------------------
                                      1994      1995(1)         1996          1996        1997
                                    --------    --------    ------------    --------    --------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Wire sales......................  $272,414    $293,572      $385,627      $ 77,868    $131,436
  Harness sales...................   174,716     161,121       161,354        40,939      44,717
                                    --------    --------      --------      --------    --------
          Net sales...............   447,130     454,693       546,981       118,807     176,153
  Cost of goods sold..............   348,633     362,677       420,823        93,475     137,913
  Selling, general and
     administrative expenses......    39,746      32,843        43,885         9,721      13,308
  Depreciation and amortization...    13,310      19,333        31,341         6,044       7,511
  Impairment, unusual and plant
     closing charges..............        --       3,750        84,250         4,000         500
  Inventory valuation
     adjustment...................        --          --         8,500         2,000          --
  Compensation expense............        --      10,610            --            --          --
  Expenses related to sale........        --       2,190            --            --          --
                                    --------    --------      --------      --------    --------
     Operating income (loss)......  $ 45,441    $ 23,290      $(41,818)     $  3,567    $ 16,921
                                    ========    ========      ========      ========    ========


---------------

(1) The results of operations data related to Wirekraft for the five months ended May 31, 1995 excludes the one month period ended December 31, 1994. Loss from operations of Wirekraft for the one month period ended December 31, 1994 was $64.


THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996



     Net sales for the three months ended March 31, 1997 were $176.2 million, representing a $57.3 million, or 48.3%, increase compared to the first three months of 1996. Wire segment sales increased $53.6 million, or 68.8%, in the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. This increase was primarily the result of the DWT Acquisition, the Camden Acquisition, and growth in the Company's computer and electronics, control signal and security and alarm accounts. The three months ended March 31, 1997 included the operations of Wire Technologies for the full quarter, while the same period in 1996 included the operations of Wire Technologies from March 5, 1996. Wire Technologies' sales increased $26.9 million for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. In addition, the first quarter of 1997 includes $25.4 million of net sales from Camden. This growth was partially offset by a decline in the average price of copper during the three months ended March 31, 1997 compared to the same period in 1996. In general, the Company prices its products based upon a spread over the cost of copper, which results in a decreased dollar value of sales when copper prices decrease. The average price of copper based upon the New York Commodity Exchange, Inc. ("COMEX") declined to $1.11 per pound over the three months ended March 31, 1997 from $1.18 per pound over the three months ended March 31, 1996. Within the wire harness segment, sales increased $3.8 million, or 9.2%, for the three months ended March 31, 1997 compared to the same period in 1996. This increase was due to higher sales to General Electric Company ("GE") and most other major wire harness customers.



     Cost of goods sold as a percent of sales decreased to 78.3% for the three months ended March 31, 1997 from 78.7% for the three months ended March 31, 1996. This decrease reflected lower current-period costs achieved through the transition of certain wire harness segment business to lower cost Mexican facilities, savings realized from plant consolidation actions taken in 1996, as well as the impact of declining copper prices. Because the Company's products are typically priced at a spread over the cost of copper, a lower copper price leads to a higher gross margin percentage but generally has no impact on gross margin dollars.


     Selling, general and administrative expenses were $13.3 million in the first quarter of 1997 compared to $9.7 million for the first quarter of 1996. This $3.6 million dollar increase reflected the addition of Camden and the effect of including Wire Technologies for the entire first quarter of 1997. Expressed as a percent of sales, selling, general and administrative expenses decreased from 8.2% for the three month period ended March 31, 1996 to 7.6% for the three-month period ended March 31, 1997. This improvement as a percent of sales reflected synergies created in the DWT Acquisition and increased sales volume.


     A $2.0 million pre-tax inventory valuation charge was recorded in the first quarter of 1996. This was the result of an adjustment to the LIFO valuation of copper in inventory, reflecting the decrease in the copper cost per pound from December 31, 1995 to March 31, 1996. During the first quarter of 1997, a similar decrease did not occur. A $4.0 million pre-tax charge to operations was recorded in March 1996, representing plant closing costs. The plant closing costs relate to shutting down and consolidating several wire segment facilities. During the same period in 1997, the Company recorded a $0.5 million pre-tax charge to operations for consolidating a wire segment facility.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995


     Net sales for the year ended December 31, 1996 were $547.0 million, representing a $92.3 million, or 20.3%, increase over the year ended December 31, 1995. This increase occurred substantially within the wire segment, where sales increased $92.1 million, or 31.3%, over the year ended December 31, 1995. This increase reflected $139.7 million of net sales from Wire Technologies, as well as continued growth in the Company's automotive, cable and control signal market accounts. These increases were partially offset by a decline in copper prices. In general, the Company prices its products based upon a spread over the cost of copper, which results in a decreased dollar value of sales when copper prices decrease. The average price of copper based upon the COMEX declined to $1.06 per pound over the year ended December 31, 1996 from $1.35 per pound during the year ended December 31, 1995. Within the wire harness segment, sales remained constant at $161.4 million during the year ended December 31, 1996. This constant level of sales represented strong sales from most major wire harness customers other than Whirlpool. Sales to Whirlpool declined during the year due to the expiration of a transition supply agreement in October 1995.



     Cost of goods sold as a percent of sales decreased from 79.8% to 76.9% for the year ended December 31, 1996. This decrease was due to the result of negotiated price reductions for certain purchased materials and the elimination of the majority of outside purchases of non-insulated wire subsequent to the acquisition of Omega in 1995. Wirekraft's purchases of non-insulated wire from outside suppliers declined as Omega's non-insulated wire production for Wirekraft increased. In addition, the change in cost of goods sold as a percent of sales reflected cost reductions achieved within both the wire and wire harness segments resulting from plant consolidation actions taken in 1995 and 1996, as well as the impact of declining copper prices. Because the Company's products are typically priced at a spread over the cost of copper, a lower copper price leads to a higher gross margin percentage but generally has no impact on gross margin dollars.


     Selling, general and administrative expenses were $43.9 million for the year ended December 31, 1996 compared to $32.8 million during the year ended December 31, 1995, an increase of $11.1 million. Expressed as a percent of sales, selling, general and administrative expenses increased from 7.2% during the year ended December 31, 1995 to 8.0% during the year ended December 31, 1996. This increase, as a percent of sales, was partially attributable to the effect on net sales of higher copper costs during the year ended December 31, 1995, as compared to the year ended December 31, 1996. Other cost increases included operating expenses from Wire Technologies, volume related items and cost inflation.


     Commencing in the first quarter of 1996, the Company began a comprehensive review of the strategic position of its individual business units. In connection with this review the Company completed its assessment of the carrying value of goodwill, resulting in a one-time, non-cash charge to pre-tax earnings of $78.2 million. This write down of the carrying value of goodwill related to the loss of a major customer in 1995 and the effects of key changes in the appliance and automotive wire industries. These changes and the DWT Acquisition necessitated the closing of certain facilities in both the wire and wire harness segments. A $6.0 million pre-tax charge to operations was recorded during the year ended December 31, 1996, representing plant closing costs. The plant closing costs relate to shutting down and consolidating six facilities.

     An $8.5 million pre-tax inventory valuation charge was recorded during the year ended December 31, 1996. This charge was the result of an adjustment to the LIFO valuation of copper in inventory reflecting the decrease in the copper cost per pound during fiscal 1996.


YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994


     Net sales for the year ended December 31, 1995 were $454.7 million, representing a $7.6 million, or 1.7%, increase over the year ended December 31, 1994. This increase in net sales was primarily attributable to an increase in sales of wire products which grew to $293.6 million in 1995 from $272.4 million in 1994, an increase of $21.2 million, or 7.8%. The increase was largely due to rising copper prices. In general, the Company prices its products based upon a spread over the cost of copper, which results in an increased dollar volume of sales when copper prices increase. The average price of copper based on the COMEX rose to $1.35 per pound during the year ended December 31, 1995 from $1.07 per pound during the year ended December 31, 1994. The increase in wire sales was also bolstered by growth in specialty accounts which primarily occurred in the security, alarm, data communications and fine wire businesses. The increase in sales of wire products was offset somewhat by a slowdown in the automotive industry as well as by several model related changeovers at key automotive customers. Within the wire harness segment, sales decreased $13.6 million, or 7.8%, for the year ended December 31, 1995 as compared to the year ended December 31, 1994. This decrease reflects a decline in sales to Whirlpool. This decline was pursuant to an agreement effective October 1, 1994, whereby Whirlpool began transitioning certain wire harness purchases to its own captive operation in Mexico and other third party suppliers. The wire harness segment, however, retained Whirlpool's dishwasher harness business.


     Cost of goods sold as a percent of sales increased to 79.8% from 78.0% for the year ended December 31, 1995 compared to the year ended December 31, 1994. The change was primarily due to the increase in the average price of copper. Because the Company's products are typically priced at a spread over the cost of copper, a higher copper price leads to a lower gross margin percentage but generally has no impact on gross margin dollars. The increasing cost of materials used to insulate wire, which include resins and plasticizers, and the impact of producing to shorter average runs during the mid-year automotive slowdown and customer inventory adjustment period also had dampening effects on margins.

     A $3.8 million charge to operations was recorded in 1995 related to plant closing costs. The plant closing costs primarily related to shutting down and consolidating harness segment facilities. During 1995, six harness plants were closed.


     Selling, general and administrative expenses were $32.8 million for the year ended December 31, 1995 as compared to $39.7 million for the year ended December 31, 1994, a decrease of $6.9 million, or 17.4%. Expressed as a percentage of sales, selling, general and administrative expenses decreased to 7.2% for the year ended December 31, 1995 from 8.9% for the comparable period ended December 31, 1994. The decrease in selling, general and administrative expenses was primarily attributable to cost containment efforts, movement away from commissioned sales representatives to a captive sales force and consolidation in administrative positions. The decrease in selling, general and administrative expenses also reflected the devaluation of the peso relative to the U.S. dollar.


LIQUIDITY AND CAPITAL RESOURCES

  Working Capital and Cash Flows


     Net cash used in operating activities was $4.6 million for the three months ended March 31, 1997, compared to $0.7 million used in operating activities for the three months ended March 31, 1996. The fluctuation is primarily due to changes in working capital. Net cash used in investing activities was $62.0 million for the first quarter of 1997 and includes (i) acquisition costs of $59.0 million, related to the Camden Acquisition and (ii) capital expenditures of $3.0 million. Net cash used in investing activities was $162.8 million for the first quarter of 1996 and represented (i) acquisition costs of $160.3 million related to the DWT Acquisition and (ii) capital expenditures of $2.5 million. Net cash provided by financing activities was $70.5 million for the three months ended March 31, 1997 and includes (i) proceeds of $65.0 million from the issuance of long-term obligations, (ii) net borrowings of $10.1 million under debt obligations, (iii) payments of $3.2 million related to financing fees and
(iv) cash dividends of $1.4 million related to the Company's Series A Senior Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock"), which was exchanged for $10 million aggregate principal amount of the Company's 14% Senior Subordinated Notes due 2005, including the Notes, on February 12, 1997. Net cash provided by financing activities was $168.5 million for the three months ended March 31, 1996 and includes (i) proceeds of $173.2 million from the issuance of equity securities and long-term obligations, (ii) net borrowings of $3.1 million under debt obligations and (iii) payments of $7.8 million related to financing fees.


     For the year ended December 31, 1996, the Company generated $32.0 million in cash from operations and $13.0 million of net proceeds from the issuance of equity securities and long-term debt obligations related to the DWT Acquisition. During 1996, the Company made net repayments of $21.3 million under debt obligations, spent $15.8 million on capital projects and used $7.8 million to pay financing fees.

     For the year ended December 31, 1995, on a historical combined basis, the Company generated $25.2 million in cash from operations and $23.0 million of net proceeds from the issuance of equity securities and long-term debt obligations related to acquisitions. During 1995, the Company made net repayments of $17.6 million under debt obligations, spent approximately $10.5 million on capital projects and used $21.0 million to pay financing fees.

     For the year ended December 31, 1994, on a historical combined basis, the Company generated $13.4 million in cash from operations and $3.8 million from the issuance of certain notes. Cash was used in 1994 primarily to fund capital expenditures of $14.9 million.

FINANCING ARRANGEMENTS


     The Senior Bank Facility provides senior secured financing of up to $260.5 million, consisting of the $25.0 million, five year Tranche A Loan, the $160.5 million, seven year Tranche B Loan and the $75.0 million Revolver. The Company had made principal payments in respect of the Term Facility of $5.0 million thus far in 1997. The Company is obligated to make principal payments in respect of the Term Facility of $1.6 million for the remainder of 1997, $3.5 million in 1998, $4.8 million in 1999, $6.0 million in 2000, $7.3 million in 2001, $46.4 million in 2002 and $115.9 million in 2003. The Revolver is available for working capital purposes including letters of credit. The Tranche A Loan commitments terminate and all amounts under the Revolver then outstanding mature on September 30, 2002. The Tranche B Loan commitments terminate on September 30, 2003. As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase, there would have been approximately $185.5 million outstanding under the Term Facility and approximately $45.0 million of unused borrowing capacity under the Revolver.



     The Company's obligations under the Senior Bank Facility bear interest at floating rates and require interest payments on varying dates depending on the interest rate option selected by the Company. At March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase the weighted average interest rate on outstanding borrowings under the Senior Bank Facility would have been approximately 7.7%.


     As of March 31, 1997, the Company had entered into two interest rate agreements to assure the net interest cost to the Company on at least 50% of the sums of the aggregate principal amount of the Term Facility. These agreements provide ceilings of 7.0% on $55.5 million of indebtedness through May 1997, 8.0% on $63.5 million of indebtedness through May 1998, 7.0% on $32.5 million of indebtedness through March 1998 and 8.0% on $32.5 million of indebtedness through March 1999.


     In connection with the Wirekraft/Omega Combination, the Company issued the 11 3/4% Notes. On June 17, 1997, the Company issued the 11 3/4% Series B Notes pursuant to the Rule 144A Offering. The 11 3/4% Notes and the 11 3/4% Series B Notes require semi-annual interest payments of $17.6 million, collectively, on each June 1 and December 1. The 11 3/4% Notes and the 11 3/4% Series B Notes are not subject to any sinking fund requirements. The Notes require semi-annual interest payments of $350,000 on each June 1 and December 1. The Notes are not subject to any sinking fund requirements.

  Liquidity


     The principal raw material used in the Company's products is copper. The market price of copper is subject to significant fluctuations. Increased working capital needs occur whenever the Company experiences a significant rise in copper prices. The Company estimates that a $0.10 per pound change in the price of copper changes the Company's working capital by approximately $2.8 million. The Company enters into contractual relationships with most of its customers to adjust it prices based upon the prevailing market prices on the COMEX. This approach is patterned after the Company's arrangement with its copper suppliers and is designed to minimize the Company's exposure to risk associated with fluctuating copper prices.



     The Company's primary source of liquidity are cash flows from operations and borrowings under the Revolver, which are subject to a borrowing base calculation. The major uses of cash in 1997 are expected to be for debt service requirements and capital expenditures. Giving effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase, debt service requirements in 1997 are estimated at approximately $53.0 million while capital expenditures in 1997 are estimated at $20.0 million, of which $3.0 million has been spent as of March 31, 1997. Management believes that cash from operating activities, together with available borrowings under the Revolver, if necessary, should be sufficient to permit the Company to meet these financial obligations.

                                    BUSINESS

GENERAL


     The Company is a holding company which owns all of the outstanding capital stock of the Guarantor Subsidiaries and two foreign subsidiaries. All of the outstanding capital stock of the Company is held by Holding. Hicks, Muse, through its affiliates, is the controlling stockholder of the Company. With respect to the Company, Hicks, Muse is combining its financial expertise with the operating management experience of Mills & Partners. Organized in 1985 by James N. Mills, Mills & Partners consists of a group of senior operating executives who manage a portfolio of companies in a variety of industries.



     The Company's insulated wire manufacturing and wire harness fabrication businesses are conducted by its Wirekraft unit, which has been in the business of manufacturing wire and cable and fabricating wire harnesses for approximately 35 years. On December 2, 1994, Wirekraft consummated the ECM Acquisition. ECM was engaged in the manufacture of wire harnesses.



     The Company's non-insulated wire manufacturing business is conducted by its Omega Unit. Omega was formed in March 1995 by Hicks, Muse and Mills & Partners to participate in the acquisition of THL-Omega. On March 31, 1995, Omega acquired all of the issued and outstanding common stock of THL-Omega. THL-Omega was engaged in the design, manufacture and marketing of non-insulated bare and tin-plated copper wire.



     Holding and the Company were incorporated in Delaware in April 1995 by Hicks, Muse and Mills & Partners to facilitate the Wirekraft/Omega Combination, pursuant to which the operations of Wirekraft and Omega were combined to form the Company's operations. In June 1995, through a series of acquisitions and mergers, the Company acquired Wirekraft and Omega.


     On March 5, 1996, Wire Technologies, a wholly-owned subsidiary of the Company, consummated the DWT Acquisition. Wire Technologies is engaged in the design, manufacture and marketing of non-insulated copper wire and insulated copper wire.

     On February 12, 1997, the Company consummated the Camden Acquisition. Camden is engaged in the design, manufacture and marketing of non-insulated bare and tin-plated copper wire.


     The principal executive offices of the Company and each Subsidiary Guarantor are located at 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105 and the Company's telephone number at such address is (314) 719-1000.


PRODUCTS AND MARKETS

     The Company is engaged in the design, manufacture and marketing of (i) non-insulated bare and tin-plated copper wire, (ii) insulated copper wire and
(iii) wire harnesses. The Company's products are used by a wide variety of customers primarily in the appliance, computer and data communications, automotive and industrial equipment industries.

     The following is a description of the Company's primary products and markets served:

  Non-Insulated Wire

     The Company's non-insulated copper conductors are primarily used to (i) transmit digital, video and audio signals that generally control motor functions in appliances and industrial equipment, HVAC systems, safety control systems and switching equipment and (ii) conduct electricity. The Company's non-insulated wire products are primarily sold to wire insulators, who apply various insulating materials to the conductors through an extrusion process. These wire insulators, in turn, sell the insulated wire to a variety of customers, many of which are in the computer and data communications industry. Within this industry, the Company's non-insulated wire is generally used in wire and cable products that (i) connect circuit boards inside personal computers ("PCs"), (ii) join PCs to peripheral equipment and (iii) link PCs in local area and wide area networks. The Company also manufactures non-insulated wire that is used in a variety of industrial markets including appliance, fine wire automotive, mining and mass transportation.

     The Company manufactures a broad array of non-insulated copper conductors including the following:

     - Single End Wire. Single end wire is an individual wire drawn to the customer's size requirements ranging from .08 to .002 inches in diameter. Single end wire is used to transmit digital, video and audio signals or low voltage current in a variety of wire products used in motor controls, local area networks, security systems, television or telephone connections inside homes and buildings, and water sprinkler systems. Single end wire is capable of transmitting signals or electrical current only between two distinct end points (terminals) such as between an on-off switch and the starter to a motor. Single end wire is generally the least expensive form of wire to produce due to its simple configuration.

     - Stranded Wire. Stranded wire is comprised of a number of single end wires, twisted together in a specific geometric pattern, where each individual wire's relative position is preserved throughout the length of the strand. Like single end wire, stranded wire transmits digital, video and audio signals or low voltage current but is capable of connecting multiple terminals. This type of wire is the primary wire used in appliance and automotive wire harnesses. In addition, stranded wire is typically used in wire and cable products that (i) connect peripherals such as printers to a computer, (ii) connect the internal components of a PC, and (iii) control HVAC, security and other functions inside buildings.

     - Bunched Wire. Bunched wire is comprised of a number of single end wires that are twisted in a random pattern rather than a specific geometric pattern. Bunched wire is commonly used for transmission of electrical current in lighting fixture cords, extension cords and power cords for portable power hand tools. This type of wire provides improved flexibility (versus single end wire) while maintaining its ability to carry electrical currents.

     - Shielding Wire. Shielding wire is comprised of varying numbers of single end wire which are wound together in parallel construction around a bobbin. Shielding wire does not transmit signals or voltage but rather shields the signal traveling through the core conductor from outside interference. This type of wire is primarily used in data communication applications.

     - Cabled Wire and Braided Wire. Cabled wire and braided wire are combinations of single, bunched or stranded wire twisted together in various patterns and thickness. These wires transmit electrical current and are typically used in mining, mass transportation, automotive and other industrial applications.

  Insulated Wire

     The Company's insulated wire products are primarily sold to companies that assemble wire harnesses for installation in automobiles or appliances. The Company manufactures a diverse array of insulated wire products including the following:

     - PVC Lead Wire and Cable. PVC lead wire and cable is copper wire that has been insulated with polyvinyl chloride ("PVC"). This product is used primarily in automotive wire harnesses located behind the instrument panel or in the vehicle body that control certain functions including turn signals and air bags.

     - JIS Wire. JIS wire is copper wire insulated with PVC that is produced according to Japanese Industrial Standards ("JIS"). The primary difference between domestic PVC wire and JIS wire is that JIS wire is manufactured to metric dimensions and generally has thinner insulation than products manufactured according to U.S. Society of Automotive Engineers Standards. JIS wire is used primarily in automotive wire harnesses located behind the instrument panel or in the vehicle body.

     - XLPE Insulated Wire. Cross-linked polyethylene ("XLPE") wire is copper wire insulated with polyethylene that is subjected to heat and steam pressure ("cross-linking") to make the wire resistant to high temperatures. This product's primary application includes use in high temperature environments such as the engine compartment of vehicles and in electric ranges.

     - PVC Insulated Cord. PVC insulated cord is insulated wire that is surrounded with fillers and then jacketed with PVC insulation. This product is used primarily for wall-plug applications (cord sets) in the appliance and power tool industries.


     - Appliance Wire. Appliance wire is copper wire primarily insulated with PVC and used in producing harnesses for a variety of appliances. The Company also manufactures high temperature wire, insulated with silicone, used primarily in electric ranges and niche applications such as resistance heaters, motor leads and lighting products.

  Wire Harnesses

     The Company supplies wire harnesses to all of the leading domestic appliance manufacturers, including GE, Frigidaire, Maytag, Whirlpool, and Raytheon (Amana). A wire harness is comprised of an assembly of wires with connectors and terminals attached to their ends that transmit electricity between two or more points. For example, a wire harness used in a washing machine links the washing machine's control panel with its other electrical components, such as the motor.

     The Company also participates in several niche businesses oriented around its expertise and marketing presence in the appliance industry, including water inlet hoses for washing machines and resistance and appliance heaters. In addition, the Company produces truck trailer cable assemblies that transmit electrical current from the tractor to the trailer.

INDUSTRY TRENDS

     In recent years several key trends and events developed within the automotive and appliance industries which caused the Company to develop and execute new business strategies to maintain customer volume levels and meet competitive pressures. The trends and events included the implementation of the North American Free Trade Agreement ("NAFTA"), geographic relocation of production facilities and changes in customers' ordering patterns to match just-in-time inventory management practices.

     With the NAFTA agreement and competitive pressures, the automotive and appliance industry accelerated the shifting of production of harness assemblies to lower cost Mexican operations. In order to address the market's demands, the Company purchased ECM in December 1994 and began moving production from the Midwest to the Southwest and Mexico to retain its long-standing relationship with certain major customers and to achieve cost efficiencies. As the Company increased the transition of harness production to Mexican facilities it began closing several domestic harness facilities in fiscal 1995.


     At the time of the acquisition of KILP in 1992, the automotive marketplace accepted KILP's manufacturing philosophy and approach to customer service. KILP's manufacturing philosophy was geared toward meeting long lead-time orders for large quantities of certain types of automotive insulated wire. However, due to overall economic trends and changes within the automotive industry, KILP's customer base began to decrease the number and frequency of long lead-time orders and increased the number and frequency of short lead-time orders for small quantities of insulated wire. This allowed customers the ability to further reduce their on-hand inventories and led to more demanding customer service expectations and a change in KILP's production philosophy to fill the small orders and meet stringent delivery schedules. As a result, KILP's operating costs increased, because shorter production runs created more downtime, an increased number of setups and higher scrap rates. This shift was a significant factor in the Company's decision to acquire Dekko, which utilized product line focused facilities which were geared for shorter production runs and had a history of superior customer service and on-time delivery operating on that basis. In addition, several of these facilities were strategically located near the Southwest and Mexico. As the Company began integrating facilities purchased in the DWT Acquisition, it closed several insulated wire facilities during 1996.


MARKETING AND DISTRIBUTION

     The Company sells its products through a combination of direct (Company-employed) sales people, manufacturer's representatives and distributors. The Company's sales organization is supported by an internal marketing staff and a customer service group. Collectively, these departments act as a bridge between the Company's customers and its production and engineering staff. The Company's engineers work directly with customers in designing the wire or wire harness product that best fits their needs. In addition, engineers work closely with the Company's production managers, quality supervisors and customer service representatives to ensure the timely delivery of quality products.

KEY CUSTOMERS


     The Company sells its products primarily to major appliance manufacturers, automotive wire harness manufacturers and copper wire insulators who then sell to a diverse array of end users. The Company's customers are principally located in the United States. A substantial percentage of the Company's total sales are to GE. Sales to GE accounted for approximately 18% and 19% of the Company's total sales in 1996 and 1995, respectively. In connection with the acquisition of ECM, the Company entered into a supply agreement with GE, which expires December 31, 2006, pursuant to which the Company supplies substantially all of GE's domestic wire harness requirements for major kitchen and laundry appliances.


RAW MATERIALS

     The principal raw material used by the Company is copper, which is purchased in the form of 5/16 inch rod from the major copper producers in North America. Copper rod prices are based on market prices, which are generally established by reference to the COMEX, plus a premium charged to convert copper cathode to copper rod and deliver it to the required location. As a world traded commodity, copper prices have historically been subject to fluctuations, however, the Company generally passes the copper cost through to its customers. Management has no reason to believe that this practice will change.


     Other major raw materials consumed by the Company include: PVC resin, plasticizer, XLPE compound, and a wide variety of electro-mechanical components. The Company enters into long term supply agreements on a wide variety of materials consumed. Supplies of these materials are currently adequate to meet market needs.


MANUFACTURING

     The Company is committed to the highest quality standards for its products, a standard maintained in part by continuous improvements to its production processes and upgrades and investments to its manufacturing equipment. The Company's equipment can be adapted to satisfy the changing needs of its customers. The Company maintains advanced quality assurance and testing equipment to ensure the products it manufactures will consistently meet customer quality requirements. The following is a description of the Company's manufacturing facilities and processes for its major product lines.


     Non-Insulated Wire. As of June 30, 1997, the Company had nine facilities dedicated to the production of non-insulated wire. Five of these facilities are located in New York, two are located in Arkansas, one facility is located in Indiana and one facility is located in Texas. The manufacturing of non-insulated wire consists of three processes: wire drawing, plating and bunching and stranding.


     - Wire Drawing Process. Wire drawing involves a multi-step process in which 5/16 inch copper rod is drawn through a series of dies of decreasing diameters.

     - Plating Process. After being drawn, the Company's wire products may be plated through an electro-plating process. The Company has the capability to plate copper wire with tin and other metals. Approximately 30% of the Company's non-insulated wire products are plated with tin. The plating process prevents the bare copper from oxidizing and also allows the wire to be soldered, which is an important quality in many electrical applications.

     - Bunching and Stranding Process. Bunching and stranding is the process of twisting together single strand wires to form a construction ranging from seven to over 200 strands. If the wire is bunched, the individual strands of wire are twisted together in a random pattern. Bunched wire is typically used in power cords for lights and appliances. Stranded wire is composed of a number of single end wires twisted together in a specific geometric pattern where each strand's relative position is maintained throughout the length of the wire. Stranded wire is typically used in security systems, audio systems and intercom systems.


     Insulated Wire. As of June 30, 1997, the Company had thirteen manufacturing facilities used to insulate wire. Six of these facilities are located in Indiana, four are located in Texas, two are located in Alabama and one is located in Mexico. The production of insulated wire starts with noninsulated wire (primarily manufactured internally) and involves the following two processes:


     - Compounding Process. The Company produces PVC, polyethylene, rubber and silicone insulation formulations from basic components utilizing its own computerized mixing and blending systems and utilizes purchased compounds. The Company is capable of producing polymeric insulation compounds that meet specific customer requirements.

     - Extrusion Process. The Company insulates wire products with a polymeric insulating compound through an extrusion process. Extrusion involves the feeding, melting and pumping of insulating compounds through a die to shape it into its final form on the wire. In order to enhance the insulation properties of certain products, certain polymeric compounds can be cross-linked chemically after the extrusion process. The Company has extensive chemical cross-linking capabilities.


     Wire Harnesses. As of June 30, 1997, the Company had four wire harness manufacturing facilities in the U.S., most of which are located in the Midwest region of the nation, and two facilities located in Mexico. The manufacturing of wire harnesses involves the following four-step process:


     - Cutting and Stripping. Insulated copper wire, obtained primarily from internal sources, is fed through cutting machines that are programmed to cut wire to a certain length, strip the end of the wire and attach terminals or connectors.

     - Splicing and Connecting. In the second process, the lengths of wire are spliced or joined together and additional connectors and/or terminals are attached. Splicing, like cutting and stripping, lends itself to automation.

     - Harness Assembly. Once these two preparatory stages have been completed, the cut and spliced wires are brought to the assembly area. Assembly boards are used to guide each employee on the assembly line in the placement of designated wires.

     - Quality Control. After assembly, each harness is tested for continuity and analyzed by a trained inspector. Every assembly board is equipped with 100% continuity testers that are designed into the assembly board. These testers will pinpoint any defective circuits for repair or rework.

COMPETITION


     As a result of the diversity of the Company's product lines, the Company believes that no single competitor competes with the Company across the entire spectrum of the Company's product lines. However, in each of the Company's business segments, the Company experiences competition from at least one major competitor. The Company competes primarily on the basis of quality, reliability, price, reputation, customer service and delivery time. The Company believes it maintains a leading market share position in the non-captive (defined as third party purchases from independent suppliers) U.S. market for each of its business segments.


BACKLOG

     Due to the manner in which it processes its orders, the Company has no significant order backlog. The Company follows the industry practice of producing its products on an ongoing basis to meet customer demand without significant delay. Management believes the ability to supply orders in a timely fashion is a competitive factor in its market, and therefore, attempts to minimize order backlog to the extent practicable.

PATENTS AND TRADEMARKS

     The Company has seven patents, nine registered trademarks and three trademark applications. The Company does not believe that its competitive position is dependent on patent protection or that its operations are dependent on any individual patent or trademark or group of related patents or trademarks.

EMPLOYEES


     As of June 30, 1997, the Company employed approximately 7,500 full time employees, of which approximately 4,300 were located in Mexico and 145 (all located at the Company's plant in Rolling Prairie, Indiana) were represented by a labor union. The Company believes that it has a good relationship with its employees.


ENVIRONMENTAL MATTERS

     The Company is subject to a number of federal, state, local and foreign environmental laws and regulations relating to the storage, handling, use, emission, discharge, release or disposal of materials into the environment and the investigation and remediation of contamination associated with such materials. These laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Water Pollution Control Act, the Clean Air Act and the Resource Conservation and Recovery Act, the regulations promulgated thereunder, and any state analogs. The Company's operations also are governed by laws and regulations relating to employee health and safety. The Company believes that it is in material compliance with such applicable laws and regulations and that its existing environmental controls are adequate. Further, the Company has no current plans for substantial capital expenditures in this area.


     As is the case with most manufacturers, the Company could incur costs relating to environmental compliance, including remediation costs related to historical hazardous materials handling and disposal practices at certain facilities, although it does not believe that such costs would materially and adversely affect the Company. In the past the Company has undertaken remedial activities to address on-site soil contamination caused by historic operations. None of these cleanups have resulted in any material liability. Currently, the Company is involved with environmental monitoring activities at its Camden, New York and Jordan, New York facilities.


     The Company currently does not anticipate that compliance with environmental laws or regulations or the costs to remediate the sites discussed above will have material adverse effect on the Company's operations, financial condition or competitive position. As mentioned above, however, the risk of environmental liability and remediation costs is inherent in the nature of the Company's business and, therefore, there can be no assurances that material environmental costs, including remediation costs, will not arise in the future. In addition, it is possible that future developments (e.g., new regulations or stricter regulatory requirements) could result in the Company incurring material costs to comply with applicable environmental laws and regulations.

PROPERTIES


     The Company uses owned or leased properties as manufacturing facilities, warehouses and offices throughout the United States and Mexico. The Company's principal executive offices are located in St. Louis, Missouri. The Company considers its plants and equipment to be modern and well-maintained and providing adequate production capacity to meet expected demand for its products. All of the Company's owned properties are pledged to secure the Company's indebtedness under the Senior Bank Facility.

     Listed below are the principal manufacturing and distribution facilities operated by the Company as of June 30, 1997:



       LOCATION          SQUARE FEET   OWNED/LEASED                PRIMARY PRODUCTS/END USE
       --------          -----------   ------------                ------------------------
NON-INSULATED WIRE
Camden, NY.............    450,000         Owned      Single End, Bunched, Stranded, Cabled and
                                                        Electroplated Wire
Williamstown, NY.......    210,000         Owned      Single End, Bunched, Stranded and Cabled Wire
Bremen, IN.............    175,000         Owned      Bunched Wire
Camden, NY.............    150,000        Leased      Single End, Bunched, Stranded and Cabled Wire
Pine Bluff, AR.........    130,000         Owned      Single End, Bunched, Stranded and Cabled Wire
Jordan, NY.............    120,000        Leased      Single End, Bunched, Stranded, Shielding and Cabled
                                                        Wire
Cazenovia, NY..........     60,000         Owned      Braided Wire
El Paso, TX............     57,000         Owned      Bunched Wire
Elk Grove Village,          23,000        Leased      Distribution
  IL...................
Pine Bluff, AR.........     20,000         Owned      Shielding, Fine Pigtail and Braided Wire
Salisbury, NC..........     20,000        Leased      Distribution
Cerritos, CA...........     19,000        Leased      Distribution
INSULATED WIRE
Rolling Prairie, IN....    200,000         Owned      Automotive and Appliance
Avilla, IN.............    119,000         Owned      Appliance
Elkmont, AL............    115,000         Owned      Automotive
Corunna, IN............     72,000         Owned      Appliance
El Paso, TX............     72,000         Owned      Automotive
El Paso, TX............     70,000        Leased      Automotive
Kendallville, IN.......     61,000        Leased      Appliance and Automotive
El Paso, TX............     60,000         Owned      Automotive
Corunna, IN............     58,000         Owned      Appliance
Ardmore, AL............     45,000         Owned      Automotive
Nogales, Mexico........     42,000        Leased      Automotive
Albion, IN.............     39,000         Owned      Appliance and Automotive
El Paso, TX............     28,000        Leased      Automotive
WIRE HARNESSES
Chihuahua, Mexico......    195,000         Owned      Dishwashers, Laundry and Ranges
Juarez, Mexico.........    145,000        Leased      Refrigerators, Dishwashers and Ranges
Bucyrus, OH............     47,000        Leased      Truck Trailers and Farm Machinery
Mishawaka, IN..........     38,000         Owned      Water Inlet Hoses
Mishawaka, IN..........     29,000         Owned      Refrigerators, Dishwashers and Laundry
Erin, TN...............     25,000         Owned      Laundry, Ranges and Microwave


     The leases on the Company's Camden, New York and Jordan, New York facilities have remaining terms of approximately 15 years. The Company has an option to renew each of these leases for two terms of five years each or to purchase the facilities at their respective fair values or 90% of their respective fair values, depending on the time of exercise of the option to purchase. The lease on the Company's Nogales, Mexico facility has a remaining term of approximately three years. The lease on the Company's Juarez, Mexico facility has a remaining term of approximately six years. The leases on the Company's Kendallville, Indiana and El Paso, Texas facilities have remaining terms of approximately two years. The lease on the Company's Bucyrus, Ohio facility expires in November 1997. The leases on the Company's distribution facilities in Elk Grove Village, Illinois, Salisbury, North Carolina and Cerritos, California have remaining terms of approximately two, four and three years, respectively.

     The Company believes its facilities are suitable for their present and intended purposes and adequate for the Company's current level of operations.

LEGAL PROCEEDINGS

     The Company is a party to various legal proceedings and administrative actions, all of which are of an ordinary or routine nature incidental to the operations of the Company. In the opinion of the Company's management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company's results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the names and positions of the directors and executive officers of Holding and the Company. All directors hold office until the next annual meeting of stockholders of Holding and the Company, and until their successors are duly elected and qualified. All officers serve at the pleasure of the Board of Directors.


                   NAME                     AGE                   POSITION(S)
                   ----                     ---                   -----------
James N. Mills............................  59    Chairman of the Board and Chief Executive
                                                    Officer of Holding and the Company
Thomas P. Danis...........................  50    Director of Holding and the Company
Jack D. Furst.............................  38    Director of Holding and the Company
John A. Gavin.............................  65    Director of Holding and the Company
Charles W. Tate...........................  52    Director of Holding and the Company
Richard W. Vieser.........................  69    Director of Holding and the Company
Joseph M. Fiamingo........................  47    Director, President and Chief Operating
                                                  Officer of Holding and the Company
Rodney D. Kent............................  49    Director of Holding and the Company,
                                                  President and Chief Executive Officer of
                                                    Omega
Robert C. Kozlowski.......................  49    President -- Wire Technologies, Inc.
David M. Sindelar.........................  40    Senior Vice President and Chief Financial
                                                  Officer of Holding, Senior Vice President of
                                                    the Company
Larry S. Bacon............................  50    Senior Vice President -- Human Resources of
                                                    Holding and the Company
W. Thomas McGhee..........................  61    Secretary and General Counsel of Holding and
                                                    the Company
Glenn J. Holler...........................  49    Vice President -- Finance of the Company


     James N. Mills is Chairman of the Board and Chief Executive Officer of Holding and the Company and has held such positions since April 1995. Mr. Mills serves as Chairman of the Board, President and Chief Executive Officer of Mills & Partners. Mr. Mills is also Chairman of the Board and Chief Executive Officer of Berg Electronics Corp., Chairman of the Board of Berg Electronics Group, Inc., Chairman of the Board and Chief Executive Officer of Crain Holdings Corp., Crain Industries, Inc., Viasystems Group, Inc. and Copy USA Holdings Corp. Mr. Mills was Chairman of the Board and Chief Executive Officer of Jackson Holding Company and Jackson Products, Inc. from February 1993 through August 1995. Mr. Mills was Chairman of the Board and Chief Executive Officer of Thermadyne Holdings Corporation from February 1989 through February 1995 and Chairman of the Board and Chief Executive Officer of Thermadyne Industries, Inc. from 1987 to 1995. Mr. Mills was Executive Vice President of McGraw-Edison Company, a company engaged in the electronic, industrial, commercial and automotive industries, from 1978 to 1985, and served as Industrial Group President and President of the Bussmann Division of the McGraw-Edison Company from 1980 to 1984. Mr. Mills also serves as a director of Hat Brands Holding Corporation.

     Thomas P. Danis is a director of Holding and the Company and has held such positions since June 1995. Mr. Danis has been Chairman of the Board of AON Risk Services of Missouri, Inc., a company engaged in the insurance brokerage business, since 1993. In 1979, Mr. Danis co-founded an insurance brokerage firm, a joint venture with Corroon & Black, which was ultimately purchased by Corroon & Black in 1984. Mr. Danis also serves as a director of Commerce Bank, N.A.

     Jack D. Furst is a director of Holding and the Company and has held such positions since April 1995. Mr. Furst is a Managing Director and Principal of Hicks, Muse and has held such position since 1989. Mr. Furst has approximately 15 years of experience in merchant and investment banking. At Hicks, Muse, Mr. Furst is involved in all aspects of its business and has been actively involved in originating, structuring and monitoring of investments. Mr. Furst is primarily responsible for managing the relationship with Mills & Partners. Prior to joining Hicks, Muse, Mr. Furst was a vice president and subsequently a partner of Hicks & Haas Incorporated from 1987 to May 1989. From 1984 to 1986, Mr. Furst was a merger and acquisition/ corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a financial consultant at Price Waterhouse. Mr. Furst serves on the board of directors of Neodata Corporation, Desa International, Crain Industries and Cooperative Computing, Inc.

     John A. Gavin is a director of Holding and the Company and has held such positions since June 1995. Mr. Gavin is the founder and Chairman of the Board of Gamma Services, an international venture capital and consulting firm established in 1968, and is the Managing Director of Hicks, Muse, Tate & Furst (Latin America), Incorporated and has held such position since 1996. From 1987 to 1990, Mr. Gavin was President of Univisa Satellite Communications, a part of a Spanish-speaking broadcast network. Prior thereto, Mr. Gavin served as a Vice President of Atlantic Richfield Company from 1986. From 1981 to 1986, Mr. Gavin served as the United States Ambassador to Mexico. Mr. Gavin also serves as a director of Atlantic Richfield Company, Dresser Industries, Inc., Pinkerton's Inc., and the Hotchkis and Wiley Funds.

     Charles W. Tate is a director of Holding and the Company and has held such positions since April 1995. Mr. Tate is a Managing Director and Principal of Hicks, Muse. Before joining Hicks, Muse in 1991, Mr. Tate had over 19 years of experience in investment and merchant banking with Morgan Stanley & Co. Incorporated, including ten years in the mergers and acquisitions department and the last two and one-half years as a managing director in Morgan Stanley's merchant banking group. Mr. Tate serves as a director of The Morningstar Group Inc., DESA Holdings Corporation, Hat Brands Holding Corporation, Berg Electronics Corp., International Home Foods, Inc., Seguros Comercial America S.A. de C.V., and Vidrio Formas S.A. de C.V. He also served as a director of Berg Electronics Group, Inc. until August 1996 and Jackson Holding Company until August 1995.

     Richard W. Vieser is a director of Holding and the Company and has held such positions since September 1995. Mr. Vieser is the retired Chairman of the Board, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company), the former Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (formerly Midland-Ross Corporation), also diversified manufacturing companies, and the former President and Chief Operating Officer of McGraw-Edison Co. He is also a director of Berg Electronics Corp., Ceridian Corporation (formerly Control Data Corporation), Dresser Industries, Inc., INDRESCO Inc., Sybron International Corporation and Varian Associates, Inc. He also served as a director of Berg Electronics Group, Inc. until August 1996.

     Rodney D. Kent is a director of Holding and the Company and has held such positions since April 1995. Mr. Kent also serves as President and Chief Executive Officer of Omega and has held such position since 1983. Mr. Kent served as Assistant to the President of Omega from 1974 to 1983. Prior to joining Omega, Mr. Kent was employed with Flexo Wire from 1973 to 1974 and Camden Wire Company from 1970 to 1973. Mr. Kent also serves as a director of Oneida Savings Bank.

     Joseph M. Fiamingo is a director of Holding and the Company and has held such positions since October 1996. Mr. Fiamingo also serves as President and Chief Operating Officer of Holding and the Company and has held such positions since September 1996. Previously, Mr. Fiamingo held the position of Vice President of Operations and Technology of the Company from June 1996 and President and Chief Operating Officer of Wirekraft from October 1995. Prior thereto, Mr. Fiamingo was employed by General

Cable Corporation from 1972 to 1995 where he held various senior management level positions including President and Vice President and General Manager of several divisions of General Cable and most recently, Executive Vice President of Operations.

     Robert Kozlowski is President of Wire Technologies and has held such position since March 1996. Prior thereto, Mr. Kozlowski held various senior management level positions with the Group Dekko companies from 1983. Previously, Mr. Kozlowski spent ten years in the wire industry serving in various positions with Wyre Wynd and Laribee Wire.


     David M. Sindelar is Senior Vice President and Chief Financial Officer of Holding and Senior Vice President of the Company and has held such positions since April 1995. Mr. Sindelar is also Senior Vice President and Chief Financial Officer of Mills & Partners, Berg Electronics Corp., Crain Industries, Inc. and Crain Holdings Corp., Viasystems Group, Inc., Copy USA Holding Corp. and Senior Vice President of Berg Electronics Group, Inc. Mr. Sindelar was Senior Vice President and Chief Financial Officer of Jackson Holding Company from February 1993 through August 1995. From 1987 to February 1995, Mr. Sindelar held various other positions at Thermadyne Holdings Corporation including Senior Vice President and Chief Financial Officer, Vice President -- Corporate Controller and Controller.


     Larry S. Bacon is Senior Vice President -- Human Resources of Holding and the Company and has held such positions since April 1995. Mr. Bacon is also Senior Vice President -- Human Resources of Mills & Partners, Berg Electronics Corp., Berg Electronics Group, Inc., Crain Industries, Inc., Crain Holdings Corp., Viasystems Group, Inc., and Copy USA Holding Corp. Mr. Bacon was Senior Vice President -- Human Resources of Jackson Holding Company from February 1993 through August 1995. Previously, Mr. Bacon was Senior Vice President -- Human Resources of Thermadyne Holdings Corporation from September 1987 until February 1995.

     W. Thomas McGhee is Secretary and General Counsel of Holding and the Company and has held such positions since April 1995. Mr. McGhee is also a partner in the law firm of Herzog, Crebs and McGhee and has held that position since 1987. In addition, Mr. McGhee serves as Secretary and General Counsel of Berg Electronics Corp., Berg Electronics Group, Inc., Crain Industries, Inc., Crain Holdings Corp., Viasystems Group, Inc. and Copy USA Holding Corp.


     Glenn J. Holler is Vice President-Finance of the Company and has held such position since August 1996. Prior to joining the Company, Mr. Holler was employed by Vigoro Industries, Inc. as Vice President, Finance from 1994 to 1996 and Moog Automotive, Inc. from 1983 to 1994, most recently as Senior Vice President, Finance.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions are made by the Board of Directors. James N. Mills served as both an executive officer and director during 1996 and is expected to serve in such capacities in 1997.

COMPENSATION OF DIRECTORS

     Directors who are officers, employees or otherwise an affiliate of Holding or the Company receive no compensation for their services as directors. Each director of Holding and the Company who is not also an officer, employee or an affiliate of Holding or the Company (an "Outside Director") receives an annual retainer of $12,000 and a fee of $1,000 for each meeting of the board of directors at which the director is present. Directors of Holding and the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer, the four other most highly compensated executive officers of Holding and the Company and a former executive officer of the Company. Such compensation was paid by or on behalf of Wirekraft and Omega during the year ended December 31, 1994 and the first five months of 1995 and was paid by or on behalf of the Company during the remaining seven months of 1995, and during the year ended December 31, 1996. As of the date hereof, the Company has not granted any stock appreciation rights.

                           SUMMARY COMPENSATION TABLE


                                                               LONG-TERM
                                                              COMPENSATION
                                                              ------------
                                                                 AWARDS
                                              ANNUAL          ------------
                                         COMPENSATION(1)       SECURITIES
                                       --------------------    UNDERLYING         ALL OTHER
                                YEAR   SALARY($)   BONUS($)    OPTIONS(#)      COMPENSATION($)
                                ----   ---------   --------   ------------     ---------------
James N. Mills................  1996    485,281    548,000        412,188(2)            --
  Chairman of the Board and     1995    250,000     97,500        988,725(2)            --
  Chief Executive Officer of    1994    186,425    150,000             --               --
  Holding

Joseph M. Fiamingo............  1996    202,166    123,337        600,000(3)            --
  President and Chief           1995     32,685      8,500        400,000(3)            --
  Operating Officer of          1994         --         --             --               --
  Holding and the Company

Rodney D. Kent................  1996    323,911    193,714             --          142,289(4)
  President and Chief           1995    285,479     70,000        400,000(3)       129,766(4)
  Executive Officer of Omega    1994    240,419      2,340             --          124,072(4)

Robert C. Kozlowski...........  1996    194,609     98,066        400,000(3)            --
  President -- Wire             1995         --         --             --               --
  Technologies                  1994         --         --             --               --

David M. Sindelar.............  1996    201,422    121,000        309,143(2)            --
  Senior Vice President and     1995    108,833     48,000        741,547(2)            --
  Chief Financial Officer of    1994     26,234     25,000             --               --
  Holding, Senior Vice
  President of the Company

William J. Kriss(5)...........  1996    368,956         --             --               --
  President and Chief           1995    312,330    100,000      1,000,000(3)            --
  Operating Officer of          1994         --         --             --               --
  Holding and the Company


---------------

(1) Holding and the Company provide to certain executive officers, a car allowance, reimbursement for club memberships, insurance policies and certain other benefits. The aggregate incremental cost of these benefits to Holding and the Company for each officer do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(2) Reflects Performance Options (as hereinafter defined) granted by Holding. For a description of the material terms of such options, See
    "Management -- Benefit Plans -- Performance Options."


(3) Reflects options to purchase Common Stock of Holding, par value $0.01 per share ("Holding Common Stock") granted under the Option Plan (as hereinafter defined). The options vest in five equal annual installments commencing on the first anniversary date of the grant, subject to acceleration under certain circumstances, including a Change of Control (as defined in the Option Plan).


(4) Represents (i) $45,792, $43,347 and $43,347 in premiums paid on life insurance policies for the benefit of Mr. Kent in 1996, 1995 and 1994 respectively and (ii) $51,797, $41,536 and $42,300 in annual deferred compensation and $44,700, $44,883 and $38,425 in annual interest accruals thereon earned by Mr. Kent in 1996 and 1995 respectively, pursuant to his employment agreement.

(5) As of September 25, 1996, Mr. Kriss resigned as President and Chief Operating Officer of Holding and the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes option grants made during fiscal 1996 to the executive officers named above.

                                                                                                    POTENTIAL REALIZABLE VALUE
                                                        % OF TOTAL                                   AT ASSUMED ANNUAL RATES
                                                         OPTIONS                                          OF STOCK PRICE
                                          NUMBER OF     GRANTED TO                                   APPRECIATION FOR OPTION
                                          SECURITIES    EMPLOYEES                                            TERM(1)
                                          UNDERLYING    IN FISCAL        EXERCISE      EXPIRATION   --------------------------
                  NAME                    OPTIONS(#)       YEAR       PRICE($/SHARE)      DATE        5%($)           10%($)
                  ----                    ----------   ------------   --------------   ----------   ----------      ----------
James N. Mills..........................   412,188(2)      11.8%          $1.00(3)      03/05/06             0(4)            0(4)
Joseph M. Fiamingo......................   600,000(5)      17.1%          $1.00         11/08/06       378,000         954,000
Rodney D. Kent..........................        --           --              --               --            --              --
Robert C. Kozlowski.....................   400,000(5)      11.4%          $1.00         03/05/06       252,000         636,000
David M. Sindelar.......................   309,143(2)       8.8%          $1.00(3)      03/05/06             0(4)            0(4)
William J. Kriss........................        --           --              --               --            --              --

---------------

(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compound rates of appreciation of Holding Common Stock over the term of the options. These amounts represent certain assumed rates of appreciation only. Actual gains on the exercise of options are dependent on the future performance of Holding Common Stock. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

(2) Reflects Performance Options granted by Holding. For a description of the material terms of such options, see "Management -- Benefit
    Plans -- Performance Options."

(3) The exercise price for the Performance Options is initially equal to $1.00 per share and, effective each anniversary date of the grant date, the per share exercise price for the Performance Options is equal to the per share exercise price for the prior year multiplied by 1.09.


(4) The Performance Options are exercisable only in the event that HM Fund II realizes a 35% overall rate of return, compounded annually, on its equity funds invested in Holding. Accordingly, there is no potential realizable value to the Performance Options at compound appreciation rates of 5% and 10%.


(5) Reflects options to purchase Holding Common Stock granted under the Option Plan. The options vest in five equal annual installments commencing on the first anniversary date of the grant, subject to acceleration under certain circumstances, including a Change of Control (as defined in the Option
    Plan).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES


     No options were exercised by the executive officers named above during fiscal 1996. The following table summarizes the number of options exercised during fiscal 1996 and the value of unexercised options as of December 31, 1996. The per share fair market value of the Holding Common Stock used to make the calculations in the following table is $1.00, which is the per share price at which Holding Common Stock was sold in connection with the Wirekraft/Omega Acquisitions and the DWT Acquisition. Accordingly, the table indicates that the options had no value at the end of 1996 because the exercise price was equal to or greater than such fair market value.


                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                                                                        UNDERLYING UNEXERCISED       MONEY OPTIONS AT FISCAL YEAR
                                            SHARES                    OPTIONS AT FISCAL YEAR END                 END
                                           ACQUIRED       VALUE      ----------------------------    ----------------------------
                                          ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                  NAME                        (#)          ($)           (#)             (#)             (#)             (#)
                  ----                    -----------    --------    -----------    -------------    -----------    -------------
James N. Mills..........................       0            0               0         1,400,913           0               0
Joseph M. Fiamingo......................       0            0          80,000           920,000           0               0
Rodney D. Kent..........................       0            0          80,000           320,000           0               0
Robert C. Kozlowski.....................       0            0               0           400,000           0               0
David M. Sindelar.......................       0            0               0         1,050,690           0               0
William J. Kriss........................       0            0               0                 0           0               0

EMPLOYMENT AGREEMENTS

     James N. Mills Employment Agreement. Mr. James N. Mills entered into an employment agreement with Holding and the Company on June 12, 1995. Pursuant to such employment agreement, Mr. Mills will serve as the Chairman of the Board and Chief Executive Officer of Holding and the Company through June 11, 2000. Mr. Mills is required to devote such business time and attention to the transaction of the Company's business as is reasonably necessary to discharge his duties under the employment agreement. Subject to the foregoing limitation on his activities, Mr. Mills is free to participate in other business endeavors.

     The compensation provided to Mr. Mills under his employment agreement includes an annual base salary of not less than $300,000, subject to adjustment at the sole discretion of the Board of Directors of Holding, and such benefits as are customarily accorded the executives of Holding and the Company for as long as the employment agreement is in force. In addition, Mr. Mills is entitled to an annual bonus in an amount to be determined at the sole discretion of the Board of Directors of Holding.

     Mr. Mills' employment agreement also provides that if Mr. Mills' employment is terminated without cause, Mr. Mills will continue to receive his then current salary for the longer of the remainder of the employment period or 18 months following such termination. In addition, Mr. Mills' employment agreement provides that if Mr. Mills is terminated due to death or disability, Mr. Mills' estate, heirs, or beneficiaries, as applicable, will receive, in addition to any other benefits provided under any benefit plan, his then current salary for a period of 18 months from the date of termination.

     Joseph M. Fiamingo Employment Agreement. Mr. Joseph M. Fiamingo entered into an employment agreement with Holding and the Company on September 25, 1996. Pursuant to such employment agreement, Mr. Fiamingo will serve as President and Chief Operating Officer of Holding and the Company through September 24, 1999.

     The compensation provided to Mr. Fiamingo under his employment agreement includes an annual base salary of not less than $260,000, subject to adjustment at the sole direction of the Board of Directors of Holding, and such benefits as are customarily accorded the executives of Holding and the Company for as long as the employment agreement is in force. In addition, Mr. Fiamingo is entitled to an annual bonus in an amount to be determined by the Chairman of the Board of Holding of up to sixty-five percent of his base compensation.

     Mr. Fiamingo's employment agreement also provides that if Mr. Fiamingo's employment is terminated without cause, Mr. Fiamingo will continue to receive his then current salary for the remainder of such employment agreement. In addition, Mr. Fiamingo's employment agreement provides that if Mr. Fiamingo is terminated due to death or disability, Mr. Fiamingo's estate, heirs, or beneficiaries, as applicable, will receive, in addition to any other benefits provided under any benefit plan, his then current salary for a period of 12 months from the date of termination.

     Rodney D. Kent Employment Agreement. Mr. Kent entered into an employment agreement with Omega on March 14, 1995. Pursuant to such employment agreement, Mr. Kent will serve as President and Chief Executive Officer of Omega through March 28, 1998. Mr. Kent is required to devote substantially all of his business time and attention to the performance of his duties under the employment agreement.

     The compensation provided to Mr. Kent under his employment agreement includes an annual base salary of not less than $286,000 for the period ended March 31, 1996, not less than $302,000 for the period ended March 31, 1997, and not less than $325,000 thereafter, subject to increase at the sole discretion of the Board of Directors of Omega, and certain other benefits for as long as the employment agreement is in force. In addition, during each year of employment, an additional 15% of the annual base salary is credited to a deferred compensation account for the benefit of Mr. Kent, which deferred compensation account is annually credited with an interest accrual of 8% on the balance of the account for the prior year. Further, Mr. Kent is entitled to an annual bonus in an amount to be determined at the sole discretion of the Chairman of the Board of Holding of up to sixty-five percent of his annual base salary.

     Mr. Kent's employment agreement also provides that if Mr. Kent's employment is terminated without cause or due to disability or death, Mr. Kent or his estate, heirs or beneficiaries, as applicable, will receive, in addition to any other benefits provided him or them under any benefit plan, Mr. Kent's then current salary for a period of 24 months from Mr. Kent's termination without cause or his disability or death. In the event that Mr. Kent terminates his employment and receives a bona fide offer of employment from a competitor of the Company, Mr. Kent will receive, in addition to any other benefits provided under any benefit plan, Mr. Kent's then current salary for a period of 24 months from such termination, but only in the event that Omega elects to enforce certain non-competition provisions of the employment agreement.

     Robert C. Kozlowski Employment Agreement. Mr. Robert C. Kozlowski entered into an employment agreement with Holding and the Company on March 5, 1996. Pursuant to such employment agreement, Mr. Kozlowski will serve as President of Wire Technologies through March 4, 1999.

     The compensation provided to Mr. Kozlowski under his employment agreement includes an annual base salary of not less than $190,000, subject to adjustment at the discretion of the Chief Executive Officer of Holding and the Company, and such benefits as are customarily accorded the executives of Holding and the Company for as long as the employment agreement is in force. In addition, Mr. Kozlowski is entitled to an annual bonus in an amount to be determined by the Chief Executive Officer.

     Mr. Kozlowski's employment agreement also provides that if Mr. Kozlowski's employment is terminated without cause, Mr. Kozlowski will continue to receive his then current salary for the remainder of such employment agreement or 12 months, which ever is shorter. In addition, Mr. Kozlowski's employment agreement provides that if Mr. Kozlowski is terminated due to death or disability, Mr. Kozlowski's estate, heirs, or beneficiaries, as applicable, will receive, in addition to any other benefits provided under any benefit plan his then current salary for a period of 12 months from the date of termination.

     David M. Sindelar Employment Agreement. Mr. David M. Sindelar entered into an employment agreement with Holding and the Company on June 12, 1995. Pursuant to such employment agreement, Mr. Sindelar will serve as the Senior Vice President and Chief Financial Officer of Holding and Senior Vice President of the Company through June 11, 2000. Mr. Sindelar is required to devote such business time and attention to the transaction of the Company's business as is reasonably necessary to discharge his duties under the employment agreement. Subject to the foregoing limitation on his activities, Mr. Sindelar is free to participate in other business endeavors.

     The compensation provided to Mr. Sindelar under his employment agreement includes an annual base salary of not less than $150,000, subject to adjustment at the sole discretion of the Board of Directors of Holding, and such benefits as are customarily accorded the executives of Holding and Senior Vice President of the Company for as long as the employment agreement is in force. In addition, Mr. Sindelar is entitled to an annual bonus in an amount to be determined by the Chairman of the Board of Holding of up to sixty-five percent of his base compensation.

     Mr. Sindelar's employment agreement also provides that if Mr. Sindelar's employment is terminated without cause, Mr. Sindelar will continue to receive his then current salary for the longer of the remainder of the employment period or 18 months following such termination. In addition, Mr. Sindelar's employment agreement provides that if Mr. Sindelar is terminated due to death or disability, Mr. Sindelar's estate, heirs, or beneficiaries, as applicable, will receive, in addition to any other benefits provided under any benefit plan, his then current salary for a period of 18 months from the date of termination.

     William J. Kriss Employment Agreement. Mr. William J. Kriss entered into an employment agreement with Wirekraft on February 6, 1995. Mr. Kriss resigned as of September 25, 1996, but will continue to receive an annual base salary of $300,000 pursuant to the terms of such agreement, until February 6, 1998.

BENEFIT PLANS

  Stock Option Plan


     Holding's qualified and non-qualified stock option plan (the "Option Plan") provides for the granting of up to 4,795,322 shares of Holding Common Stock, to officers and key employees of Holding and the Company. Under the Option Plan, as of March 31, 1997, Holding has granted options to purchase 4,565,249 shares of Holding Common Stock, 3,550,000 at $1.00 per share, 65,249 at $1.625 per share and 950,000 at $1.40 per share, the fair market value of Holding Common Stock at the date of grant as determined by the Board of Directors of Holding. Such options vest ratably over a five year period commencing on the first anniversary date after the date of grant, subject to acceleration in the discretion of the committee appointed to administer the Option Plan in the event of a Change of Control (as defined in the Option Plan). Generally, an option may be exercised only if the holder is an officer or employee of Holding or the Company at the time of exercise. Options granted under the Option Plan are not transferable, except by will and the laws of descent and distribution. Except as expressly provided otherwise in any optionee's agreement relating to the grant of options under the Option Plan, in the event an optionee's employment with Holding, the Company or a related entity terminates at any time, Holding or its designees shall have the right to repurchase from the optionee (or optionee's representatives) (i) the number of shares of Holding Common Stock acquired upon exercise of an option and (ii) the optionee's right to acquire that number of shares of Holding Common Stock which an optionee can acquire upon exercise immediately prior to such repurchase. The purchase price to be paid is calculated on the basis of the fair market value (as defined in the Option Plan) of Holding Common Stock multiplied by the number of shares of Holding Common Stock to be acquired (less the aggregate exercise price in the event such repurchase option is exercised by Holding with respect to the optionee's right to acquire Holding Common Stock).


  Performance Options

     On March 31, 1995, Omega granted options (the "Performance Options") to purchase 1,958,762 shares of common stock of Omega ("Omega Common Stock"). Mr. Mills was granted Performance Options to purchase 652,921 shares of Omega Common Stock, and Performance Options to purchase the remaining 1,305,841 shares of Omega Common Stock were granted to certain officers of Omega who are also affiliated with Mills & Partners. In connection with the Wirekraft/Omega Acquisitions and pursuant to the terms of the option agreements (the "Performance Option Agreements") related to the Performance Options, the Performance Options became options to purchase an identical number of shares of Holding Common Stock.

     On June 12, 1995, the Company granted Performance Options to purchase 1,007,416 shares of Holding Common Stock. Mr. Mills was granted Performance Options to purchase 335,804 shares of Holding Common

Stock, and Performance Options to purchase the remaining 671,612 shares of Holding Common Stock were granted to certain officers of the Company who are also affiliated with Mills & Partners.

     On March 5, 1996, the Company granted Performance Options to purchase 1,236,566 shares of Holding Common Stock, Mr. Mills was granted Performance Options to purchase 412,188 shares of Holding Common Stock, and Performance Options to purchase the remaining 824,378 shares of Holding Common Stock were granted to certain officers of the Company who are also affiliated with Mills & Partners.

     The Performance Options are exercisable only in the event that HM Fund II has realized an overall rate of return of at least 35% per annum, compounded annually, on all equity funds invested by it in Holding. Subject to the foregoing, the Performance Options are exercisable (i) immediately prior to a Liquidity Event (as hereinafter defined), (ii) concurrently with the consummation of a Qualified IPO (as hereinafter defined), or (iii) on December 31, 2004 (with respect to the Performance Options granted on March 31, 1995 and June 12, 1995) or on December 31, 2005 (with respect to the Performance Options granted on March 5, 1996). A "Liquidity Event" generally means (i) one or more sales or other dispositions of Holding Common Stock if, thereafter, the amount of Holding Common Stock owned by HM Fund II is reduced by 50%, (ii) any merger, consolidation or other business combination of Holding pursuant to which any person or group acquires a majority of the common stock of the resulting entity, or (iii) any sale of all or substantially all of the assets of Holding. A "Qualified IPO" means a firm commitment underwritten public offering of Holding Common Stock for gross proceeds of at least $25.0 million.

     The exercise price for the Performance Options is initially equal to $1.00 per share and, effective each anniversary of the grant date, the per share exercise price for the Performance Options is equal to the per share exercise price for the prior year multiplied by 1.09. The exercise price of the Performance Options and the number of shares of Holding Common Stock for which the Performance Options are exercisable is subject to adjustment in the event of certain fundamental changes in the capital structure of Holding. The Performance Options terminate on the tenth anniversary of the date of grant.

                    OUTSTANDING VOTING SECURITIES OF HOLDING
                         AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     All of the issued and outstanding shares of capital stock of the Company are held by Holding. The following table sets forth as of June 30, 1997 certain information regarding the beneficial ownership of the voting securities of Holding by each person who beneficially owns more than 5% of any class of Holding voting securities and by the directors and certain executive officers of Holding, individually, and by the directors and executive officers of Holding as a group. The Class A Common Stock, par value $0.01 per share, of Holding ("Holding Class A Common Stock") votes together with the Holding Common Stock as a single class and is entitled to one vote for each share.



                                                      SHARES BENEFICIALLY OWNED(1)
                                   -------------------------------------------------------------------
                                                                    HOLDING CLASS A
                                     HOLDING COMMON STOCK             COMMON STOCK
                                   -------------------------    ------------------------
                                    NUMBER OF     PERCENT OF    NUMBER OF     PERCENT OF    PERCENT OF
                                     SHARES         CLASS         SHARES        CLASS         TOTAL
                                   -----------    ----------    ----------    ----------    ----------
5% Stockholders:
  HM Parties(2)..................  117,050,000      100.0%              --         --          90.0%
     c/o Hicks, Muse, Tate &
       Furst Incorporated 200
       Crescent Court, Suite 1600
       Dallas, Texas 75201
Officers and Directors:
  James N. Mills(3)..............    1,702,034        1.5%      13,000,000      100.0%         11.3%
  Thomas P. Danis................      100,000       *                  --         --          *
  Jack D. Furst(2)...............  117,050,000      100.0%              --         --          90.0%
  John A. Gavin..................      135,957       *                  --         --          *
  Charles W. Tate(2).............  117,050,000      100.0%              --         --          90.0%
  Rodney D. Kent(4)..............    5,780,000        4.9%              --         --           4.4%
  Richard W. Vieser..............      135,957       *                  --         --          *
  Joseph Fiamingo(5).............       80,000       *                  --         --          *
  David M. Sindelar(6)...........           --         --        3,648,482       28.1%          2.8%
  Larry S. Bacon(7)..............           --         --          875,507        6.7%         *
  W. Thomas McGhee(8)............           --         --          875,505        6.7%         *
  Robert C. Kozlowski(9).........           --         --               --         --            --
  William J. Kriss...............           --         --          514,124         --          *
  All executive officers and
     directors as a group (13
     persons)(10)................  117,050,000      100.0%      13,000,000      100.0%        100.0%


---------------

  *  Less than one percent.

 (1) Holding Class A Common Stock is convertible into Holding Common Stock (i) at the option of any holder thereof at any time, (ii) at the option of Holding upon the occurrence of a Triggering Event (as defined below), and
     (iii) mandatorily at March 31, 2005. A "Triggering Event" means any sale of substantially all of the assets of Holding or any merger, consolidation or other business combination of Holding in which Hicks, Muse and its affiliates cease to own at least 50% of the resulting entity. Each share of Holding Class A Common Stock is convertible into a fraction of a share of Holding Common Stock equal to the quotient of (i) the fair market value of a share of Holding Common Stock at the time of conversion less the sum of $.99 plus imputed interest thereon at a rate of 9% per annum, compounded annually, at the time of conversion, divided by (ii) the fair market value of a share of Holding Common Stock at the time of conversion. Because the fraction of a share of Holding Common Stock into which Holding Class A Common Stock is convertible is determinable only at the time of a conversion, shares of Holding Common Stock are not included in the shares of Holding Common Stock beneficially owned in the foregoing table.

 (2) Includes (i) shares owned of record by HM Fund II, a limited partnership of which the sole general partner is HM2/GP Partners, L.P., a limited partnership of which the sole general partner is Hicks, Muse GP Partners, L.P., a limited partnership of which the sole general partner is Hicks, Muse, Tate & Furst Fund II Incorporated, a corporation affiliated with Hicks, Muse; (ii) shares owned of record by HM2/Wire/Hunt Partners, L.P., HM2/Wire/Sunwestern Partners, L.P. and HM2/Wire/Hubbard Partners, L.P., limited partnerships of which the sole general partner is HM2/GP Partners, L.P.; and (iii) shares owned of record by certain individuals subject to an irrevocable proxy in favor of Hicks, Muse. Thomas O. Hicks is a controlling stockholder of Hicks, Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks, Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of Holding Common Stock held by HM Fund II. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Michael J. Levitt and Alan B. Menkes are officers, directors and minority stockholders of Hicks, Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of Holding Common Stock held by HM Fund II. Each of Messrs. Hicks, Muse, Tate, Furst, Stuart, Levitt and Menkes disclaims the existence of a group and disclaims beneficial ownership of Holding Common Stock not respectively owned of record by him.

 (3) Includes shares of Holding Class A Common Stock held by James N. Mills and shares of Holding Class A Common Stock that Mr. Mills has the power to vote by proxy. Does not include 1,400,913 shares of Holding Common Stock issuable to Mr. Mills upon the exercise of Performance Options that are not currently exercisable. See "Management -- Benefit Plans -- Performance Options."

 (4) Includes 80,000 shares of Holding Common Stock issuable to Mr. Kent upon exercise of options granted under the Option Plan that are currently exercisable. Does not include 320,000 shares of Holding Common Stock issuable to Mr. Kent upon exercise of options granted under the Option Plan that are not currently exercisable. See "Management -- Benefit
     Plans -- Option Plan."

 (5) Includes 80,000 shares of Holding Common Stock issuable to Mr. Fiamingo upon exercise of options granted under the Option Plan that are currently exercisable. Does not include 920,000 shares of Holding Common Stock issuable to Mr. Fiamingo upon exercise of options granted under the option plan that are not currently exercisable. See "Management -- Benefit
     Plans -- Option Plan."

 (6) Does not include 1,050,690 shares of Holding Common Stock issuable to Mr. Sindelar upon exercise of Performance Options that are not currently exercisable. See "Management -- Benefit Plans -- Performance Options."

 (7) Does not include 700,457 shares of Holding Common Stock issuable to Mr. Bacon upon exercise of Performance Options that are not currently exercisable. See "Management -- Benefit Plans -- Performance Options."

 (8) Does not include 700,456 shares of Holding Common Stock issuable to Mr. McGhee upon exercise of Performance Options that are not currently exercisable. See "Management -- Benefit Plans -- Performance Options."

 (9) Does not include 400,000 shares of Holding Common Stock issuable to Mr. Kozlowski upon exercise of options granted under the Option Plan that are not currently exercisable. See "Management -- Benefit Plans -- Performance Options."

(10) Includes shares of Holding Class A Common Stock which Mr. Mills has the power to vote by proxy. Does not include 5,652,516 shares of Holding Common Stock issuable to executive officers of Holding upon the exercise of Performance Options and options under the Option Plan that are not currently exercisable. See "Management -- Benefit Plans -- Performance Options."

                             CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

RELATIONSHIPS WITH HICKS, MUSE

  Monitoring and Oversight Agreement

     On June 12, 1995, Holding and the Company entered into a ten-year agreement (the "Monitoring and Oversight Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), a limited partnership of which the sole general partner is HM Partners Inc., a corporation affiliated with Hicks, Muse, pursuant to which they pay an annual fee of $500,000 for oversight and monitoring services to Holding and the Company. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of the Company, but in no event less than $500,000. Hicks Muse Partners also will be entitled to receive a fee equal to 1.5% of the transaction value (as hereinafter defined) for each add-on transaction (as hereinafter defined) in which the Company is involved. The term "transaction value" means the total value of any add-on transaction, including, without limitation, the aggregate amount of the funds required to complete the add-on transaction (excluding any fees payable pursuant to the Monitoring and Oversight Agreement and any fees, if any, paid to any other person or entity for financial advisory, investment banking, brokerage, or any other similar services rendered in connection with such add-on transaction) including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving Holding, the Company, or any of their respective subsidiaries and any other person or entity. On March 5, 1996, in connection with the DWT Acquisition, Holding and the company paid Hicks Muse Partners a cash financial advisory fee of approximately $2.5 million as compensation for its services as financial advisor. On February 12, 1997, in connection with the Camden Acquisition, Holding and the Company paid Hicks Muse Partners a cash financial advisory fee of approximately $900,000 as compensation for its services as financial advisor.

     Messrs. Tate and Furst, directors of Holding and the Company, are each principals of Hicks Muse Partners. In addition, Holding and the Company have agreed to indemnify Hicks Muse Partners, its affiliates and shareholders, and their respective directors, officers, agents, employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners in connection with the Monitoring and Oversight Agreement.

     The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by Holding and the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received and to be received by Holding and the Company.

  Stockholders Agreement


     Each investor in any class of common stock of Holding has entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement, among other things, grants preemptive rights and certain registration rights to the parties thereto and contains provisions requiring the parties thereto to sell their shares of common stock in connection with certain sales of Holding Common Stock by HM Fund II ("drag-along rights") and granting the parties thereto the right to include a portion of their shares of common stock in certain sales in which HM Fund II does not exercise its drag-along rights ("tag-along rights"). All parties to the Stockholders Agreement agree to take all action within their respective power (including the voting of Holding Common Stock and Holding Class A Common Stock) to cause the Board of Directors of the Company to at all times be constituted by the members designated by HM Fund II. In addition, the Stockholders Agreement contains an irrevocable proxy pursuant to which all parties to the Stockholders

Agreement (other than the initial holders of Holding Class A Common Stock and their transferees) grant to HM Fund II the power to vote all shares of Holding Common Stock held by such parties on all matters submitted to the Company's stockholders. Further, the Stockholders Agreement contains an irrevocable proxy pursuant to which the initial holders of Holding Class A Common Stock and their transferees grant to James N. Mills (HM Fund II if Mr. Mills is no longer an officer or director of Holding and the Company) the power to vote all shares of Holding Class A Common Stock held by such parties on all matters submitted to the Company's stockholders. The Stockholders Agreement terminates on its tenth anniversary date, although the preemptive rights, drag-along rights and tag-along rights contained therein terminate earlier upon the consummation of a firm commitment underwritten public offering of Holding Common Stock.



Notes Repurchase



     On June 20, 1997, the Company consummated the Notes Repurchase, pursuant to which the Company repurchased $5.0 million in aggregate principal amount of the Company's 14% Senior Subordinated Notes due 2005 for 113% of the principal amount of such notes, plus accrued and unpaid interest, from HM Fund II, and certain affiliates and principals of Hicks, Muse, including Messrs. Tate and Furst, directors of Holding and the Company.


                      DESCRIPTION OF SENIOR BANK FACILITY


     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Company's Senior Bank Facility. Capitalized terms used but not otherwise defined in this "Description of Senior Bank Facility" shall have the meaning to be ascribed to them in the Credit Agreement, as amended by the First Amendment.



     The Senior Bank Facility provides senior secured financing of up to $260.5 million, consisting of the $25.0 million Tranche A Loan, the $160.5 million Tranche B Loan and the $75.0 million Revolver.



     The Tranche A Loan amortizes quarterly with a maturity date of September 30, 2002, and the Tranche B Loan amortizes quarterly with a maturity date of September 30, 2003. Optional prepayments under the Term Facility will be allocated among the loans made thereunder as the Company may elect (other than certain installments of the Tranche B Loan) in connection with the first $10.0 million of such prepayments, and any amount of such optional prepayments in excess of $10.0 million and any mandatory prepayments will be allocated, on a pro rata basis, among the Tranche A Loan and the Tranche B Loan and thereafter applied in accordance with the then remaining number of scheduled principal installments of the Tranche A Loan and the Tranche B Loan, respectively.



     The Company has made principal payments in respect of the Term Facility of $5.0 million thus far in 1997. The Company is obligated to make principal payments in respect of the Term Facility of $1.6 million for the remainder of 1997, $3.5 million in 1998, $4.8 million in 1999, $6.0 million in 2000, $7.3 million in 2001, $46.4 million in 2002 and $115.9 million in 2003.



     The obligations of the Company under the Senior Bank Facility are unconditionally and irrevocably guaranteed by Holding and the Domestic Subsidiaries (the "Guarantors"). In addition, the Senior Bank Facility is secured by first priority or equivalent security interests in substantially all tangible and intangible assets of the Company and the Guarantors, including all the capital stock of, or other equity interests in, each other direct or indirect domestic subsidiary of the Company and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of the Company or any Guarantor (to the extent permitted by applicable contractual and legal provisions).



     At the Company's election, the interest rates per annum applicable to the Tranche A Loan and the Revolver are either the Eurodollar Rate plus 1.5%, 1.25% or 1.0% based upon a formula described in the Credit Agreement or the Alternate Base Rate plus 0.5%, 0.25% or 0.0% based upon a formula described in the Credit Agreement. In addition, at the Company's election, the interest rates per annum applicable to the Tranche B Loan will be either the Eurodollar Rate plus 2.0% or the Alternate Base Rate plus 1.0%. The Alternate Base Rate is the highest of Chase's Prime Rate, the Secondary Market Rate for Certificates of Deposit plus 1.0%, and the Federal Funds Rate plus 0.5%.

     The Company pays a per annum fee equal to the interest rate margin applicable to loans under the Revolver, which bear interest at the Eurodollar Rate, of the average daily face amount of outstanding letters of credit under the Revolver and a per annum fee equal to 0.5% on the undrawn portion of the commitments in respect of the Revolver.

     The Senior Bank Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Bank Facility the Company is required to comply with specified financial ratios and tests, including minimum interest coverage and maximum leverage ratios and a trailing four quarter minimum EBITDA test.


     The Senior Bank Facility also contains provisions that prohibit any modification of the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes Indenture or the Indenture in any manner adverse to the lenders under the Senior Bank Facility and that limit the Company's ability to refinance the 11 3/4% Notes, the 11 3/4% Series B Notes or the Notes without the consent of such lenders.



                       DESCRIPTION OF OTHER INDEBTEDNESS



     The description set forth below does not purport to be complete and is qualified in its entirety by reference to the 11 3/4% Notes, the 11 3/4% Notes Indenture, the 11 3/4% Series B Notes and the 11 3/4% Series B Notes Indenture. Capitalized terms used but not otherwise defined in this "Description of Other Indebtedness" shall have the meanings ascribed to them in the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes Indenture, as applicable.



     The Company currently has outstanding two issues of unsecured, Senior Subordinated Indebtedness, other than the Notes: the $150.0 million aggregate principal amount of 11 3/4% Notes and the $150.0 million aggregate principal amount of 11 3/4% Series B Notes. The Notes will rank pari passu with the 11 3/4% Notes and the 11 3/4% Series B Notes. The 11 3/4% Notes and the 11 3/4% Series B Notes are unconditionally guaranteed on an unsecured, senior subordinated basis, by the Subsidiary Guarantors.



     The 11 3/4% Notes were issued pursuant to the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes were issued pursuant to the 11 3/4% Series B Notes Indenture. Except as described below, the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes Indenture and the corresponding 11 3/4% Notes and 11 3/4% Series B Notes are substantially identical to the Indenture and the Notes, respectively, except that (i) the 11 3/4% Notes have been registered under the Securities Act and, therefore, do not bear legends restricting their transfer pursuant to the Securities Act and (ii) holders of the 11 3/4% Notes and the 14% Notes will not be entitled to the rights of holders of the Notes offered hereby under the Exchange and Registration Rights Agreement.



     The 11 3/4% Notes and the 11 3/4% Series B Notes bear interest at the rate of 11 3/4% per annum. The Notes bear interest at the rate of 14% per annum.



     At any time and from time to time prior to June 1, 1998, the Company may redeem in the aggregate up to $50.0 million principal amount of each of the 11 3/4% Notes and the 11 3/4% Series B Notes with the proceeds of one or more Equity Offerings by the Company or Holding (to the extent, in the case of Holding, that the net cash proceeds thereof are contributed to the equity capital of the Company) so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date, provided that at least $75.0 million, in the case of each of the 11 3/4% Notes and the 11 3/4% Series B Notes remains outstanding after each such redemption.



     Pursuant to the 11 3/4% Notes Indenture, the Company is required, subject to certain limitations and restrictions contained in the 11 3/4% Notes Indenture, to make an offer to purchase the 11 3/4% Notes to the extent of Net Available Cash from an Asset Disposition after application of such Net Available Cash to

(i) prepay, repay or purchase Senior Indebtedness or Indebtedness of a Wholly-Owned Subsidiary (in each case after other than Indebtedness owed to the Company) or (ii) invest or acquire Additional Assets. The Indenture contains a covenant identical to the 11 3/4% Notes Indenture described in the preceding sentence, except that the Company is required, subject to certain limitations and restrictions, described under "Description of the Notes -- Certain
Covenants -- Limitations on Sales of Assets and Subsidiary Stock," to make the offer to purchase the Notes only to the extent of Net Available Cash after the Company has made an offer to purchase the 11 3/4% Notes pursuant to the provision of the 11 3/4% Notes Indenture described above. The 11 3/4% Series B Indenture contains a covenant identical to the 11 3/4% Notes Indenture described in the penultimate sentence, except that the Company is required, subject to certain limitations and restrictions contained in the 11 3/4% Series B Notes Indenture, to make the offer to purchase the 11 3/4% Series B Notes only to the extent of Net Available Cash after the Company has made an offer to purchase the 11 3/4% Notes pursuant to the provision of the 11 3/4% Notes Indenture described above and an offer to purchase the Notes pursuant to the provision of the Indenture described above.


                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes are issued under an Indenture, dated as of February 12, 1997, between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes.

     Principal of, premium, if any, and interest on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at One State Street, New York, New
York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register.

     The Notes were issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

     The Notes are unsecured senior subordinated obligations of the Company, limited to $10 million aggregate principal amount, and will mature on June 1, 2005. Each Note bears interest at a rate of 14% per annum from the most recent date to which interest has been paid or provided for, payable semiannually on June 1 and December 1 of each year to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes are not redeemable at the option of the Company prior to June 1, 2000. On and after such date, the Notes are redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     If redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                            REDEMPTION
                          PERIOD                              PRICE
                          ------                            ----------
2000......................................................   105.875%
2001......................................................   103.917%
2002......................................................   101.958%
2003 and thereafter.......................................   100.000%


     In addition, the Indenture provides that at any time and from time to time prior to June 1, 1998, the Company may redeem in the aggregate up to $3.0 million principal amount of Notes with the proceeds of one or more Equity Offerings by the Company or Holding (to the extent, in the case of Holding, that the net cash proceeds thereof are contributed to the equity capital of the Company) so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $5.0 million aggregate principal amount of the Notes must remain outstanding after each such redemption. Following the Notes Repurchase, the only 14% Senior Subordinated Notes of the Company remaining outstanding are represented by the Notes in the aggregate principal amount of $5.0 million. Accordingly, this redemption option is no longer available with respect to the Notes.


     At any time on or prior to June 1, 2000, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at June 1, 2000 (such redemption price being described under "-- Optional Redemption") plus (2) all required interest payments due on such Note through June 1, 2000, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2000; provided, however, that if the period from the Redemption Date to June 1, 2000 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2000 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     Selection. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

RANKING


     The payment of the principal of, premium (if any), and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the payment when due of all Senior Indebtedness of the Company. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase as if they had occurred on that date the outstanding Senior Indebtedness of the Company would have been approximately $215.5 million (excluding unused commitments of $45.0 million under the Senior Bank Facility), and the Outstanding Guarantor Senior Subordinated Indebtedness would have been approximately $222.4 million (including guarantees of the Senior Bank Facility) and $305.0 million (consisting of the Subsidiary Guarantee and guarantees of the Company's 11 3/4% Notes and 11 3/4% Series B Notes). Although the Indenture contains limitations on the amount of additional Indebtedness that the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" below. All the operations of the Company are conducted through its subsidiaries. Each Subsidiary of the Company (other than foreign subsidiaries) have guaranteed the Company's obligations under the Senior Bank Facility. Although the Indenture limits the incurrence of Indebtedness of the Company's subsidiaries, such limitation is subject to a number of significant qualifications; moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See
"-- Certain Covenants -- Limitation on Indebtedness."


     "Senior Indebtedness" is defined, whether outstanding on the Issue Date or thereafter issued, as the Bank Indebtedness and all Indebtedness of the Company, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), or (4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations.


     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, including the 11 3/4% Notes and the 11 3/4% Series B Notes. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, no Subsidiary Guarantor shall incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.


     The Company may not pay principal of, premium (if any), or interest on, the Notes or make any deposit pursuant to the provisions described under Defeasance below and may not otherwise purchase or retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the holders are entitled to receive any payment, and until the Senior Indebtedness is paid in full, any payment or distribution to which holders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to holders that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness.


SUBSIDIARY GUARANTEE



     Each Subsidiary Guarantor fully and unconditionally guarantees, jointly and severally, to each holder and the Trustee, subject to subordination provisions substantially the same as those described above, the full and prompt payment of principal of and interest on the Notes, and of all other obligations under the Indenture. The Subsidiary Guarantors are Camden, ECM Holding Company, Omega, OWI Corporation, Wire Harness Industries, Inc., Wirekraft Employment Company, Wirekraft Industries, Inc. and Wire Technologies. The only Subsidiaries of the Company which are not Subsidiary Guarantors are ECM and Wirekraft Industries de Mexico, S.A. de C.V. ("Wirekraft Mexico").



     The Indebtedness evidenced by each Subsidiary Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) will be subordinated to Guarantor Senior Indebtedness on the same basis as the Notes are subordinated to Senior Indebtedness. As of March 31, 1997, after giving pro forma effect to the Rule 144A Offering, the Senior Debt Repayment and the Notes Repurchase, the aggregate principal amount of Guarantor Senior Indebtedness of the Subsidiary Guarantors would have been approximately $222.4 million (including guarantees of the Senior Bank Facility). See "-- Ranking" above.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including without limitation, any guarantees under the Senior Bank Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which is otherwise in compliance with the Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Bank Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer.


     Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, such guarantees are full and unconditional (subject to the fraudulent conveyance savings clause described above), and the aggregate net assets, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the net assets, earnings and equity of the Company on a combined basis. As of March 31, 1997, ECM and Wirekraft Mexico had assets of approximately $11.9 million and $2.8 million, respectively, and had insignificant revenues from third party sales.


CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than to Hicks, Muse, Mills & Partners or any of their Affiliates, officers and directors (the "Permitted Holders"); or

          (ii) a majority of the Board of Directors of Holdings or the Company shall consist of Persons who are not Continuing Directors; or

          (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Holding or the Company.

     Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.


     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Bank Facility. Future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. The occurrence of the events that would constitute a Change of Control would also constitute a "Change of Control" under the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes Indenture. In such a case, the Company would be subject to the same obligations with respect to the 11 3/4% Notes and the 11 3/4% Series B Notes as the Company would be subject to with respect to the Notes. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes, the 11 3/4% Notes or the 11 3/4% Series B Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Bank Indebtedness will prohibit the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any other Senior Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes, 11 3/4% Notes or 11 3/4% Series B Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.


CERTAIN COVENANTS

     The Indenture contains certain covenants including, among others, the following:

  Limitation on Indebtedness.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and any of its Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00 : 1.00, if such Indebtedness is Incurred on or prior to the second anniversary of the Issue Date, and 2.25 : 1.00, if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to (A) the Credit Agreement (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in clause (ii) of the definition thereof) or (B) any other agreements or indentures governing Senior Indebtedness; provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $240.0 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated); (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $10.0 million at any time outstanding; (iii) Permitted Indebtedness; and (iv) Indebtedness (other than Indebtedness described in clauses (i)-(iii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (iv) and then outstanding, will not exceed $25.0 million.


          (c) The Company shall not Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty to at least the same extent as such Guarantor Subordinated Obligation.



          (d) In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. No Subsidiary Guarantor shall Incur any Secured Indebtedness which is not Guarantor Senior Indebtedness unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's obligations under the Subsidiary Guaranty equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.



     Limitation on Layering. The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.


     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or a Subsidiary of the Company (and, if such Subsidiary is not a Wholly-Owned Subsidiary, to its other stockholders on a pro rata basis or on a basis no more favorable to such other stockholders), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Subsidiary of the Company or any Capital Stock of a Subsidiary of the Company held by any Affiliate of the Company, other than another Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other cash contributions to its capital subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the company or an employee stock ownership plan or similar trust);
(C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company or any of its Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred or Guaranteed by the Company or any of its Subsidiaries and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (E) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Subsidiaries in any Person resulting from repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Subsidiary of the Company; provided, however, that no amount shall be included under this clause (E) to the extent it is already included in Consolidated Net Income.

     (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) [intentionally omitted]; (vi) payments by the Company to fund (A) out of pocket expenses of Holding for administrative, legal and accounting services provided by third parties, or to pay franchise fees and similar costs; provided, however, any such administrative expenses shall not exceed an aggregate amount of $1,000,000 per annum, and (B) taxes of Holding; (vii) payments by the Company to Holding pursuant to the Monitoring and Oversight Agreement; (viii) payments of dividends on the Company's common stock after an initial public offering of common stock of the Company or of Holding in an annual amount not to exceed 6% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by the Company (directly or as a common equity contribution from Holding) from such initial public offering; (ix) payments by the Company to repurchase, or to enable Holding to repurchase, Capital Stock or other securities of Holding from members of management of Holding or the Company in an aggregate amount not to exceed $7,500,000; (x) payments to enable Holding to redeem or repurchase stock purchase or similar rights granted by Holding with respect to its Capital Stock in an aggregate amount not to exceed $500,000; (xi) payments, not to exceed $100,000 in the aggregate, to enable Holding to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; and
(xii) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger, Consolidation and Sale of Assets" covenant; provided, however, that no such payment may be made pursuant to this clause (xii) unless, after giving effect to such transaction, the Consolidated Coverage Ratio of the Company would be greater than 3.5 to 1.0; provided, further, that in the case of clauses (vii), (viii), (ix), (x), (xi) and (xii) no Default or Event of Default (in the case of clause (vii) such Default or Event of Default shall be limited to items (i) and (ii) under "-- Defaults") shall have occurred or be continuing at the time of such payment or as a result thereof.

     Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company; except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement; (b) any encumbrance of restriction with respect to such a Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders in any material respect, as determined in good faith by the senior management of the Company or Board of Directors of the Company, than encumbrances and restrictions with respect to such Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition and (g) encumbrances or restrictions arising or existing by reason of applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's senior management or the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as, the case may be) (A) first, to the extent the Company or any Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase (x) Senior Indebtedness or (y) Indebtedness of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election either (x) to the investment in or acquisition of Additional Assets or
(y) to prepay, repay or purchase (1) Senior Indebtedness or (2) Indebtedness of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company); (C) third, within 45 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
(B), to make an offer to purchase 11 3/4% Notes at par plus accrued and unpaid interest, if any, thereon in accordance with the provisions of the 11 3/4% Indenture; and (D) fourth, within 45 days of the later of the application of Net Available Cash in accordance with clauses (A), (B) and (C) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A), (B) and (C), to make an offer to purchase the Notes at par plus accrued and unpaid interest, if any, thereon in accordance with the provisions of the Indenture; and (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Company or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B), (C) and
(D) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C), (D) or (E) above, the Company or such Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $10 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).


     For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Subsidiary of the Company and the release of the Company or such Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Subsidiary of the Company from the transferee that are promptly converted by the Company or such Subsidiary into cash.


     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(D), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(E) above.


     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

     (b) The foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Subsidiaries, (iv) any transaction between Wholly-Owned Subsidiaries, (v) the payment of fees and indemnities to directors, officers and employees of the Company and its Subsidiaries in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Issue Date, (vii) any employment agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock), and (ix) any obligations of the Company pursuant to the Monitoring and Oversight Agreement.

     Limitation on Preferred Stock of Subsidiaries. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock (other than Acquired Preferred Stock); provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of "Limitation on Indebtedness" (treating the amount of all obligations of such Subsidiary with respect to the redemption, repayment of other repurchase of such Acquired Preferred Stock (but excluding any accrued dividends thereon) as Indebtedness solely for purpose of such calculation, but only to the extent that such obligations arise on or prior to the first anniversary of the Stated Maturity of the Notes).

     Limitation on Capital Stock of Subsidiaries. The Company will not permit any of its Subsidiaries to issue any Capital Stock (other than Preferred Stock) to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock (other than Preferred Stock) of a Subsidiary of the Company, if in either case as a result thereof such Subsidiary would no longer be a Subsidiary of the Company; provided, however that this provision shall not prohibit the Company or any of its Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Subsidiary.

     SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, and within 15 days after such reports are filed, provide the Trustee and the holders (at their addresses as set forth in the register of Notes) with the annual and quarterly reports and the information, documents and other reports which are otherwise required pursuant to Section 13 of the Exchange Act. In addition, following the registration of the common stock of the Company pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company shall furnish to the Trustee and the holders, promptly upon their becoming available, copies of the Company's annual report to stockholders and any other information provided by the Company to its public stockholders generally.


     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "Limitation on Indebtedness"; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor, the Company, in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), (1) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "Ranking" above,
(ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking" above, (iii) the failure by the Company to comply with its obligations under "Certain Covenants -- Merger and Consolidation" above,
(iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), other than "-- Merger and Consolidation," (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such default shall not have been cured or such acceleration rescinded after a 10 day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree for the payment of money in excess of $10 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and nonappealable (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), or (viii) under "Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE


     IBJ Schroder Bank & Trust is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Trustee is also the trustee under the 11 3/4% Notes Indenture and the 11 3/4% Series B Notes Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS


     "11 3/4% Notes" means the Company's 11 3/4% Senior Subordinated Notes due 2005 issued pursuant to the 11 3/4% Notes Indenture.



     "11 3/4% Notes Guarantee" means the Guarantee of the Subsidiary Guarantors (as defined in the 11 3/4% Notes Indenture) set forth in Article XI of the 11 3/4% Notes Indenture.



     "11 3/4% Notes Indenture" means the Indenture, dated June 12, 1995, among the Company, the Subsidiary Guarantors (as therein defined) and IBJ Schroder Bank & Trust Company, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.


     "Acquired Preferred Stock" means Preferred Stock of any Person which was issued and outstanding at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Subsidiary of the Company; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business,
(iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds less than $2.5 million in the aggregate in any calendar year, and (v) transactions permitted under "Certain Covenants -- Merger and Consolidation" above.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable by the Company under or in respect of the Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.


     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters: provided, however, that (1) if the Company or any of its Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected minimum balance of such Indebtedness (as determined in good faith by senior management of the Company and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period any Indebtedness of the Company or any of its Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Company or any of its Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period the Company or any of its Subsidiaries (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any Investment in a Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, and (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Company or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from

Subsidiaries covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,
(iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, and (vi) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the company or any of its Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the Company or any of its Subsidiaries in such Person.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Director" means, as of the date of determination, any person who (i) was a member of the Board of Directors of Holding or the Company on the date of the Indenture, (ii) was nominated for election or elected to the Board of Directors of Holding or the Company with the affirmative vote of a majority of the continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     "Credit Agreement" means (i) the Credit Agreement, dated as of March 5, 1996, among Holding, the Company, Chemical Bank, as Administrative Agent, Bankers Trust Company, as Documentation Agent, and the lenders party thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock.

     "Equity Offering" means an offering for cash by Holding or the Company of its common stock, or options, warrants or rights with respect to its common stock.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, the Guarantee of the Bank Indebtedness by such Subsidiary Guarantor, all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company and all Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligation of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor.


     "Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the 11 3/4% Subsidiary Guarantee, the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.


     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement among Hicks Muse Partners, the Company and Holding as in effect on the Issue Date.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Subsidiary.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Permitted Indebtedness" means (i) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (x) the Notes, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iv) of paragraph (b) of the covenant described under "Limitation on Indebtedness" and other than Indebtedness Incurred pursuant to clause (i) above or clauses (iv), (v) or (vi) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred pursuant to paragraph (a) of the covenant described under "Limitation on Indebtedness"; (iii) (A) Indebtedness of a Subsidiary Incurred and outstanding on the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) of the description of "Limitation on Indebtedness" above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by a Subsidiary in respect of Indebtedness Incurred by such Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any person acquiring all or any portion of such business assets or Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $10 million; and (vi) Indebtedness consisting of (A) Guarantees by the Company or a Subsidiary of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Indenture and (B) Guarantees by a Subsidiary of Senior Indebtedness Incurred by the Company without violation of the Indenture (so long as such Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture).

     "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary of the Company; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees for purposes of purchasing the Company's common stock in an aggregate amount outstanding at any one time not to exceed $5 million and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Related Business or a loan or advance to the Company the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $20 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause
(viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by the Company or any Subsidiary as consideration for asset dispositions effected in compliance with "Limitations on Sales of Assets and Subsidiary Stock"; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

     "Person" means any individual, corporation, partnerships joint venture, association, joint-stock company, trust, unincorporated organizations government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     A "Public Market" exists at any time with respect to the common stock of Holding or the Company if (a) the common stock of Holding or the Company, as applicable, is then registered with the Securities Exchange Commission pursuant to Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of Holding or the Company, as applicable, has been distributed prior to such time by means of an effective registration statement under the Securities Act of 1933.


     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(i) the

Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced.


     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors.

     "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.


     "Senior Subordinated Indebtedness" means the 11 3/4% Notes, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.


     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.


     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.


     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.


     "Subsidiary Guarantors" means each Subsidiary of the Company in existence on the Issue Date (other than ECM and Wirekraft Mexico) and each Subsidiary (other than foreign Subsidiaries) created or acquired by the Company after the Issue Date and which becomes a party to the Indenture pursuant to Section 11.7 thereof.


     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly-Owned Subsidiary" means a Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                SELLING SECURITYHOLDER AND PLAN OF DISTRIBUTION



     The following table sets forth the names of the Selling Securityholder, the principal amount of the securities that the Selling Securityholder may offer and sell pursuant to this Prospectus, and the securities beneficially owned by the Selling Securityholder. Because the Selling Securityholder may sell all or a portion of its securities at any time and from time to time after the date hereof, no estimate can be made of the amount of securities offered hereby that the Selling Securityholder may retain upon completion of the offering to which this Prospectus relates. The Selling Securityholder has not had any material relationship with the Company except as set forth in the notes to the table below and as more fully described elsewhere in this Prospectus.



                                                              PRINCIPAL AMOUNT OF SECURITIES
                                                              -------------------------------
                                                                                 BENEFICIAL
                                                                                OWNERSHIP OF
                  NAME OF BENEFICIAL OWNER                    NOTES OFFERED         NOTES
                  ------------------------                    --------------    -------------
Chase Equity Associates(1)..................................    $5,000,000        $5,000,000


---------------


(1) Chase Equity Associates owns warrants to purchase less than 4% of the outstanding shares of Holding Common Stock and is an affiliate of the Chase Manhattan Bank, which is Administrative Agent and a lender under the Senior Bank Facility. Chase Securities Inc., an affiliate of Chase Equity Associates, served as an initial purchaser in the Rule 144A Offering. An affiliate of Chase Equity Associates is a limited partner of HM Fund II. In addition, the Chase Manhattan Bank and its affiliates participate on a regular basis in various general financing, advisory and banking transactions for Hicks, Muse and its affiliates, including the Company. See "Description of Senior Bank Facility."



     The Company will not receive any proceeds from the offering to which this Prospectus relates. The Selling Securityholder may sell the securities offered hereby through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers in one or more transactions in the over-the-counter market, if such a market develops, or in privately negotiated transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Securityholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Such underwriters, dealers, brokers or other agents may receive compensation in the form of discounts or commissions from the Selling Securityholder and may receive commissions from the purchasers of such securities for whom they act as agent.



     The Selling Securityholder and any dealer, broker or other agent selling securities offered hereby for the Selling Securityholder or purchasing any such securities from the Selling Securityholder for purposes of resale may be deemed to be an underwriter under the Securities Act and any compensation received by the Selling Securityholder, dealer, broker or other agent may be deemed underwriting compensation. Neither the Company nor the Selling Securityholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Securityholder and any dealer, or broker or other agent.


     To comply with certain states' securities laws, if applicable, the securities offered hereby may be sold in such states only through brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


     In accordance with the provisions contained in the Preferred Stock and Warrant Purchase Agreement dated as of March 5, 1996, by and among Holding, the Company, Chase Equity Associates and HM Fund II ("the Preferred Stock and Warrant Purchase Agreement") pursuant to which the Registration Statement of which this Prospectus is a part has been filed, the Company is obligated under certain circumstances to indemnify the Selling Securityholder, its officers, directors and agents, and controlling persons, and each underwriter in an offering or sale of such securities, against certain liabilities related to such sale or disposition, including liabilities arising under the Securities Act or to contribute to payments which such persons or entities may be required to make in respect thereof. In accordance with the Preferred Stock and Warrant Purchase Agreement, the Company may, in certain circumstances, also be entitled to indemnification or contribution by the Selling Securityholder or underwriters participating in an offering of the securities to which this Prospectus relates.


     Pursuant to the Preferred Stock and Warrant Purchase Agreement, the Company has agreed to pay, with certain limited exceptions, all the expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement, including without limitation, all registration, filing, securities exchange listing and fees of any applicable stock exchange, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing duplicating and printing expenses, messenger and delivery expenses, and the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, the fees and disbursements of counsel retained by the holders of the Notes being registered and transfer taxes, if any, in respect of Notes, which shall be borne by the sellers of the Notes. The Company estimates that the foregoing expenses in connection with the registration of the securities will be approximately $143,000.

     The Notes are a new issue of securities for which there is no public market. The Company does not intend to list the Notes on any securities exchange. Accordingly, no assurance can be given as to (i) the likelihood that an active market for the Notes will develop, (ii) the liquidity of any such market, (iii) the ability of holders to sell their Notes or (iv) the prices that they may obtain for their Notes upon any sale. Future trading prices for the Notes will depend upon many factors, including, among others, the Company's operating results, the market for similar securities and fluctuating interest rates.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion summarizes the material United States Federal income tax considerations generally applicable to holders acquiring the Notes, but does not purport to be a complete analysis of all potential consequences. The discussion is based upon the Code, Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes.


     The discussion assumes that the holders of the Notes will hold them as "capital assets" within the meaning of Section 1221 of the Code. The Company intends to treat the Notes as indebtedness for federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected. The discussion is not binding on the IRS or the courts. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

     The tax treatment of a holder of the Notes may vary depending on such holder's particular situation or status. Certain holders (including S corporations, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and taxpayers subject to alternative minimum tax) may be subject to special rules not discussed below. The following discussion is limited to the United States Federal income tax consequences relevant to a holder of the Notes that is an individual who is a citizen or resident of the United States, a corporation or partnership created or organized under the laws of the United States, or any political subdivision thereof, or an estate or trust otherwise subject to U.S. Federal income taxation of its worldwide income. The following discussion does not consider all aspects of United States Federal income tax that may be relevant to the purchase, ownership and disposition of the Notes by a holder in light of such holder's personal circumstances. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

STATED INTEREST ON NOTES

     A holder of a Note will be required for federal income tax purposes to report stated interest on the Note as income in accordance with the holder's method of accounting for tax purposes.

ISSUE PRICE OF NOTES

     The "issue price" of a debt instrument issued in exchange for property generally should equal its stated principal amount, as long as the debt instrument provides for "adequate stated interest." In certain "potentially abusive" situations, such as when a debt instrument provides for "clearly excessive" interest, the "issue price" of a debt instrument may be determined by reference to the fair market value of the property acquired in exchange therefor. Because the Notes provide for "adequate stated interest," the Company believes that the issue price of the Notes is their stated principal amount. Accordingly, because interest payments with respect to the Notes should qualify as "qualified stated interest," the "stated redemption price at maturity" of the Notes should equal the "issue price" of the Notes, and therefore the Notes should not have any original issue discount.

AMORTIZABLE BOND PREMIUM ON NOTES

     If the holder's basis in the Notes exceeds the amount payable at the maturity date (or earlier call date, if appropriate), such excess will be deductible by the holder of the Notes as amortizable bond premium over the term of the Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula, if an election by the holder under section 171 of the Code is made or is already in effect. An election under section 171 of the Code is available only if the Notes are held as capital assets. This election is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Notes will be reduced. Except any may otherwise be provided in future Treasury Regulations, the amortizable bond premium will be treated as an offset to interest income on the Exchange Debentures rather than as a separate deduction item. Recently proposed Treasury Regulations, which are not yet effective, would modify the described rules under section 171 in order to coordinate such rules with the rules relating to original issue discount.

MARKET DISCOUNT

     The market discount rules generally provide that, if a holder of a debt instrument purchases it at a "market discount" and thereafter realizes gain upon a disposition or a retirement of the debt instrument, the lesser of such gain or the portion of the market discount that has accrued on a straight-line basis (or on a constant interest rate basis, if such alternative rate of accrual has been elected by the holder under section 1276(b) of the Code) while the debt instrument was held by such holder will be taxed as ordinary income at the time of such disposition. "Market discount" with respect to a Note will be the amount, if any, by which the "stated redemption price at maturity" of the Note exceeds the holder's basis in the Note immediately after such holder's acquisition, subject to a de minimis exception.

     A holder who acquires a Note at a market discount will also be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Note until the holder disposes of the Note in a taxable transaction. Moreover, to the extent of any accrued market discount on such Notes, any partial principal payment with respect to the Notes will be includible as ordinary income upon receipt, as will the Note's fair market value on certain otherwise non-taxable transfers (such as gifts).

     A holder of Notes acquired at a market discount may elect for federal income tax purposes to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other disposition of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such Notes, would not apply.

REDEMPTION, SALE OR EXCHANGE OF NOTES

     Generally, any redemption, sale or exchange of Notes by a holder would result in taxable gain or loss equal to the difference between the sum of amount of cash and the fair market value of other property received (except to the extent that cash received is attributable to accrued interest, which portion of the consideration would be taxed as ordinary income if such interest was previously untaxed) and the holder's adjusted tax basis in the Notes. Subject to the above discussion of market discount, such gain or loss would be capital gain or loss, long-term if the holder's holding period for the Notes exceeds one year.

BACKUP WITHHOLDING

     Under the Code, a holder of Notes may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to interest payments or gross proceeds. This withholding generally applies only if the holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Corporations and certain other entities described in the Code and Treasury Regulations are exempt from such withholding if their exempt status is properly established. Holders of Notes should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption.

     THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PURCHASER OF NOTES SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                                 LEGAL MATTERS

     The validity of the issuance of the securities offered hereby has been passed upon for the Company by Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), Dallas, Texas. R. Scott Cohen, who is a partner in Weil, Gotshal & Manges LLP owns 12,000 shares of Holding Common Stock. Other than the foregoing, no attorney of Weil, Gotshal & Manges LLP owns any shares of Holding Common Stock or otherwise has a substantial interest in the Company.

                                    EXPERTS


     The consolidated financial statements of the Company as of December 31, 1996 and 1995, for the year ended December 31, 1996 and the seven months ended December 31, 1995, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. The combined financial statements of Dekko as of December 28, 1995 and for each of the years ended December 28, 1995 and December 29, 1994, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. The consolidated financial statements of Wirekraft Holdings Corp. for the six months ended May 31, 1995 and for the year ended November 30, 1994, have been included herein in reliance on the Report of Coopers & Lybrand L.L.P., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. The statement of direct revenues and expenses for ECM for the period January 1, 1994 through November 30, 1994, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent certified public accountants, given an authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
INTERNATIONAL WIRE GROUP, INC.
  Report of Coopers & Lybrand L.L.P., Independent Public
     Accountants............................................
  Consolidated Balance Sheets as of December 31, 1996 and
     December 31, 1995......................................
  Consolidated Statements of Operations for the year ended
     December 31, 1996 and seven months ended December 31,
     1995...................................................
  Consolidated Statements of Stockholder's Equity for the
     year ended December 31, 1996 and seven months ended
     December 31, 1995......................................
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1996 and seven months ended December 31,
     1995...................................................
  Notes to Consolidated Financial Statements................
  Consolidated Balance Sheet as of March 31, 1997
     (unaudited)............................................
  Consolidated Statements of Operations for the three months ended March 31, 1997 and 1996 (unaudited)..............
  Consolidated Statements of Stockholder's Equity for the
     three months ended March 31, 1997 (unaudited)..........
  Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and 1996 (unaudited)..............
  Notes to Consolidated Financial Statements (unaudited)....

DEKKO WIRE TECHNOLOGIES
  Report of Coopers & Lybrand L.L.P., Independent Public
     Accountants............................................
  Combined Balance Sheet as of December 28, 1995............
  Combined Statements of Income, for the two years ended
     December 28, 1995 and December 29, 1994................
  Combined Statements of Shareholders' Equity for the two
     years ended December 28, 1995 and December 29, 1994....
  Combined Statements of Cash Flows for the two years ended
     December 28, 1995 and December 29, 1994................
  Notes to Combined Financial Statements....................

WIREKRAFT HOLDINGS CORP. (FORMERLY WB HOLDINGS INC.)
  Report of Coopers & Lybrand L.L.P., Independent Public
     Accountants............................................
  Consolidated Statements of Operations for the six months
     ended May 31, 1995 and the year ended November 30,
     1994...................................................
  Consolidated Statements of Stockholders' Equity for the
     six months ended May 31, 1995 and the year ended
     November 30, 1994......................................
  Consolidated Statements of Cash Flows for the six months
     ended May 31, 1995 and the year ended November 30,
     1994...................................................
  Notes to Consolidated Financial Statements................

OMEGA WIRE CORP.
  Report of Coopers & Lybrand L.L.P., Independent Public
     Accountants............................................
  Consolidated Statement of Operations for the two months
     ended May 31, 1995.....................................
  Consolidated Statement of Stockholders' Equity for the two
     months ended May 31, 1995..............................
  Consolidated Statement of Cash Flows for the two months
     ended May 31, 1995.....................................
  Notes to Consolidated Financial Statements................

THL-OMEGA HOLDING CORPORATION
  Report of Coopers & Lybrand L.L.P., Independent Public
     Accountants............................................
  Consolidated Statement of Operations and Retained Earnings
     for the three months ended March 31, 1995..............
  Consolidated Statement of Cash Flows for the three months
     ended March 31, 1995...................................

                                                               PAGE
                                                               ----
  Notes to Consolidated Financial Statements................

ELECTRO COMPONENTES DE MEXICO, S.A. DE C.V. AND CERTAIN
  RELATED ASSETS OF GENERAL ELECTRIC COMPANY
  Report of Coopers & Lybrand L.L.P., Independent Public
     Accountants............................................
  Statement of Direct Revenues and Expenses for the eleven
     months ended November 30, 1994.........................
  Notes to Financial Statements.............................

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
International Wire Group, Inc.:

     We have audited the accompanying consolidated balance sheets of International Wire Group, Inc. and subsidiaries as of December 31, 1996 and December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and seven months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Wire Group, Inc. and subsidiaries as of December 31, 1996 and December 31, 1995, and the consolidated results of their operations and their cash flows for the year ended December 31, 1996 and the seven months ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
St. Louis, Missouri
February 28, 1997

                         INTERNATIONAL WIRE GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1996            1995
                                                              ------------    ------------
Current assets:
  Accounts receivable, less allowance of $1,363, and $860...    $ 71,181        $ 47,180
  Inventories...............................................      60,362          57,777
  Prepaid expenses and other................................       5,060           2,733
  Deferred income taxes.....................................       4,741             125
                                                                --------        --------
          Total current assets..............................     141,344         107,815
  Property, plant and equipment, net........................     118,551          82,259
  Deferred financing costs, net.............................      21,222          16,688
  Intangible assets, net....................................     244,655         215,400
  Other assets..............................................       5,248           5,758
                                                                --------        --------
          Total assets......................................    $531,020        $427,920
                                                                ========        ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term obligations...............    $ 20,948        $ 12,662
  Accounts payable..........................................      45,832          37,627
  Accrued and other liabilities.............................      33,150          20,323
  Customers' deposits.......................................       8,033           5,688
  Accrued interest..........................................       4,648           2,516
                                                                --------        --------
          Total current liabilities.........................     112,611          78,816
Long-term obligations, less current maturities..............     426,719         326,015
Deferred income taxes.......................................      14,719           8,194
Other long-term liabilities.................................      12,162           4,897
                                                                --------        --------
          Total liabilities.................................     566,211         417,922
                                                                --------        --------
Stockholders' equity:
  Common stock, $.01 par value, 1,000 shares authorized,
     issued and outstanding.................................          --              --
  Series A senior cumulative exchangeable redeemable
     preferred stock, $.01 par value, $25 liquidation value,
     400,000 shares authorized, issued and outstanding......           4              --
  Contributed capital.......................................     125,340          81,051
  Carryover of predecessor basis............................     (67,762)        (67,762)
  Accumulated deficit.......................................     (92,773)         (3,291)
                                                                --------        --------
          Total stockholders' equity........................     (35,191)          9,998
                                                                --------        --------
          Total liabilities and stockholders' equity........    $531,020        $427,920
                                                                ========        ========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                    SEVEN MONTHS
                                                                YEAR ENDED              ENDED
                                                             DECEMBER 31, 1996    DECEMBER 31, 1995
                                                             -----------------    -----------------
Net sales..................................................      $546,981             $245,583
Operating expenses:
  Cost of goods sold.......................................       420,823              195,221
  Selling, general and administrative......................        43,885               17,129
  Depreciation and amortization............................        31,341               11,020
  Impairment, unusual and plant closing charges............        84,250                1,750
  Inventory valuation adjustment...........................         8,500                   --
                                                                 --------             --------
Operating income (loss)....................................       (41,818)              20,463
Other income (expense):
  Interest expense.........................................       (43,013)             (19,931)
  Amortization of deferred financing costs.................        (3,701)              (1,468)
  Other, net...............................................           312                 (158)
                                                                 --------             --------
Loss before income tax provision...........................       (88,220)              (1,094)
Income tax provision.......................................         1,262                2,197
                                                                 --------             --------
Net loss...................................................      $(89,482)            $ (3,291)
                                                                 ========             ========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE
                      SEVEN MONTHS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                    CARRYOVER
                                                                       OF
                               COMMON    PREFERRED   CONTRIBUTED   PREDECESSOR   ACCUMULATED
                                STOCK      STOCK       CAPITAL        BASIS        DEFICIT      TOTAL
                               -------   ---------   -----------   -----------   -----------   --------
Capital contributed..........  $    --      $--       $ 81,951      $     --      $     --     $ 81,951
Issuance costs...............       --       --           (900)           --            --         (900)
Carryover of predecessor
  basis......................       --       --             --       (67,762)           --      (67,762)
Net loss.....................       --       --             --            --        (3,291)      (3,291)
                               -------      ---       --------      --------      --------     --------
Balance December 31, 1995....       --       --         81,051       (67,762)       (3,291)       9,998
Capital contributed..........       --       --         35,493            --            --       35,493
Issuance of preferred
  stock......................       --        4          9,996            --            --       10,000
Issuance costs...............       --       --         (1,200)           --            --       (1,200)
Net loss.....................       --       --             --            --       (89,482)     (89,482)
                               -------      ---       --------      --------      --------     --------
Balance December 31, 1996....  $    --      $ 4       $125,340      $(67,762)     $(92,773)    $(35,191)
                               =======      ===       ========      ========      ========     ========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 SEVEN MONTHS
                                             YEAR ENDED              ENDED
                                          DECEMBER 31, 1996    DECEMBER 31, 1995
                                          -----------------    -----------------
Cash flows provided by (used in)
  operating activities:
  Net loss..............................      $ (89,482)           $  (3,291)
  Adjustments to reconcile net loss to
     net cash provided by (used in)
     operating activities:
  Depreciation and amortization.........         31,341               11,020
  Impairment and unusual charges........         78,250                   --
  Amortization of deferred financing
     costs..............................          3,701                1,468
  Inventory valuation adjustment........          8,500                   --
  Deferred income taxes.................          3,184                  274
  Change in assets and liabilities, net
     of acquisitions:
     Accounts receivable................         (1,878)              12,094
     Inventories........................         (3,645)              (9,590)
     Prepaid expenses and other.........         (4,829)                (846)
     Accounts payable...................          1,216                1,232
     Accrued and other liabilities......          2,299               (2,084)
     Accrued interest...................          2,132                2,516
     Income taxes payable/refundable....          1,914                  778
     Other long-term liabilities........           (723)                (237)
                                              ---------            ---------
Net cash from operating activities......         31,980               13,334
                                              ---------            ---------
Cash flows provided by (used in)
  investing activities:
  Acquisitions, net of cash.............       (160,259)            (341,046)
  Capital expenditures, net.............        (15,849)              (5,751)
                                              ---------            ---------
Net cash used in investing activities...       (176,108)            (346,797)
                                              ---------            ---------
Cash flows provided by (used in)
  financing activities:
  Equity proceeds.......................         45,039               15,048
  Proceeds from issuance of long-term
     obligations........................        128,200              337,500
  Repayment of long-term obligations....        (21,311)              (5,085)
  Financing fees and other..............         (7,800)             (14,000)
                                              ---------            ---------
Net cash from financing activities......        144,128              333,463
                                              ---------            ---------
Net change in cash......................             --                   --
Cash at beginning of the period.........             --                   --
                                              ---------            ---------
Cash at end of the period...............      $      --            $      --
                                              =========            =========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEAR ENDED DECEMBER 31, 1996 AND
                      SEVEN MONTHS ENDED DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

     International Wire Group, Inc. ("Group" or the "Company"), a Delaware corporation, was formed to participate in the transactions contemplated by the Wirekraft/Omega Acquisitions (as described below). On June 12, 1995, Wirekraft Holdings Corp. ("Wirekraft"), Omega Wire Corp. ("Omega"), International Wire Holding Company ("Holding"), the sole common stockholder of Group, Wirekraft Acquisition Company and certain shareholders of Wirekraft and Omega entered into a series of acquisitions and mergers (the "Acquisitions") pursuant to which Group acquired all of the common equity securities (and all securities convertible into such securities) of Wirekraft and all of the common equity securities of Omega. The Company has designated June 1, 1995, as the effective date of the Acquisitions for financial reporting purposes. The Company through its two segments, the Wire segment and the Harness segment, is engaged in the design, manufacture and marketing of non-insulated and insulated copper wire and wire harnesses. The Company's products are used by a wide variety of customers primarily in the appliance, computer and data communications, automotive and industrial equipment industries.

     The total purchase price of the Acquisitions was approximately $420,591, which included the redemption of certain equity securities, the retirement of existing indebtedness of Wirekraft and Omega and the payment of related fees and costs, is summarized as follows:

Redemption of common stock, equity
  rights, warrants and options..........   $104,810
Repayment of existing indebtedness......    275,460
Redemption of preferred stock...........     26,321
Fees and costs..........................     14,000
                                           --------
                                           $420,591
                                           ========

     In accordance with EITF 88-16, "Basis in Leveraged Buy Out Transactions," the Acquisitions have been accounted for at "predecessor basis". The total acquisition costs have been allocated to the acquired net assets as follows:

Current assets..........................   $117,504
Property, plant and equipment...........     83,253
Goodwill................................    209,818
Fees and costs..........................     19,000
Other assets............................      3,749
Current liabilities.....................    (58,707)
Other liabilities.......................    (21,788)
Carryover predecessor basis.............     67,762
                                           --------
                                           $420,591
                                           ========

     Unaudited pro forma data, which present condensed results of operations for the twelve months ended December 31, 1995 as though the Acquisitions and related financing had occurred at the beginning of the period, is as follows:

Net sales..................................................  $454,693
Net income.................................................  $  3,406

                         INTERNATIONAL WIRE GROUP, INC.

2. DWT ACQUISITION

     On March 5, 1996, Wire Technologies, Inc. ("Wire Technologies"), a wholly-owned subsidiary of the Company, acquired the businesses of Hoosier Wire, Inc., Dekko Automotive Wire, Inc., Albion Wire, Inc. and Silicones, Inc., a group of affiliated companies operating together under the trade name Dekko Wire Technology Group (the "DWT Acquisition"). The total consideration of $173,239 paid in connection with the DWT Acquisition including fees, expenses and certain adjustments consisted of (i) cash and (ii) warrants for the purchase of 2,000,000 shares of Common Stock, par value $.01 per share, of Holding. The DWT Acquisition and the related transaction fees and expenses were funded with (i) $128,200 of senior debt under the Amended Credit Agreement, (ii) $35,000 from the issuance of 35,000,000 shares of Common Stock, par value $.01 per share, of Holding, (iii) $39 from the issuance of 3,888,889 shares of Class A Common Stock, par value $.01 per share, of Holding, and (iv) $10,000 from the issuance of 400,000 shares of Series A Senior Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, of the Company (sold in units together with warrants for the purchase of shares of Common Stock, par value $.01 per share, of Holding).

     The DWT Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost has been allocated to the consolidated assets and liabilities based upon their estimated respective fair values. The total acquisition cost is allocated to the acquired net assets as follows:

Current assets.............................................  $ 37,669
Property, plant and equipment..............................    36,020
Goodwill...................................................   105,041
Other, non-current.........................................     3,515
Fees and costs.............................................     7,800
Current liabilities........................................   (15,306)
Other liabilities..........................................    (1,500)
                                                             --------
                                                             $173,239
                                                             ========

     Unaudited pro forma results of operations of the Company for the years ended December 31, 1996 and December 31, 1995, are included below. Such pro forma presentation has been prepared assuming that the DWT Acquisition and related financing had occurred as of January 1, 1996 and January 1, 1995, respectively, and that the Acquisitions (as described in Note 1) had occurred as of January 1, 1995.

                                                                1996        1995
                                                              --------    --------
Net sales...................................................  $574,827    $601,709
Net income (loss)...........................................  $(85,394)   $  4,960

3. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Group and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition

     Sales and related cost of goods sold are included in income when goods are shipped to customers.


  Inventories


     Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method.

                         INTERNATIONAL WIRE GROUP, INC.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: building -- 25 to 40 years; building improvements -- 15 years; machinery and equipment -- 3 to 11 years; and furniture and fixtures -- 5 years. Leasehold improvements are amortized over the shorter of the term of the respective lease or the life of the respective improvement. In fiscal 1996, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

  Intangible Assets

     Intangible assets consist principally of goodwill arising from the excess of cost over the value of net assets acquired which is amortized using the straight-line method over forty years and a supply agreement (the "Agreement") which was entered into on December 31, 1995. The Company estimates its obligation under this Agreement to be approximately $7,609 and $8,700 at December 31, 1996 and December 31, 1995, respectively. Accordingly the Company recorded a liability and corresponding intangible asset for $8,700 which will be amortized using the straight-line method over eleven years. In connection with this Agreement, Holding issued 50,000 shares of preferred stock having a liquidation value of $5,000, which is amortized as expense and contributed capital in the Company's financial statements over the period of the Agreement. Contributed capital recognized by the Company in connection with this agreement for the year ended December 31, 1996 was $454. In fiscal 1996, the Company completed a review of the carrying value of goodwill, which resulted in an impairment charge (see Note 10). Accumulated amortization aggregated $18,182 and $8,783 at December 31, 1996 and December 31, 1995, respectively.

  Deferred Financing Costs

     Deferred financing costs, consisting of fees and other expenses associated with the debt financing are amortized over the term of the related debt using the effective interest method and the straight-line method which approximates the effective interest method. Accumulated amortization aggregated $5,169 and $1,468 at December 31, 1996 and December 31, 1995, respectively.


  Foreign Currency



     For operations in Mexico, the Company's functional currency is the U.S. dollar. Gains and losses from translation and transactions are determined using a combination of current and historical rates and are included in net income.



  Interest Rate Hedging Arrangement



     In 1996, the Company entered into an interest rate hedging arrangement for the purpose of hedging against rising interest rates. The company paid a fee of approximately $200 for the arrangement. This fee is included in deferred financing fees and amortized on a straight-line basis over the life of the arrangement, through May 1998. The interest rate hedging arrangement provides a ceiling interest rate of 7.0% on $55,000 of indebtedness through May 1997 and a ceiling interest rate of 8.0% on $63,500 of indebtedness thereafter through May 1998. The Company estimates that fair value approximates carrying value of the interest rate hedging arrangement, due to the short life of the arrangement and the relative stability of interest rates in 1996.

                         INTERNATIONAL WIRE GROUP, INC.

  Fair Value of Financial Instruments

     The Company's financial instruments, excluding the Senior Notes (as hereinafter defined) are carried at fair value or amounts that approximate fair value. The Company has estimated the fair value of the Senior Notes using current market data. At December 31, 1996, the estimated fair market value of the Senior Notes was $162,000.

  Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Statement of Cash Flows

     For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Interest paid for the year ended December 31, 1996 and seven months ended December 31, 1995 was $40,881 and $17,415, respectively. Taxes refunded, net of payments for the year ended December 31, 1996 and taxes paid for the seven months ended December 31, 1995 were $4,073 and $1,145, respectively.

     During the year ended December 31, 1996 and seven months ended December 31, 1995, the Company entered into certain non-cash investing and financing activities. In connection with the Acquisitions, certain shares of Omega and Wirekraft common stock and Class A common stock were exchanged for shares of Holding common stock. The total amount of shares exchanged was $66,903. In fiscal 1996 and 1995, the Company recorded capital lease obligations of $2,348 and $680 respectively, for property, plant and equipment.

  Significant Customer

     A significant portion of the Company's sales were to a major customer within the Harness segment. Sales to this customer represented 18% and 19% of net sales for the year ended December 31, 1996 and the seven months ended December 31, 1995, respectively.

4. INVENTORIES

     The composition of inventories is as follows:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
Raw materials..............................................    $26,191         $19,451
Work-in-process............................................     14,908          15,916
Finished goods.............................................     19,263          22,410
                                                               -------         -------
          Total inventories................................    $60,362         $57,777
                                                               =======         =======

     The current cost of inventories is approximately $57,267 and $56,035 at December 31, 1996 and December 31, 1995.

     In connection with the decline in the average price of copper during fiscal 1996 the Company recorded an $8,500 pre-tax inventory valuation charge to reduce the LIFO valuation of copper in inventory.

                         INTERNATIONAL WIRE GROUP, INC.

5. PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment is as follows:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
Land.......................................................    $  2,797        $  2,061
Buildings and improvements.................................      31,546          20,848
Machinery and equipment....................................     121,013          76,668
                                                               --------        --------
                                                                155,356          99,577
Less: accumulated depreciation.............................     (36,805)        (17,318)
                                                               --------        --------
                                                               $118,551        $ 82,259
                                                               ========        ========

6. FINANCING COSTS AND RELATED PARTY TRANSACTIONS

     In connection with the Acquisitions, the Company incurred aggregate fees and costs of $14,000. Costs of $13,100 related to the Senior Notes and Credit Agreement (see Note 7) are included in deferred financing costs and are being amortized over the terms of the related borrowings. Costs of $900 related to the issuance of Holding's common stock have been deducted from the proceeds to reduce the carrying value of the common stock. In connection with the DWT Acquisition, the Company incurred aggregate fees and costs of $7,800. Costs of $6,600 related to the Amended Credit Agreement (as hereinafter defined) are included in deferred financing costs and are being amortized over the terms of the related borrowings. Costs of $1,200 related to the issuance of Holding's common stock and the Preferred Stock (as defined in Note 8) have been deducted from the proceeds to reduce the carrying value of the common and preferred stock.

     In connection with the Acquisitions and the related financing, the Company entered into a Monitoring and Oversight Agreement ("Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks, Muse") (an affiliate of the Company) pursuant to which the Company paid Hicks, Muse a cash fee of $3,725 as compensation for financial advisory services. Pursuant to the Agreement, the Company paid Hicks, Muse a cash fee of $2,500 as compensation for financial advisory services received in connection with the DWT Acquisition. The fees have been allocated based upon the issuance proceeds to the debt and equity securities issued in connection with the Acquisitions and the DWT Acquisition as deferred financing costs or as a deduction from the cash proceeds received from the sale of the common stock of Holding. The Agreement further provides that the Company shall pay Hicks, Muse an annual fee of $500, for ten years for monitoring and oversight services adjusted annually at the end of each fiscal year to an amount equal to .1% of the consolidated net sales of the Company, but in no event less than $500 annually. The obligation under the Agreement and the related deferred financing costs have been recorded in the consolidated balance sheets.

                         INTERNATIONAL WIRE GROUP, INC.

7. LONG-TERM OBLIGATIONS

     The composition of long-term obligations is as follows:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1996
                                                             ------------    ------------
Credit Agreement:
  Revolver.................................................    $ 18,990        $ 19,000
  Term Facility............................................     271,404         163,813
Senior Subordinated Notes..................................     150,000         150,000
Capital lease and other obligations........................       7,273           5,864
                                                               --------        --------
                                                                447,667         338,677
Less, current maturities...................................     (20,948)        (12,662)
                                                               --------        --------
                                                               $426,719        $326,015
                                                               ========        ========

     The schedule of principal payments for long-term obligations at December 31, 1996 is as follows:

1997......................................................  $ 20,948
1998......................................................    23,782
1999......................................................    29,123
2000......................................................    58,568
2001......................................................    41,457
Thereafter................................................   273,789
                                                            --------
          Total...........................................  $447,667
                                                            ========

  Credit Agreement

     In connection with the DWT Acquisition, Group and Holding entered into an Amended Credit Agreement (the "Amended Credit Agreement") dated as of March 5, 1996 with certain financial institutions. Borrowings under the Amended Credit Agreement are collateralized by first priority mortgages and liens on all of the assets of Group. In addition, borrowings under the Amended Credit Agreement are guaranteed by Holding.

     The Amended Credit Agreement consists of an $111,000 term loan (the "Term A Loan"), an $82,500 term loan (the "Term B Loan"), a $95,000 term loan (the "Term C Loan", collectively, the "Term Facility") and a $75,000 revolving credit facility (the "Revolver"). The Revolver provides that up to $10,000 of such facilities may be used for the issuance of letters of credit. At December 31, 1996, Group had $930 in outstanding letters of credit and $55,966 of unused borrowing capacity under the Amended Credit Agreement. A commitment fee on the unused portion of the Revolver of .5% is payable quarterly. The Amended Credit Agreement contains several financial covenants which, among other things, require Group to maintain certain financial ratios and restrict Group's ability to incur indebtedness, make capital expenditures and pay dividends.

     Mandatory principal payments of the Term Facility are due in quarterly installments. The final installment on the Term A Loan is due on September 30, 2000 at which time the Revolver is also due. The final installment on the Term B Loan is due on September 30, 2002, and the final installment on the Term C Loan is due on September 30, 2003. The Amended Credit Agreement requires annual prepayments of the Term Facility based on "Excess Cash Flow" (as defined in the Amended Credit Agreement).

     Borrowings under the Term A Loan and Revolver bear interest, at the option of Group, at a rate per annum equal to (a) the Alternate Base Rate (as defined in the Amended Credit Agreement) plus 1.5% or (b) the Eurodollar Rate (as defined in the Amended Credit Agreement) plus 2.5%. Borrowings under the

                         INTERNATIONAL WIRE GROUP, INC.

Term B Loan bear interest, at the option of Group, at a rate per annum equal to
(a) the Alternate Base Rate (as defined in the Amended Credit Agreement) plus 2.0% or (b) the Eurodollar Rate (as defined in the Amended Credit Agreement) plus 3.0%. Borrowings under the Term C Loan bear interest, at the option of Group, at a rate per annum equal to (a) the Alternate Base Rate (as defined in the Amended Credit Agreement plus 2.5% or (b) the Eurodollar Rate (as defined in the Amended Credit Agreement) plus 3.5%. The Alternate Base Rate and Eurodollar Rate margins are established quarterly based on a formula as defined in the Amended Credit Agreement. Interest payment dates vary depending on the interest rate option to which the Term Facility and the Revolver are tied, but generally interest is payable quarterly. The weighted average interest rate on outstanding borrowings was 8.75% and 8.59% at December 31, 1996 and December 31, 1995, respectively.


  Senior Subordinated Notes


     The Senior Subordinated Notes due 2005 ("the Senior Notes") were issued under an indenture, dated June 12, 1995 (the "Indenture") in connection with the Acquisitions. The Senior Notes represent unsecured general obligations of Group and are subordinated to all Senior Debt (as defined in the Indenture) of Group. The Senior Notes, which were originally sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, were exchanged for identical notes registered under such Act in November 1995.

     The Senior Notes are fully and unconditionally (as well as jointly and severally) guaranteed on an unsecured, senior subordinated basis by each subsidiary of the Company (the "Guarantor Subsidiaries") other than Electro Componentes de Mexico, S.A. de C.V. and Wirekraft Industries de Mexico, S.A. de C.V. (The "Non-Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries and Non-Guarantor Subsidiaries is wholly owned by the Company. Separate financial statements for the respective Guarantor Subsidiaries are not contained herein because the aggregate net assets, liabilities, earnings and equity of the Guarantor Subsidiaries is substantially equivalent to the net assets, liabilities, earnings and equity of the Company on a consolidated basis.

     The Senior Notes mature on June 1, 2005. Interest on the Senior Notes is payable semi-annually on each June 1 and December 1. The Senior Notes bear interest at the rate of 11 3/4% per annum. The Senior Notes may not be redeemed prior to June 1, 2000, except in the event of a Change of Control (as defined) or Initial Public Offering (as defined) and at such applicable premium (as defined). The Senior Notes are redeemable, at the Company's option, at the redemption prices of 105.875% at June 1, 2000, and at decreasing prices to 100% at June 1, 2003, and thereafter, with accrued interest. In addition, prior to June 1, 1998, the Company may redeem, within guidelines specified in the Indenture, up to $50,000 of the Senior Notes with the proceeds of one or more Equity Offerings (as defined) by the Company or Holding at a redemption price of 110%, with accrued interest.

     The Senior Notes restrict, among other things, the incurrence of additional indebtedness by the Company, the payment of dividends and other distributions in respect of the Company's capital stock, the payment of dividends and other distributions by the Company's subsidiaries, the creating of liens on the properties and the assets of the Company to secure certain subordinated debt and certain mergers, sales of assets and transactions with affiliates.

8. PREFERRED STOCK

     In connection with the DWT Acquisition, the Company issued 400,000 shares of Series A Senior Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock"). In accordance with the Certificate of Designation of the Preferred Stock (the "Certificate of Designation"), cumulative dividends are payable quarterly at the rate of 14% per annum. Dividend rates could increase upon the occurrence of any Event of Non-Compliance (as defined in the Certificate of Designation). At December 31, 1996, dividends in

                         INTERNATIONAL WIRE GROUP, INC.

arrears were $1,200 or $2.99 per share. The Preferred Stock has a liquidation preference of $25.00 per share and a par value of $.01 per share. The Preferred Stock is exchangeable, at the option of the Company, for 14.0% Senior Subordinated Exchange Notes due June 1, 2005 (the "Exchange Notes") (see Note
14). The Preferred Stock ranks with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation, or winding up of the Company, prior to all other capital stock of the Company.

     The Company may redeem the Preferred Stock, in whole or in part, at any time. If such redemption occurs prior to December 31, 1997, the redemption price shall equal the Makewhole Price (as defined in the Certificate of Designation). If such redemption occurs on or after December 31, 1997, the redemption price shall equal the product of the liquidation preference plus all accrued and unpaid dividends, multiplied by the applicable Redemption Percentage (as defined in the Certificate of Designation).

9. INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109. The provision (benefit) for income taxes is as follows:

                                                                           SEVEN MONTHS
                                                            YEAR ENDED        ENDED
                                                           DECEMBER 31,    DECEMBER 31,
                                                               1996            1995
                                                           ------------    ------------
Current:
  State..................................................     $  935          $1,262
  Foreign................................................        264             661
                                                              ------          ------
                                                               1,199           1,923
                                                              ------          ------
Deferred:
  Federal................................................        (64)           (530)
  State..................................................        127             804
                                                              ------          ------
                                                                  63             274
                                                              ------          ------
          Total:.........................................     $1,262          $2,197
                                                              ======          ======

     Reconciliation between the statutory income tax rate and effective tax rate is summarized below:

                                                                           SEVEN MONTHS
                                                            YEAR ENDED        ENDED
                                                           DECEMBER 31,    DECEMBER 31,
                                                               1996            1995
                                                           ------------    ------------
U.S. Federal statutory rate..............................    $(30,877)        $ (372)
State taxes, net of federal effect.......................         690          1,364
Foreign taxes............................................        (430)           789
Nondeductible expenses...................................      31,814            397
Other....................................................          65             19
                                                             --------         ------
                                                             $  1,262         $2,197
                                                             ========         ======

                         INTERNATIONAL WIRE GROUP, INC.

     The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows:

Deferred tax assets:
  Accounts receivable reserves..............................  $   477    $   298
  Accrued liabilities not yet deductible....................    3,497      2,540
  Inventories...............................................    3,381         --
  Net operating loss carry forward..........................       --      3,544
  Other.....................................................      227         87
                                                              -------    -------
                                                                7,582      6,469
                                                              -------    -------
Deferred tax liabilities:
  Depreciation and amortization.............................   14,684     11,809
  Inventories...............................................    2,176      2,523
  Other.....................................................      700        206
                                                              -------    -------
                                                               17,560     14,538
                                                              -------    -------
  Net deferred tax liability................................  $ 9,978    $ 8,069
                                                              =======    =======

10. IMPAIRMENT, UNUSUAL AND PLANT CLOSING CHARGES

     Commencing in the first quarter of 1996, the Company began a comprehensive review of the strategic position of its individual business units. The original goodwill related to the original Wirekraft acquisition recognized long-term customer relationships and plant locations that were strategically sized, located and customer focused. Due to intense competition in the appliance and automotive markets and the loss of a major appliance customer in 1995, the Company developed and executed new business strategies, including the DWT Acquisition, to maintain customer volume levels, meet competitive pressures and address key changes within the marketplace. As a result, the Company embarked on a major plant consolidation program including the utilization of facilities purchased in the DWT Acquisition and transitioning of business from the Midwest to the Southwest and Mexico. To this end, six plants were closed in 1995 and another six plants were closed in 1996. In connection with this review and impairment charge, the Company has provided for anticipated losses related to product liability claims associated with the period preceding the original acquisition of Wirekraft in 1992. In December 1996, the Company completed this review, resulting in an impairment charge of $78,250, principally related to the acquisition of Wirekraft.

     In determining the goodwill impairment charge, the Company completed financial projections through the year 2000. These projections reflect the Company's business strategies and were based on current industry trends, forecasts and expected developments. A discounted cash flow analysis of the consolidated entity was used to calculate the fair market value of the Company and was based upon the Company's acquisition strategy which focuses on the identification and realization of certain synergies existing between the acquired businesses. The calculated fair market value was compared to net tangible assets (net working capital and net property, plant and equipment). The difference between net tangible assets and the fair market value was compared to net goodwill to determine the goodwill impairment charge.

                         INTERNATIONAL WIRE GROUP, INC.

     The Company recorded a pre-tax charge to operations of $6,000 in 1996 and $1,750 in 1995 to provide for plant closing costs. The plant closing costs include provisions for shut-down costs from the period of the plant closure to the date of disposal, commitment costs for leased property and key personnel and severance related costs. During 1996 and 1995, plant closing actions resulted in the reduction of approximately 45 and 55 employees, respectively. Plant closing costs accrued at December 31, 1996 and December 31, 1995 were $2,462 and $700, respectively. There have been no adjustments to amounts charged to expense. Following is a summary of activity in the accounts related to the plant closing costs accrued:



                                                                             SEVEN MONTHS
                                                              YEAR ENDED        ENDED
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
Balance, beginning of year.................................    $   700          $   --
Charges to operations:
  Facility shut-down costs.................................      3,872             731
  Lease commitments........................................        773              67
  Key personnel and severance costs........................      1,355             952
                                                               -------          ------
                                                                 6,000           1,750
Costs incurred:
  Facility shut-down costs.................................     (3,017)           (339)
  Lease commitments........................................       (134)            (67)
  Key personnel and severance costs........................     (1,087)           (644)
                                                               -------          ------
                                                                (4,238)         (1,050)
Balance, end of year.......................................    $ 2,462          $  700
                                                               =======          ======


11. RETIREMENT BENEFITS AND STOCK OPTION PLANS

     The Company sponsors a number of defined contribution retirement plans which provide retirement benefits for eligible employees. Company contribution expense related to these retirement plans for the year ended December 31, 1996 and seven months ended December 31, 1995 amounted to approximately $1,208 and $902, respectively.

     Holding's Qualified and Non-qualified Stock Option Plan (the "Option Plan") provides for the granting of up to 4,795,322 shares of common stock to officers and key employees of Holding and the Company. Under the plan, options granted approximate market value of the common stock at the date of grant. Such options vest ratably over a five year period commencing on the first anniversary date after the date of grant, and vested options are exercisable at the discretion of the committee appointed to administer the Option Plan. Generally, an option may be exercised only if the holder is an officer or employee of Holding or the Company at the time of exercise. Options granted under the Option Plan are not transferable, except by will and the laws of descent and distribution.

     Holding and the Company have also granted Performance Options (the "Performance Options") to certain key executives. The Performance Options are exercisable only on the occurrence of certain events. The exercise price for the Performance Options is initially equal to $1.00 per share and, effective each anniversary of the grant date, the per share exercise price for the Performance Options is equal to the per share exercise price for the prior year multiplied by 1.09. The Performance Options terminate on the tenth anniversary date of the date of grant.


     In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the Option Plan. Accordingly, no compensation cost has been recognized for the Option Plan and the

                         INTERNATIONAL WIRE GROUP, INC.

Performance Options. There may be compensation expense in future periods when the Performance Options become exercisable to the extent that the fair value of the stock exceeds the exercise price of the Performance Options. Had compensation cost for the Option Plan and the Performance Options been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, the Company's net loss would approximate the following:



                                                                            SEVEN MONTHS
                                                        YEAR ENDED              ENDED
                                                     DECEMBER 31, 1996    DECEMBER 31, 1995
                                                     -----------------    -----------------
As reported........................................      $(89,482)             $(3,291)
Pro forma..........................................      $(89,759)             $(3,329)



     The minimum value of each option grant is estimated on the date of grant with the following assumptions in 1996 and 1995, respectively: (i) risk-free interest rates of 5.9% in 1995 and ranging from 5.9% to 6.5% in 1996 and (ii) expected life of 10 years.



     The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. Additional awards in future years are anticipated.



     Changes in the status of the Option Plan are summarized below:



                                             WEIGHTED
                                             AVERAGE
                                          EXERCISE PRICE     OPTIONS      OPTIONS
                                            PER SHARE        GRANTED      VESTED
                                          --------------    ----------    -------
June 1, 1995............................         --                 --         --
  Granted...............................      $1.00          3,400,000         --
  Vested................................         --                 --         --
                                              -----         ----------    -------
December 31, 1995.......................      $1.00          3,400,000         --
  Granted...............................      $1.02          1,865,249
  Vested................................      $1.00                 --    495,249
  Forfeiture............................      $1.00         (1,250,000)        --
                                              -----         ----------    -------
December 31, 1996.......................      $1.01          4,015,249    495,249
                                              =====         ==========    =======


     Changes in the status of the Performance Options are summarized below:

June 1, 1995............................         --                 --         --
  Granted...............................      $1.00          2,966,178
                                              -----         ----------    -------
December 31, 1995.......................      $1.00          2,966,178         --
  Granted...............................      $1.00          1,236,566         --
                                              -----         ----------    -------
December 31, 1996.......................      $1.06          4,202,744         --
                                              =====         ==========    =======


     The weighted average grant-date fair value of options granted during 1996 and 1995 was $0.48 and $0.44 per share, respectively. Of the options outstanding under the Option Plan at December 31, 1996, 4,350,000 and 65,249 have exercise prices of $1.00 and $1.625 respectively, and have weighted average remaining contractual lives of between 9 and 10 years. The weighted average exercise price of options vested at December 31, 1996 is $1.00 per share.


     Of the Performance Options outstanding at December 31, 1996, 2,966,178 and 1,235,566 have exercise prices of $1.09 and $1.00 respectively, and have weighted average remaining contractual lives of between 9 and 10 years.

                         INTERNATIONAL WIRE GROUP, INC.

12. COMMITMENTS AND CONTINGENCIES

     The Company leases certain property, transportation vehicles and other equipment. Total rental expense under operating leases was $2,237 and $1,420 for the year ended December 31, 1996 and seven months ended December 31, 1995. Future minimum lease payments under capital and operating leases for years ending are:

                                                              CAPITAL    OPERATING
                                                              -------    ---------
1997........................................................  $ 1,416     $2,706
1998........................................................    1,416      2,401
1999........................................................    1,416      1,453
2000........................................................    1,376      1,128
2001........................................................      970        927
Thereafter..................................................    3,010        437
                                                              -------     ------
          Total minimum lease payments......................    9,604     $9,052
                                                                          ======
          Less amount representing interest.................   (2,705)
                                                              -------
          Present value of net minimum lease payments.......  $ 6,899
                                                              =======

     The Company is subject to legal proceedings and claims which arise in the normal course of business. In the opinion of management, the ultimate liabilities with respect to these actions will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

     The Company has agreed in principal to participate in an international expansion project with one of the Wire segment's largest customers. The Company estimates its financial commitment for property, plant and equipment to be approximately $13,000.

                         INTERNATIONAL WIRE GROUP, INC.

13. BUSINESS SEGMENT INFORMATION

     Certain information concerning the Company's operating segments for the year ended December 31, 1996 and the seven months ended December 31, 1995 is presented below. Total revenue by segment includes both sales to customers and intersegment sales, which are accounted for at prices charged to customers and eliminated in consolidation.

                                                      WIRE      HARNESS     CONSOLIDATED
                                                      ----      -------     ------------
Year Ended December 31, 1996
  Total revenue...................................  $406,026    $161,354
  Intersegment sales..............................    20,399          --
                                                    --------    --------
  Sales to customers..............................  $385,627    $161,354      $546,981
  Operating loss..................................  $(29,443)   $(12,375)     $(41,818)
  Identifiable assets.............................  $437,524    $ 93,496      $531,020
  Depreciation and amortization...................  $ 24,880    $  6,461      $ 31,341
  Capital expenditures, net.......................  $ 13,060    $  2,789      $ 15,849
Seven Months Ended December 31, 1995
  Total revenue...................................  $167,082    $ 84,288
  Intersegment sales..............................     5,341         446
                                                    --------    --------
  Sales to customers..............................  $161,741    $ 83,842      $245,583
  Operating income................................  $ 10,937    $  9,526      $ 20,463
  Identifiable assets.............................  $295,671    $132,249      $427,920
  Depreciation and amortization...................  $  7,442    $  3,578      $ 11,020
  Capital expenditures, net.......................  $  4,991    $    760      $  5,751

14. SUBSEQUENT EVENTS

     On February 4, 1997, the Board of Directors approved the exchange of the Preferred Stock for Exchange Notes, and voted to pay all dividends in arrears related to the Preferred Stock.

     On February 12, 1997, the Company completed the purchase of the stock and business activities of Camden Wire Co. for approximately $65,000, including fees and expenses, subject to certain purchase price adjustments (the "Camden Acquisition"). The Camden Acquisition and related transaction fees and expenses were funded with $65,000 of senior debt under the Amended Credit Agreement pursuant to an amendment dated February 12, 1997 (the "Credit Agreement").

                         INTERNATIONAL WIRE GROUP, INC.

                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                     ASSETS

                                                              MARCH 31,
                                                                1997
                                                              ---------
Current assets:
  Cash......................................................  $  3,825
  Accounts receivable, less allowance of $1,343.............   106,032
  Inventories...............................................    72,830
  Prepaid expenses and other................................     9,679
  Deferred income taxes.....................................     4,741
                                                              --------
          Total current assets..............................   197,107
  Property, plant and equipment, net........................   158,719
  Deferred financing costs, net.............................    23,401
  Intangible assets, net....................................   247,980
  Other assets..............................................     7,100
                                                              --------
          Total assets......................................  $634,307
                                                              --------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term obligations...............  $ 21,944
  Accounts payable..........................................    45,155
  Accrued and other liabilities.............................    56,512
  Accrued interest..........................................     9,649
                                                              --------
          Total current liabilities.........................   133,260
  Long-term obligations, less current maturities............   510,818
  Deferred income taxes.....................................    15,532
  Other long-term liabilities...............................    18,856
                                                              --------
          Total liabilities.................................   678,466
                                                              --------
Stockholder's equity (deficit):
  Common stock, $.01 par value, 1,000 shares authorized,
     issued and outstanding.................................         0
  Contributed capital.......................................   114,080
  Carryover of predecessor basis............................   (67,762)
  Accumulated deficit.......................................   (90,477)
                                                              --------
          Total stockholder's equity (deficit)..............   (44,159)
                                                              --------
          Total liabilities and stockholder's equity
          (deficit).........................................  $634,307
                                                              --------

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                           THREE MONTHS      THREE MONTHS
                                           ENDED MARCH       ENDED MARCH
                                             31, 1997          31, 1996
                                          --------------    --------------
Net sales...............................     $176,153          $118,807
Operating expenses:
  Cost of goods sold....................      137,913            93,475
  Selling, general and administrative...       13,308             9,721
  Depreciation and amortization.........        7,511             6,044
  Inventory valuation adjustment........           --             2,000
  Expenses related to plant closings....          500             4,000
                                             --------          --------
Operating income........................       16,921             3,567
Other income (expense):
  Interest expense......................      (12,011)           (9,572)
  Amortization of deferred financing
     costs..............................         (995)             (723)
  Other, net............................           11                89
                                             --------          --------
Income (loss) before income tax
  provision.............................        3,926            (6,639)
Income tax provision....................        1,630               255
                                             --------          --------
Net income (loss).......................     $  2,296          $ (6,894)
                                             ========          ========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                    CARRYOVER
                                                                       OF
                               COMMON   PREFERRED   CONSOLIDATED   PREDECESSOR   ACCUMULATED
                               STOCK      STOCK       CAPITAL         BASIS        DEFICIT      TOTAL
                               ------   ---------   ------------   -----------   -----------   --------
Balance December 31, 1996....   $ --       $ 4        $125,340      $(67,762)     $(92,773)    $(35,191)
Capital contributed..........     --        --             114            --            --          114
Conversion of Preferred
  Stock......................     --        (4)         (9,996)           --            --      (10,000)
Preferred Stock Dividend.....     --        --          (1,378)           --            --       (1,378)
Net Income...................     --        --              --            --         2,296        2,296
                                ----       ---        --------      --------      --------     --------
Balance March 31, 1997.......   $ --       $--        $114,080      $(67,762)     $(90,477)    $(44,159)
                                ====       ===        ========      ========      ========     ========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS      THREE MONTHS
                                                                  ENDED             ENDED
                                                              MARCH 31, 1997    MARCH 31, 1996
                                                              --------------    --------------
Cash flows provided by (used in) operating activities:
  Net income (loss).........................................     $  2,296         $  (6,894)
  Adjustment to reconcile net loss (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................        7,511             6,044
     Amortization of deferred financing costs...............          995               723
     Inventory valuation adjustment.........................           --             2,000
     Change in assets and liabilities, net of acquisitions:
       Accounts receivable..................................      (19,379)           (8,568)
       Inventories..........................................       12,958               292
       Prepaid expenses and other...........................       (1,159)             (335)
       Accounts payable.....................................      (14,655)           (3,150)
       Accrued and other liabilities........................        1,963             2,743
       Accrued interest.....................................        5,001             6,517
       Other long-term liabilities..........................         (139)             (101)
                                                                 --------         ---------
Net cash used in operating activities.......................       (4,608)             (729)
                                                                 --------         ---------
Cash flows provided by (used in) investing activities:
  Acquisitions, net of cash.................................      (58,996)         (160,259)
  Capital expenditures......................................       (3,038)           (2,537)
                                                                 --------         ---------
Net cash from investing activities..........................      (62,034)         (162,796)
                                                                 --------         ---------
Cash flows provided by (used in) financing activities:
  Equity proceeds...........................................           --            45,039
  Proceeds from issuance of long-term obligations...........       65,000           128,200
  Borrowing of long-term obligations........................       10,095             3,100
  Cash dividends paid on preferred stock....................       (1,378)               --
  Financing fees and other..................................       (3,250)           (7,800)
                                                                 --------         ---------
Net cash from financing activities..........................       70,467           168,539
                                                                 --------         ---------
Net change in cash..........................................        3,825             5,014
Cash at beginning of the period.............................           --                --
                                                                 --------         ---------
Cash at end of the period...................................     $  3,825         $   5,014
                                                                 ========         =========

        See accompanying notes to the consolidated financial statements

                         INTERNATIONAL WIRE GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE MONTHS ENDED MARCH 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

1. THE COMPANY

     International Wire Group, Inc. ("Group" or the "Company"), a Delaware corporation, was formed to participate in the transactions contemplated by the IW Acquisitions (as described below). On June 12, 1995, Wirekraft Holdings Corp. ("Wirekraft"), Omega Wire Corp. ("Omega"), International Wire Holding Company ("Holding", the parent company of Group), Group, Wirekraft Acquisition Company and certain shareholders of Wirekraft and Omega entered into a series of acquisitions and mergers (the "IW Acquisition") pursuant to which Group acquired all of the common equity securities (and all securities convertible into such securities) of Wirekraft and all of the common equity securities of Omega. On March 5, 1996, Wire Technologies, Inc. ("Wire Technologies"), a wholly-owned subsidiary of the Company, acquired the businesses of Hoosier Wire, Inc., Dekko Automotive Wire, Inc., Albion Wire, Inc. and Silicones, Inc., a group of affiliated companies operating together under the trade name Dekko Wire Technology Group (the "DWT Acquisition"). On February 12, 1997, the Company acquired all of the issued and outstanding common stock of Camden Wire Co., Inc. ("Camden") a wholly-owned subsidiary of Oneida LTD. (the "Camden Acquisition"). See Note 3.

     The Company through its two segments, the wire segment and the harness segment, is engaged in the design, manufacture and marketing of non-insulated and insulated copper wire and wire harnesses. The Company's products are used by a wide variety of customers primarily in the automotive, appliance, computer and data communications and industrial equipment industries.

2. BASIS OF PRESENTATION

  Unaudited Interim Consolidated Financial Statements

     The unaudited interim consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. The results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for a full fiscal year.

  Statement of Cash Flows

     Interest and taxes paid for the three months ended March 31, 1997 were $7,010 and $166, respectively.

3. CAMDEN ACQUISITION

     On February 12, 1997, the Company completed the Camden Acquisition. The total consideration of $65,000 paid in connection with the Camden Acquisition, including fees and expenses, consisted of (i) cash and (ii) the assumption of debt related to Industrial Revenue Bonds. The cash portion of the consideration paid and the transaction fees and expenses incurred in connection with the Camden Acquisition were funded with $65,000 of senior debt under the Amended and Restated Credit Agreement.

                         INTERNATIONAL WIRE GROUP, INC.

     The Camden Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost has been preliminarily allocated to the consolidated assets and liabilities based upon their estimated respective fair values. The purchase price allocations are still in process. It is not expected that the final allocation of the purchase cost will result in a materially different allocation than is presented herein. The total acquisition cost is preliminarily allocated to the acquired net assets as follows:

Current assets............................................  $ 49,666
Property, plant & equipment...............................    42,041
Goodwill..................................................     3,572
Other, non-current........................................     1,728
Fees and costs............................................     3,250
Current liabilities.......................................   (27,612)
Other liabilities.........................................    (7,645)
                                                            --------
                                                            $ 65,000
                                                            ========

     Unaudited pro forma results of operations of the Company for the three months ended March 31, 1997 and March 31, 1996, are included below. Such pro forma presentation has been prepared assuming that the Camden Acquisition and related financing had occurred as of January 1, 1997 and January 1, 1996, respectively, and that the DWT Acquisition and related financing had occurred as of January 1, 1996.

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Net sales...................................................  $195,144    $180,568
Net income (loss)...........................................     2,731      (3,939)

4. INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method.

     The composition of inventories at March 31, 1997, is as follows:

Raw materials..............................................  $33,946
Work-in-progress...........................................   16,743
Finished goods.............................................   22,141
                                                             -------
          Total............................................  $72,830
                                                             =======

5. LONG-TERM OBLIGATIONS

     The composition of long-term obligations at March 31, 1997 is as follows:

Credit Agreement:
  Revolving credit facility...............................  $ 18,800
  Term facility...........................................   331,488
Senior subordinated and exchange notes....................   160,000
Industrial revenue bonds..................................    15,500
Other.....................................................     6,974
                                                            --------
                                                            $532,762
Less current maturities...................................   (21,944)
                                                            --------
                                                            $510,818
                                                            ========

                         INTERNATIONAL WIRE GROUP, INC.

     The schedule of principal payments for long-term obligations at March 31, 1997 is as follows:

1997......................................................  $ 16,173
1998......................................................    24,153
1999......................................................    29,493
2000......................................................    62,669
2001......................................................    57,508
Thereafter................................................   342,766
                                                            --------
          Total...........................................  $532,762
                                                            ========

     In connection with the Camden Acquisition, Holding and the Company entered in to an Amended and Restated Credit Agreement dated as of February 12, 1997 with certain financial institutions. The Amended and Restated Credit Agreement provides senior secured financing of up to $428.5 million, consisting of an $111.0 million, Term A loan, an $115.0 million Term B loan, an $127.5 million Term C loan (collectively the "Term Facility") and a $75.0 million revolving loan and letter of credit facility (the "Revolver"). Mandatory principal payments of the Term Facility are due in quarterly installments. The final installment on the Term A Loan is due September 30, 2000 at which time the Revolver is also due. The final installments on the Term B Loan and Term C Loan are due September 30, 2002 and September 30, 2003, respectively.

     Borrowings under the Term A Loan and Revolver bear interest, at the option of Group, at a rate per annum equal to (a) the Alternate Base Rate (as defined in the Amended and Restated Credit Agreement) plus 1.5% or (b) the Eurodollar Rate (as defined in the Amended and Restated Credit Agreement) plus 2.5%. Borrowings under the Term B Loan bear interest, at the option of Group, at a rate per annum equal to (a) the Alternate Base Rate (as defined in the Amended and Restated Credit Agreement) plus 2.0% or (b) the Eurodollar Rate (as defined in the Amended and Restated Credit Agreement) plus 3.0%. Borrowings under the Term C Loan bear interest, at the option of Group, at a rate per annum equal to
(a) the Alternate Base Rate (as defined in the Amended and Restated Credit Agreement plus 2.5% or (b) the Eurodollar Rate (as defined in the Amended an Restated Credit Agreement) plus 3.5%. The Alternate Base Rate and Eurodollar Rate margins are established quarterly based on a formula as defined in the Amended and Restated Credit Agreement. Interest payment dates vary depending on the interest rate option to which the Term Facility and Revolver are tied, but generally interest is payable quarterly. The Amended and Restated Credit Agreement contains several financial covenants which, among other things, require Group to maintain certain financial ratios and restrict Group's ability to incur indebtedness, make capital expenditures and pay dividends.

  Senior Subordinated Notes

     The Senior Subordinated Notes due 2005 ("the Senior Notes") were issued under an indenture, dated June 12, 1995 (the "Indenture") in connection with the Acquisitions. The Senior Notes represent unsecured general obligations of Group and are subordinated to all Senior Debt (as defined in the Indenture) of Group. The Senior Notes, which were originally sold pursuant to an exemption from the registration of the Securities Act of 1993, as amended, were exchanged for identical notes registered under such Act in November 1995.

     The Senior Notes are fully and unconditionally (as well as jointly and severally) guaranteed on an unsecured, senior subordinated basis by each subsidiary of the Company (the "Guarantor Subsidiaries") other than Electro Componentes de Mexico, S.A. de C.V. and Wirekraft Industries de Mexico, S.A. de C.V. (The "Non-Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries and Non-Guarantor Subsidiaries is wholly owned by the Company. Separate financial statements for the respective Guarantor Subsidiaries are not contained herein because the aggregate net assets, liabilities, earnings and equity of the Guarantor Subsidiaries is substantially equivalent to the net assets, liabilities, earnings and equity of the Company on a consolidated basis.

                         INTERNATIONAL WIRE GROUP, INC.

  Exchange Notes

     In February 1997, the Company exchanged $10,000 of Series A Senior Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock") for 14.0% Senior Subordinated Notes due June 1, 2005 (the "Exchange Notes") and paid all dividends in arrears related to the Preferred Stock. The Exchange Notes were issued under an indenture dated February 12, 1997 (the "Exchange Indenture"). The Exchange Notes represent unsecured general obligations of Group, are subordinated to all Senior Indebtedness (as defined in the Exchange Indenture) of Group and rank on equal terms with the Senior Notes.

     The Exchange Notes are fully and unconditionally (as well as jointly and severally) guaranteed on an unsecured, senior subordinated basis by each subsidiary of the Company (the "Guarantor Subsidiaries") other than Electro Componentes de Mexico, S.A. de C.V. and Wirekraft Industries de Mexico, S.A. de C.V. (The "Non-Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries and Non-Guarantor Subsidiaries is wholly owned by the Company. Separate financial statements for the respective Guarantor Subsidiaries are not contained herein because the aggregate net assets, liabilities, earnings and equity of the Guarantor Subsidiaries is substantially equivalent to the net assets, liabilities, earnings and equity of the Company on a consolidated basis.

     The Exchange Notes mature on June 1, 2005. Interest on the Exchange Notes is payable semi-annually on each June 1 and December 1. The Exchange Notes bear interest at the rate of 14.0% per annum. The Exchange Notes may not be redeemed prior to June 1, 2000, except in the event of a Change of Control (as defined) or Initial Public Offering (as defined) and at such applicable premium (as defined). The Exchange Notes are redeemable, at the Company's option, at the redemption prices of 105.875% at June 1, 2000, and at decreasing prices to 100% at June 1, 2003, and thereafter, with accrued interest. In addition, prior to June 1, 1998, the Company may redeem within guidelines specified in the Indenture, up to $3,000 of the Exchange Notes with the proceeds of one or more Equity Offerings (as defined) by the Company or Holding at a redemption price of 110%, with accrued interest.

  Industrial Revenue Bonds

     In connection with the Camden Acquisition the company assumed debt related to two Industrial Revenue Bonds (the "IRB's"), totalling $15,500. The IRB's are due in August 2005 and March 2016 in the amounts of $9,000 and $6,500 respectively. The IRB's bear interest at a rate per annum which is tied to the Tax Exempt Money Market Index. Rates change weekly and interest is paid monthly.

6. PLANT CLOSING EXPENSE


     In March 1997, the Company recorded a pretax charge to operations of $500 to provide for plant closing costs. The plant closing costs relate to consolidating a wire segment facility and include provisions for certain shut-down costs of $375 and severance related costs of $125.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of each of the Companies comprising
Dekko Wire Technologies:

     We have audited the accompanying combined balance sheet of Dekko Wire Technologies (the "Company") as of December 28, 1995 and the related combined statements of income, shareholders' equity and cash flows for each of the years in the two years ended December 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements of the Company referred to above present fairly, in all material respects, the financial position of Dekko Wire Technologies as of December 28, 1995 and the results of their operations and their cash flows for each of the two years in the period ended December 28, 1995.

Coopers & Lybrand L.L.P.
Fort Wayne, Indiana
January 30, 1996, except for
Note 10, as to which the date
is February 6, 1996

                            DEKKO WIRE TECHNOLOGIES

                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 28, 1995
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                     ASSETS


                                                               1995
                                                              -------
Current assets:
  Cash and cash equivalents.................................  $ 2,949
  Accounts receivable, trade................................   19,295
  Inventories:
     Raw materials..........................................    8,945
     Work in progress.......................................      160
     Finished goods.........................................    4,459
                                                              -------
                                                               13,564
     LIFO reserve...........................................    2,292
                                                              -------
                                                               11,272
  Prepaid expenses..........................................      209
                                                              -------
          Total current assets..............................   33,725
Property, plant and equipment:
  Land......................................................    1,339
  Buildings.................................................   10,581
  Machinery and equipment...................................   26,190
  Construction in progress..................................      677
                                                              -------
                                                               38,787
  Less accumulated depreciation.............................    8,636
                                                              -------
                                                               30,151
Intangible assets...........................................      400
Undisbursed bond funds......................................    2,108
Other assets................................................      305
                                                              -------
                                                              $66,689
                                                              =======

                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Long-term debt, current portion...........................  $ 2,545
  Accounts payable, trade...................................    7,695
  Accrued expenses..........................................    2,787
  Customer deposits.........................................      912
                                                              -------
          Total current liabilities.........................   13,939
  Long-term debt, less current portion......................   26,403
                                                              -------
          Total liabilities.................................   40,342
  Redeemable common stock...................................      289
Shareholders' Equity
  Common stock..............................................    5,055
  Paid-in capital...........................................    2,263
  Retained earnings.........................................   21,381
                                                              -------
                                                               28,699
                                                              -------
  Less treasury stock.......................................   (2,641)
                                                              -------
                                                               26,058
                                                              -------
                                                              $66,689
                                                              =======


    The accompanying notes are an integral part of the financial statements

                            DEKKO WIRE TECHNOLOGIES

                         COMBINED STATEMENTS OF INCOME
                        FOR EACH OF THE TWO YEARS IN THE
                         PERIOD ENDED DECEMBER 28, 1995
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                1995        1994
                                                              --------    --------
Net sales...................................................  $154,321    $131,832
Cost of sales...............................................   127,898     107,228
                                                              --------    --------
  Gross profit..............................................    26,423      24,604
  Other operating revenues, rentals and administrative
     services...............................................       437         458
  Selling, general and administrative expenses..............     6,889       5,506
                                                              --------    --------
  Operating income..........................................    19,971      19,556
Other income (expenses):
  Interest income...........................................       438         134
  Interest expense..........................................    (1,679)     (1,314)
  Gain (loss) on sale of property, plant and equipment......       (14)         51
  Other income (expense)....................................      (200)       (114)
                                                              --------    --------
     Net income.............................................  $ 18,516    $ 18,313
                                                              ========    ========

    The accompanying notes are an integral part of the financial statements

                            DEKKO WIRE TECHNOLOGIES

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
               FOR EACH OF THE TWO YEARS ENDED DECEMBER 28, 1995
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                 COMMON   PAID-IN   TREASURY   SUBSCRIBED   SUBSCRIPTIONS   RETAINED
                                 STOCK    CAPITAL    STOCK       STOCK       RECEIVABLE     EARNINGS    TOTAL
                                 ------   -------   --------   ----------   -------------   --------   --------
Balance on December 30, 1993...  1,410       116     (1,396)      2,411         (2,411)       11,432     11,562
  Net income...................                                                               18,313     18,313
  Distributions to
     shareholders..............                                                              (11,987)   (11,987)
  Common stock issued..........    229     1,792        390      (2,411)         2,411                    2,411
  Common stock subscribed......                                     483           (483)
  Stock redemption.............    357       (26)    (1,613)                                     851       (431)
  Elimination of El Paso Wire
     Division Retained
     Earnings..................                                                               (3,532)    (3,532)
                                 ------   ------    -------     -------        -------      --------   --------
Balance on December 29, 1994...  1,996     1,882     (2,619)        483           (483)       15,077     16,336
  Net income...................                                                               18,516     18,516
  Distributions to
     shareholders..............                                                              (10,409)   (10,409)
  Common stock issued..........  3,022       406         55        (483)           483                    3,483
  Common stock subscribed......      3                   (3)                                      --
  Stock redemption.............     34       (25)       (74)                                    (223)      (288)
  Elimination of Albion Wire
     Division Retained
     Earnings..................                                                               (1,580)    (1,580)
                                 ------   ------    -------     -------        -------      --------   --------
Balance on December 28, 1995...  $5,055   $2,263    $(2,641)    $    --        $    --      $ 21,381   $ 26,058
                                 ======   ======    =======     =======        =======      ========   ========


    The accompanying notes are an integral part of the financial statements

                            DEKKO WIRE TECHNOLOGIES

                        COMBINED STATEMENT OF CASH FLOWS
               FOR EACH OF THE TWO YEARS ENDED DECEMBER 28, 1995
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                                1995        1994
                                                              --------    --------
Cash flows from operating activities:
Net income..................................................  $ 18,516    $ 18,313
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     2,729       1,189
  (Gain) loss on sale of property, plant and equipment......        14         (51)
  (Gain) loss on investment in Group Dekko Services LLC.....      (362)        179
  Change in assets and liabilities:
     Accounts receivable....................................       643      (3,994)
     Inventory..............................................      (760)      3,454
     Prepaid expenses.......................................       291          19
     Accounts payable.......................................      (670)      1,614
     Accrued expenses.......................................     1,235         130
     Customer deposits......................................       (91)        180
                                                              --------    --------
          Net cash provided by operating activities.........    21,545      21,033
                                                              --------    --------
Cash flows from investing activities:
  Property, plant and equipment acquired....................    (4,792)       (751)
  Proceeds from sale of property, plant and equipment.......       136         124
  Investment in Group Dekko Services LLC....................                  (100)
  Distribution from investment in Group Dekko Services
     LLC....................................................       392
  Other assets acquired.....................................       (59)       (109)
  Acquisition of businesses.................................    (6,550)     (2,790)
  Change in undisbursed bond funds..........................     4,745
                                                              --------    --------
          Net cash used in investing activities.............    (6,128)     (3,626)
                                                              --------    --------
Cash flows from financing activities:
  Net borrowings (payments) on lines of credit..............    (1,640)       (300)
  Proceeds from short-term debt.............................                 2,671
  Payments on short-term debt...............................    (1,671)     (1,500)
  Proceeds from long-term debt..............................     3,100       6,200
  Payments on long-term debt................................    (5,521)     (7,176)
  Stock redemption..........................................      (431)     (5,243)
  Proceeds from sale of stock...............................     3,483       2,411
  Distribution to shareholders..............................   (10,409)    (11,987)
                                                              --------    --------
          Net cash used in financing activities.............   (13,089)    (14,924)
                                                              --------    --------
Acquisition adjustment......................................    (1,580)     (3,532)
                                                              --------    --------
Net change in cash and cash equivalents.....................       748      (1,049)
Cash and cash equivalents, beginning of year................     2,201       3,250
                                                              --------    --------
Cash and cash equivalents, end of year......................  $  2,949    $  2,201
                                                              ========    ========


    The accompanying notes are an integral part of the financial statements

                            DEKKO WIRE TECHNOLOGIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1. BASIS OF PRESENTATION

     These combined financial statements and the accompanying notes for the years ended December 28, 1995 ("1995") and December 29, 1994 ("1994"), reflect the operations of Dekko Wire Technologies ("DWT"). DWT supplies high-quality insulated wire products and fabricated bare wire products primarily to the automotive, appliance, marine and electronic industries. DWT is part of a federation of companies known as "Group Dekko" and is comprised of the following:

                 1995                                          1994
                 ----                                          ----
- Albion Wire, Inc.                           - Albion Wire, a division of Group
- Dekko Automotive Wire, Inc.                   Dekko International, Inc.
- Hoosier Wire, Inc.                          - Dekko Automotive Wire, Inc.
- Silicones, Inc.                             - Hoosier Wire, Inc.
                                              - Silicones, Inc.

     Albion Wire, a division of Group Dekko International, Inc. (GDI), was purchased by Albion Wire, Inc. on December 30, 1994, the first day of 1995, by leveraged buy-out. The product lines of El Paso Wire, a division of GDI, were purchased by Dekko Automotive Wire, Inc. on December 31, 1993, the first day of 1994. For comparability, the operations of Albion Wire (1994) have been included in these combined financial statements. As a division of GDI, Albion Wire shared common management with DWT during 1994. Wire Tech, Inc. was merged into Hoosier Wire, Inc. on the first day of 1994 and continues to operate as a division of Hoosier Wire, Inc.

     DWT businesses are also known in their industries as "Wire Tech," "Masterwire," and "National Reel Services."

2. RELATED PARTY TRANSACTIONS

     DWT and the other Group Dekko companies have common executive management and most have common ownership. DWT owns 26.5% of Group Dekko Services LLC, a company providing administrative services to its members.

     With the exception of Wire Tech, Inc., each of the entitles comprising DWT was once owned GDI. DWT entitles separated from GDI in several transactions as follows:

  1994 and 1995

     - Albion Wire, a division of GDI, was purchased by Albion Wire, Inc. on the first day of 1995, by leveraged buy-out totaling $19,663. The purchase of product lines and property, plant and equipment were financed with the assumption of certain industrial revenue bonds totaling $9,800 from GDI, capital from shareholders, and cash flows from operations. The accounts receivable and inventory associated with the product lines were acquired at GDI's basis which approximated fair market value. The property, plant and equipment were acquired at fair market value.

     - The product lines of El Paso Wire, a division of GDI, were purchased by Dekko Automotive Wire, Inc. on the first day of 1994 for $3,885. The accounts receivable and inventory associated with these product lines were acquired at GDI's basis which approximated fair market value. The purchase was financed with a $2,671 note payable to GDI, cash flows from operations and draws on the revolving credit agreement. Dekko Automotive Wire, Inc. continued to lease property, plant and equipment used by the El Paso Wire Division from GDI under one-year renewable operating leases.

                            DEKKO WIRE TECHNOLOGIES

     - The property, plant and equipment leased from GDI by Dekko Automotive Wire, Inc.'s Alabama Wire Division was purchased by Dekko Automotive Wire, Inc. on the first day of 1994 for $13,751. The purchase was financed with the assumption of certain industrial revenue bonds totaling $11,105 from GDI, cash flows from operations and draws on the revolving line of credit. The property, plant and equipment were acquired at fair market value.

     - Certain property, plant and equipment leased by Hoosier Wire, Inc. from GDI was purchased by Hoosier Wire, Inc. on the first day of 1994 for $4,131. The purchase was financed with the transfer of an industrial revenue bond in the amount of $3,945 and cash flows from operations. The property, plant and equipment were acquired at fair market value.

     The following table summaries non-cash investing and financing activities related to the acquisitions described above:

                                                               1995       1994
                                                              -------    -------
Fair value of assets acquired...............................  $19,663     21,767
Less: cash paid.............................................    9,863      4,046
                                                              -------    -------
Liabilities incurred or assumed.............................  $ 9,800    $17,721
                                                              =======    =======

     DWT continues to lease certain equipment and manufacturing facilities from GDI under one-year renewable operating leases. Rent expense paid to GDI is included in the table below. Total rent expense charged to operations is disclosed in Note 8.

     DWT has significant transactions with Group Dekko companies described as follows:

     - Group Dekko Services LLC, a company wholly-owned by DWT and the other Group Dekko companies, provides DWT with certain administrative services, including: financial, tax, and accounting; employee benefit administration; legal counsel; facilities management; marketing and corporate planning; human resources management; information and communication systems; environmental and safety; risk management; and corporate records.

     - Group Dekko Logistics LLC, owned by Group Dekko Services LLC and GDI, provides transportation management and trucking services to DWT.

     - Certain DWT companies make payments to GDI on sales agreements for the purchase of intangible assets such as customer lists, trade names, patents, etc.

                            DEKKO WIRE TECHNOLOGIES

     DWT transactions with other Group Dekko companies are summarized as follows:

                                                               1995      1994
                                                              ------    ------
INCOME STATEMENT
Trade sales.................................................  $7,605    $5,256
Rent paid on facilities and equipment.......................   1,203     2,617
Rental income...............................................     334       349
Administrative services purchased...........................   1,822     2,403
Interest expense on notes payable...........................      91       339
Materials purchased.........................................   4,889     2,582
Labor purchased.............................................     269     1,078
Transportation services purchased...........................     506       876
Accrual on intangible assets................................      59        64
Capital distribution from Group Dekko Services LLC..........     392        --
Gain/(loss) on investment in Group Dekko Services LLC.......     362      (179)
BALANCE SHEET
Notes payable, balance at year end..........................      --     1,671
Accounts payable, balance at year end.......................   1,088       747
Accounts receivable, balance at year end....................     637       601

3. ACCOUNTING POLICIES

     Principles of Combination -- The combined financial statements include the accounts of the companies comprising DWT as detailed in Note 1. All significant intercompany transactions have been eliminated in combination.

     Cash and Cash Equivalents -- Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less. Interest paid during 1995 and 1994 was $1,657 and $1,270, respectively.

     Inventories -- DWT used the last-in, first-out (LIFO) cost method of valuing its inventories for approximately 86% and 95% of total inventories at December 28, 1995 and December 29, 1994, respectively. The remainder are stated at cost using the first-in, first-out (FIFO) method. On the first day of 1994, Dekko Automotive Wire, Inc., adopted the LIFO method of accounting. The cumulative effect of this accounting change for years prior to 1994 is not determinable, nor are the pro forma effects of retroactive application of the LIFO method to prior years. This change decreased 1994 net income by $1,565.

     Property, Plant and Equipment -- Assets are recorded at cost. Upon sale or retirement of property, plant and equipment, the asset cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

     Depreciation on assets is calculated by declining balance and straight-line methods over estimated lives principally as follows: buildings -- 15 to 39 years; machinery and equipment -- 5 to 7 years.

     Intangible Assets -- As part of various sales agreements, DWT has purchased customer lists, trade names, patents, etc., from GDI. Acceleration clauses in the agreements dictate that unpaid amounts are due immediately upon sale, liquidation, merger or other triggering event The assets are amortized over 15 years. Unpaid amounts under these agreements approximated $200 as of December 28, 1995.

     Financial Instruments -- The carrying amounts of financial instruments including cash equivalents, certificates of deposit, receivables, and accounts payable approximated fair value as of December 28, 1995, because of the relatively short maturities of these instruments. The carrying value of long-term debt, including

                            DEKKO WIRE TECHNOLOGIES
current maturities, approximated fair value as of December 28, 1995, based upon terms and conditions currently available to the Company in comparison to terms and conditions of the long-term debt.

     Use of Estimates in the Preparation of Financial Statements -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                               1995
                                                              -------
Unsecured revolving and reducing line of credit Available
  $5,500, of which $3,850 was unused at December 28, 1995.
  Bank advances on the line of credit carry an interest rate of the bank's Reference Rate. Agreement was refinanced on
  April 25, 1995 and the new interest rate is the bank's
  Reference Rate minus one percent. At December 28, 1995,
  the effective rate was 7.5%. .............................  $ 1,650
Unsecured revolving and reducing line of credit Available:
  $5,000 of which $1,900 was unused at December 28, 1995.
  Bank advances on the line of credit carry an interest rate of the bank's Reference Rate minus three-quarters of a
  percent. Effective rate at December 28, 1995 was
  7.75%. ...................................................    3,100
Unsecured revolving line of credit Available for one year:
  $500 of which $340 was unused at December 28, 1995. Bank
  advances on the line of credit are payable on demand and
  carry an interest rate based on prime minus one percent.
  Effective rate at December 28, 1995 was 7.5%. ............      160
Harris Bank, El Paso County, Texas, Series 1994 Variable
  Rate Demand Industrial Development Revenue Bonds Interest
  payable monthly, repriced weekly. Effective rate: December
  28, 1995: 5.4% Average rate: 1995: 4.15% Principal due
  annually through December 1, 2007, in payment ranging from
  $500 to $800. ............................................    8,000
Town of Avilla, Indiana, Series "A" and "B" 1990 Adjustable
  Rates Industrial Refunding Revenue Bonds. Interest payable monthly, repriced weekly. Effective rate: December 28,
  1995: 5.35% Average rate: 1995: 3.86% Principal due
  annually through September 1, 2005, in payments ranging
  from $260 to $455. .......................................    3,478
Indiana Development Finance Authority -- Dekalb County
  Adjustable Rate Industrial Development Refunding Bonds
  Interest payable monthly, repriced weekly Effective rate:
  December 28, 1995: 5.2% Average rate: 1995: 3.50%
  Principal due annually through March 1, 2006, in payments
  ranging from $115 to $210. ...............................    1,750
Harris Bank, Town of Elkmont, Alabama, Series 1989
  Variable/Fixed Rate Industrial Development Bonds Interest
  payable monthly, repriced weekly Effective rate: December
  28, 1995: 5.4% Average rate: 1995: 4.17% Principal due
  annually through September 1, 2004, in payments ranging
  from $525 to $765. .......................................    5,500
Harris Bank, City of Kendallville, Indiana, Series 1987
  Variable/Fixed Rate Economic Development Revenue Bonds
  Interest payable monthly, repriced weekly. Effective rate:
  December 28, 1995: 5.25% Average rate: 1995: 4.69%
  Principal due annually through February 1, 2000 in
  payments of $300 each. ...................................    1,500

                            DEKKO WIRE TECHNOLOGIES

                                                               1995
                                                              -------
Bank One, Town of Ardmore, Alabama, Series 1989
  Variable/Fixed Rate Industrial Development Bonds Interest
  payable monthly, repriced weekly. Effective rate: December
  28, 1995: 5.35% Average rate: 1995: 4.34% Principal due
  annually through June 1, 2004, in payments ranging from
  $460 to $660. ............................................  $ 3,810
                                                              -------
                                                               28,948
  Less current portion......................................    2,545
                                                              -------
                                                              $26,403
                                                              =======

     The industrial revenue bonds are collateralized by land, buildings and machinery and equipment of the Company totaling $30,132 at December 28, 1995. As additional collateral on all bonds, all rights and interest on leases entered into with respect to the above land, buildings and machinery and equipment have been assigned to the holders of the bonds.

     Certain of the debt agreements contain restrictive covenants which include, among other things, minimum tangible net worth, maintenance of minimum working capital and requirements to maintain certain financial ratios. At certain measurement dates in 1994, DWT was not in compliance with certain covenants. These events of noncompliance were waived by the lending institutions.

     The aggregate amount of long-term debt maturing in each of the five years following December 28, 1995, is as follows $2,545, $3,345, $4,310, $4,050, and
$2,610.

5. SHAREHOLDERS' EQUITY


                                                                     DEKKO AUTOMOTIVE
                           HOOSIER WIRE, INC.    SILICONES, INC.        WIRE, INC.        ALBION WIRE, INC.
                           -------------------   ----------------   -------------------   -----------------
          SHARE             COMMON   TREASURY    COMMON  TREASURY    COMMON    TREASURY   COMMON   TREASURY
      INFORMATION:          STOCK      STOCK     STOCK    STOCK       STOCK     STOCK      STOCK    STOCK
      ------------         --------  ---------   ------  --------   ---------  --------   -------  --------
Par value................    No Par                 $10                   $10                 $10
Shares authorized........    500,00              60,000             1,000,000             500,000
                            =======              ======             =========             =======  =======
Shares issued as of
  December 29, 1994......   359,059   248,074    45,953   13,834       97,910      --          --       --
Redemption...............               5,050              2,333                  333
Sale.....................              (3,266)            (1,917)       2,225    (333)    300,000
                            -------   -------    ------   ------    ---------    ----     -------  -------
Shares issued as of
  December 28, 1995......   359,059   249,858    45,953   14,250      100,135      --     300,000       --
                            =======   =======    ======   ======    =========    ====     =======  =======


     The amounts corresponding to the common stock redemption and sale transactions in the schedule above are reflected as redeemable common stock and subscribed stock, respectively, in the balance sheet in the year immediately prior to the redemption or sale transaction, as these transactions had been approved by the Board of Directors. Common stock redemptions are reflected in the statement of shareholders' equity in the year the transaction was approved by the Board of Directors. Common stock sales are reflected as common stock subscribed in the statement of shareholders' equity in the year the transaction was approved by the Board of Directors and as common stock issued in the year the transaction was executed.

     As discussed in Note 1, two divisions of GDI have been included in these combined financial statements for comparability. The acquisition of these divisions by DWT requires the elimination of the amounts accumulated by the division as retained earnings. These eliminations are reflected in the statement of shareholders' equity during the year the division was acquired by DWT.

                            DEKKO WIRE TECHNOLOGIES

6. INCOME TAXES

     The shareholders of each of the respective companies comprising DWT have elected S Corporation status for federal and state income tax purposes, whereby profits and losses are passed directly to them for inclusion in their personal tax returns. Accordingly, no liability or provision for federal or state income taxes is included in the accompanying financial statements. The pro forma amounts below reflect the income taxes that would have been reported had DWT been subject to federal and state income taxes and if the DWT companies had filed separate income tax returns during those years. There are no material timing differences which would give rise to deferred tax assets or liabilities.

                                                               1995       1994
                                                               ----       ----
Combined income before income taxes.........................  $18,516    $18,313
Pro forma federal and state income taxes....................    7,272      7,430
                                                              -------    -------
Pro forma net income........................................  $11,244    $10,883
                                                              =======    =======

     Texas franchise taxes included in selling, general and administrative expenses were $491 and $10 in 1995 and 1994, respectively.

7. PROFIT SHARING RETIREMENT PLAN

     DWT participates in a profit sharing retirement plan of GDI which covers substantially all employees. Under the plan employees may, but are not required to, make contributions. DWT contributions under the plan are at the discretion of the Board of Directors and cannot exceed 15% of the annual compensation of the participating employees.

     Total profit sharing plan expense charged to operations in fiscal years 1995 and 1994 amounted to approximately $1,066 and $892, respectively.

8. LEASING TRANSACTIONS

     DWT leases certain equipment and manufacturing facilities under renewable operating leases. Total rent expense charged to operations was $1,712 and $3,059 in 1995 and 1994, respectively. Rent paid to related parties is summarized in
Note 2. The aggregate amount of minimum operating lease payments in each of the four years following December 28, 1995, is as follows: $353, $352, $299, and $114.

9. SIGNIFICANT CUSTOMER

     Sales to a single customer approximated 39% and 29% of total 1995 and 1994, sales, respectively. Accounts receivable from this customer at December 28, 1995 approximated 29% of total trade receivables. Sales to the automotive and appliance industries were 51% and 47%, of total sales, respectively, in 1995 and 1994.

10. SUBSEQUENT EVENTS

     On February 6, 1996, the Boards of Directors of each of the companies comprising DWT approved, subject to approval by the shareholders of the respective companies, certain Purchase Agreements whereby International Wire Group, Inc. (International Wire) would:

     - acquire substantially all of the assets and assume certain of the liabilities of Dekko Automotive Wire, Inc., Albion Wire, Inc., and Silicones, Inc.

     - acquire all of the issued and outstanding common shares of Hoosier Wire, Inc.

                            DEKKO WIRE TECHNOLOGIES

     Consideration for the above mentioned acquisition is to be in the form of cash and warrants to purchase shares in International Wire Holding Company, the parent of International Wire as follows:

                                                              GROSS CASH    WARRANTS
                                                              ----------    --------
Dekko Automotive Wire, Inc..................................   $ 64,665       779,092
Albion Wire, Inc............................................     47,288       569,732
Silicones, Inc..............................................      7,624        91,850
Hoosier Wire, Inc...........................................     46,423       559,326
                                                               --------     ---------
          Total.............................................   $166,000     2,000,000

     The consideration described above is subject to certain adjustments prescribed by the Purchase Agreements and the payment of all outstanding debt and certain retained liabilities at the date of closing, as well as an aggregate escrow amount of $10 million. Closing is expected to occur prior to March 31, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Wirekraft Holdings Corp.:

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Wirekraft Holdings Corp. and subsidiaries (formerly WB Holdings, Inc.) for the six months ended May 31, 1995 and the year ended November 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Wirekraft Holdings Corp. and subsidiaries for the six months ended May 31, 1995 and the year ended November 30, 1994, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
St. Louis, Missouri
January 27, 1996

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED       YEAR ENDED
                                                                MAY 31, 1995      NOVEMBER 30, 1994
                                                              ----------------    -----------------
Net sales...................................................      $168,053            $240,972
Operating expenses:
  Cost of goods sold........................................       138,851             201,602
  Selling, general and administrative.......................        13,301              14,319
  Depreciation and amortization.............................         6,474               6,435
  Compensation expense......................................           895                  --
  Expenses related to sale..................................           501                  --
  Expenses related to plant closings........................         2,000                  --
                                                                  --------            --------
Operating income............................................         6,031              18,616
Other income (expense):
  Interest expense..........................................        (8,020)            (10,565)
  Amortization of deferred financing costs..................        (1,657)             (1,995)
                                                                  --------            --------
Income (loss) before income tax provision and extraordinary
  item......................................................        (3,646)              6,056
Income tax provision (benefit)..............................        (2,114)              3,023
                                                                  --------            --------
Income (loss) before extraordinary item.....................        (1,532)              3,033
Extraordinary item -- loss due to early extinguishment of
  debt, net of income tax of $4,930.........................        (7,835)                 --
                                                                  --------            --------
Net income (loss)...........................................      $ (9,367)           $  3,033
                                                                  ========            ========

        See accompanying notes to the consolidated financial statements

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE SIX MONTHS ENDED MAY 31, 1995 AND
                        THE YEAR ENDED NOVEMBER 30, 1994
                                 (IN THOUSANDS)

                                                         CLASS A    ADDITIONAL    RETAINED
                                  PREFERRED    COMMON    COMMON      PAID-IN      EARNINGS
                                    STOCK      STOCK      STOCK      CAPITAL      (DEFICIT)     TOTAL
                                  ---------    ------    -------    ----------    ---------    -------
Balance November 30, 1993.......     $--        $200       $24       $22,576       $ 2,541     $25,341
Net income......................      --          --        --            --         3,033       3,033
                                     ---        ----       ---       -------       -------     -------
Balance November 30, 1994.......      --         200        24        22,576         5,574      28,374
Issuance of preferred stock.....      10          --        --        24,990            --      25,000
Issuance of common stock........      --           3        --           747            --         750
Issuance costs..................      --          --        --          (300)           --        (300)
Net loss........................      --          --        --            --        (9,367)     (9,367)
                                     ---        ----       ---       -------       -------     -------
Balance May 31, 1995............     $10        $203       $24       $48,013       $(3,793)    $44,457
                                     ===        ====       ===       =======       =======     =======

        See accompanying notes to the consolidated financial statements

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED       YEAR ENDED
                                                                MAY 31, 1995      NOVEMBER 30, 1994
                                                              ----------------    -----------------
Cash flows provided by (used in) operating activities:
  Net income (loss).........................................      $ (9,367)           $  3,033
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
Extraordinary item..........................................        12,765                  --
Depreciation and amortization...............................         6,474               6,435
Amortization of deferred financing costs....................         1,493               1,667
Accretion of debt discount..................................           164                 328
Deferred income taxes.......................................        (4,282)               (325)
Change in assets and liabilities, net of acquisitions:
  Accounts receivable.......................................        (9,863)             (7,928)
  Inventories...............................................          (824)             (6,622)
  Prepaid expenses and other................................          (166)             (2,951)
  Accounts payable..........................................          (617)              8,231
  Accrued and other liabilities.............................         2,628                (281)
  Accrued interest..........................................         1,276              (1,217)
  Income taxes payable/refundable...........................        (3,366)              2,443
  Other long-term liabilities...............................          (236)               (495)
                                                                  --------            --------
          Net cash from operating activities................        (3,921)              2,318
                                                                  --------            --------
Cash flows provided by (used in) financing activities:
  Acquisitions, net of cash.................................       (44,973)            (11,754)
  Capital expenditures, net.................................        (2,914)             (6,248)
                                                                  --------            --------
          Net cash from investing activities................       (47,887)            (18,002)
                                                                  --------            --------
Cash flows provided by (used in) financing activities:
  Proceeds from issuance of long-term obligations...........        24,000              12,674
  Equity proceeds...........................................        25,750                  --
  Borrowings of long-term obligations.......................        19,639              22,995
  Repayment of long-term obligations........................       (14,226)            (17,481)
  Financing fees and other..................................        (3,500)               (691)
                                                                  --------            --------
          Net cash from financing activities................        51,663              17,497
                                                                  --------            --------
Net change in cash and cash equivalents.....................          (145)              1,813
Cash and cash equivalents at beginning of the period........         2,053                 240
                                                                  --------            --------
Cash and cash equivalents at end of the period..............      $  1,908            $  2,053
                                                                  ========            ========

        See accompanying notes to the consolidated financial statements

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED MAY 31, 1995, AND
                        THE YEAR ENDED NOVEMBER 30, 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

     WB Holdings Inc. ("Holdings"), a Delaware corporation, was formed to participate in the December 21, 1992 Acquisition (defined below). Holdings had no operations prior to December 21, 1992.

     On December 2, 1994, Holdings, through a series of mergers, became a wholly-owned subsidiary of Wirekraft Holdings Corp. ("New Holdings" together with Holdings, the "Company"). Pursuant to the mergers, the existing stockholders of Holdings exchanged their Holdings securities for New Holdings securities that have terms identical to the exchanged Holdings securities. New Holdings, a Delaware corporation, was formed to participate in the acquisition of Electro Componentes de Mexico S.A. de C.V. ("ECM") as discussed in Note 2. New Holdings had no operations prior to December 2, 1994. Holdings and New Holdings have a fiscal year-end of November 30.

     On December 21, 1992, Holdings, through a series of acquisitions and mergers, acquired all of the issued and outstanding common stock of Bristol Holding Corporation and Burcliff Holdings Corporation, the parent companies of the general partners of Kirtland Indiana, Limited Partnership for a total consideration of $116,997 (the "Acquisition"). Through a related series of mergers after the Acquisition, Bristol Holding Corporation became the surviving entity. Bristol Holding Corporation was later renamed Wirekraft Industries, Inc. ("Wirekraft") (together with Holdings, the "Company"). Wirekraft through its two segments, the Wire segment and the Harness segment, is engaged in the manufacture, design and distribution of insulated wire and wire harnesses used primarily in the appliance and automobile markets. The Company markets and distributes its products through a combination of internal sales representatives and independent sales representatives, selling primarily to original equipment manufacturers.

     The total cost of the Acquisition consisted of $57,967 for issued and outstanding common stock, $42,877 for the retirement of existing indebtedness, $1,175 for outstanding warrants and $14,978 for fees and expenses. The Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost was allocated to the acquired net assets based on their respective fair values.

     The total acquisition cost was allocated to the acquired net assets as follows:

Current assets............................................  $ 29,461
Property, plant and equipment.............................    19,980
Goodwill..................................................    80,319
Fees and costs............................................     9,580
Other non-current assets..................................       386
Current liabilities.......................................   (16,365)
Other liabilities.........................................    (6,364)
                                                            --------
                                                            $116,997
                                                            --------

2. ECM ACQUISITION

     On December 2, 1994, through a series of acquisitions and transfers from New Holdings, Wirekraft acquired the stock of ECM and certain assets from General Electric Company. The purchase price, including fees and expenses, was approximately $49,550. The purchase price consisted of $20,000 in cash, 1,000,000 shares of Series A Senior Preferred Stock, par value $.01 per share, $25 liquidation preference and 275,758 shares of common stock on New Holdings.

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The acquisition of ECM was accounted for using the purchase method of accounting whereby the total acquisition cost was allocated to the acquired net assets based on their respective fair values. The total acquisition cost was allocated to the acquired net assets as follows:

Current assets.............................................  $ 8,211
Property, plant and equipment..............................    8,288
Intangibles................................................   37,958
Fees and costs.............................................    3,500
Current liabilities and other reserves.....................   (8,407)
                                                             -------
                                                             $49,550
                                                             =======

     Unaudited pro forma data, which show condensed results of operations for the year ended November 30, 1994 as though the acquisition and related financing of ECM had occurred at the beginning of the period is as follows:

Net sales.................................................  $319,486
Net income................................................  $  5,758

3. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements for the year ended November 30, 1994 include the accounts of Holdings and its wholly-owned subsidiary, Wirekraft. The consolidated financial statements for the six months ended May 31, 1995 include the accounts of New Holdings and its wholly-owned subsidiary, Holdings. All material intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition

     Sales and related costs of goods sold are included in income when goods are shipped to customers.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: building and improvements -- 25 years; machinery and equipment -- 7 years; and furniture and fixtures -- 5 years. Leasehold improvements are amortized over the shorter of the term of the respective lease or life of the respective improvement.

  Intangible Assets

     Intangible assets, which consist principally of goodwill arising from the excess of cost over the value of net assets acquired, are amortized using the straight-line method over forty years. Accumulated amortization aggregated $4,040 at November 30, 1994.

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Deferred Financing Costs

     Deferred financing costs, which consists of fees and other expenses associated with the debt financing, are amortized over the term of the related debt using the effective interest method and the straight-line method which approximates the effective interest method.

  Income Taxes

     Deferred income taxes are determined using the liability method.

  Statement of Cash Flows

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Interest paid for the six months ended May 31, 1995 and the year ended November 30, 1994 was approximately $6,744 and $11,803, respectively. Taxes paid for the six months ended May 31, 1995 and the year ended November 30, 1994 were approximately $604 and $905, respectively. In connection with the Acquisition, the Company assumed liabilities aggregating $22,729, which is a non-cash investing activity.

     During the six months ended May 31, 1995, the Company entered into a capital lease obligation of $4,714 for new equipment.

  Fair Value of Financial Instruments

     The fair market values of the financial instruments included in the consolidated financial statements approximate the carrying values of the financial instruments.

  Concentration of Credit Risk

     Accounts receivable from companies located throughout the United States in the appliance and automotive industries amounted to approximately $12,397 and $15,684, respectively at November 30, 1994. Sales to the Company's five largest customers represented 61% of net sales for the six months ended May 31, 1995 and 51% and 56% of net sales in 1994 and 1993, respectively. A significant portion of the Company's sales are to three major customers within the Harness Segment. Sales to one of these customers represented 25% of net sales for the six months ended May 31, 1995. The Company has entered into a supply contract with this customer expiring in 2002. Sales to the Company's two other major customers represented 12% and 7% of net sales for the six months ended May 31, 1995, 17% and 11% of net sales in 1994. In 1995, a supply contract with one of the above mentioned customers expired. A supply contract was subsequently renegotiated through December, 1998.

4. FINANCING COSTS AND RELATED PARTY TRANSACTIONS

     In connection with the Acquisition and ECM acquisition, the Company incurred aggregate fees and costs of $11,900. Costs of $11,100 related to the 12% Senior Subordinated Notes due 2003 and Credit Agreement are included in deferred financing costs and are amortized over the term of the related borrowings. Costs of $800 related to the issuance of Holding's common stock have been deducted from the proceeds to reduce the carrying value of the common stock.

     In connection with the Acquisition and the related financing, Holdings and Wirekraft entered into a Monitoring and Oversight Agreement ("Agreement") with Hicks, Muse & Co., Incorporated ("Hicks, Muse") (an affiliate of the Company) pursuant to which the Company paid Hicks, Muse a financial advisory fee of $1,725. The fees, which also include $200 paid in connection with the acquisition of Ristance and $750

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

paid in connection with the acquisition of ECM, have been allocated to the Company's debt and equity securities as deferred financing costs or as a deduction from the cash proceeds received from the sale of stock. The Agreement further provides that the Company shall pay Hicks, Muse an annual fee of $115 (subject to adjustment), for ten years, for monitoring and oversight services. Such Agreement was amended and restated in connection with the acquisition of ECM to increase the annual fee for financial advisory services to $200 (subject to adjustment). The obligation under the Agreement, as amended, and the related deferred financing costs have been recorded in the consolidated balance sheet.

5. STOCKHOLDERS' EQUITY

     The authorized capital stock of the Company at May 31, 1995 consists of 50,000,000 shares of common stock, 3,000,000 shares of Class A common stock, and 10,000,000 shares of preferred stock. In connection with the financing of the Acquisition, the Company issued 20,000,000 shares of common stock, 2,402,402 shares of Class A common stock and 1,621,622 warrants to purchase common stock. Each warrant represents the right to purchase one share of the Company's common stock for $1.00 per warrant. The warrants expire on December 31, 2002. As of May 31, 1995, no warrants had been exercised. On December 2, 1994, in connection with the acquisition of ECM, the Company issued 1,000,000 shares of Series A Senior Preferred Stock and 275,758 shares of common stock.

     The Class A common stock may be converted into shares of common stock at the option of the holder at any time. In addition, shares of the Class A common stock (i) may be converted into common stock at the option of the Company effective immediately prior to the occurrence of a Triggering Event (as defined in the Company's Certificate of Incorporation) or (ii) shall automatically be converted on December 31, 2002. Such conversions are based on a formula set forth in the Company's Certificate of Incorporation.

     Dividends are payable to holders of the common stock and Class A common stock in amounts as and when declared by the Company's board of directors, subject to legally available funds and certain agreements governing the Company's indebtedness. In the event of any liquidation, dissolution or winding up of the Company, before any payment or distribution of the assets of the Company shall be made to the holders of the Class A common stock, each share of common stock shall be entitled to a liquidation preference based on a formula set forth in the Company's Certificate of Incorporation. The common stock and the Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

     The Company has adopted a qualified and non-qualified incentive stock option plan (the "Option Plan") for officers and key employees of Holdings. A total of 1,471,000 shares of the Company's common stock has been reserved for issuance under the Option Plan. Under the Option Plan, eligible participants may receive qualified and non-qualified options to purchase shares of the Company's common stock.

     Options are exercisable at such time and on such terms as the committee appointed to administer the Option Plan (the "Committee") determines. The exercise price for the options granted under the Option Plan may not be less than the fair market value of the underlying share, as determined by the Committee on the date of grant. Generally, an option may be exercised only if the holder is an officer or employee of the Company at the time of exercise. Options granted under the Option Plan are not transferable, except by will and the laws of descent and distribution. During the year ended November 30, 1994, the Company granted options to purchase 75,000 shares of common stock at $2.74 per share and canceled 235,200 options. No options were exercised during the year. During the six months ended May 31, 1995, the Company granted options to purchase 100,000 shares of common stock at $2.74 per share, canceled 188,800 shares and 20,000 options were exercised. At May 31, 1995, there were 764,000 options available for issuance under the Option Plan.

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                                      SIX MONTHS ENDED       YEAR ENDED
                                                        MAY 31, 1995      NOVEMBER 30, 1994
                                                      ----------------    -----------------
Current:
  Federal...........................................      $ 1,022              $2,741
  State.............................................          892                 607
  Foreign...........................................          254                  --
                                                          -------             -------
                                                            2,168               3,348
                                                          -------             -------
Deferred:
  Federal...........................................       (3,159)               (124)
  State.............................................       (1,123)               (201)
                                                          -------             -------
                                                           (4,282)               (325)
                                                          -------             -------
          Total.....................................      $(2,114)             $3,023
                                                          =======             =======

     Reconciliation between the Federal statutory income tax rate and the effective tax rate is summarized below:

                                                      SIX MONTHS ENDED       YEAR ENDED
                                                        MAY 31, 1995      NOVEMBER 30, 1994
                                                      ----------------    -----------------
Federal taxes at statutory rate (34%)...............      $(1,240)             $2,059
State taxes, net of federal effect..................          210                 268
Foreign.............................................       (1,468)                 --
Nondeductible assets................................          340                 680
Other...............................................           44                  16
                                                          -------             -------
Provision (benefit) for income taxes................      $(2,114)             $3,023
                                                          =======             =======

7. PLANT CLOSING EXPENSE

     In May 1995, the Company recorded a pretax charge to operations of $2,000 to provide for plant closing costs. The Company's decision to shut-down certain harness segment plants was the result of a customer transitioning certain wire harness purchases to its own captive operations in Mexico and other third party suppliers. The plant closing costs include provisions for shut-down costs from the period of the plant closure to the date of disposal, commitment costs for leased equipment and severance related costs.

8. RETIREMENT BENEFITS

     Employees of Wire division, who are eligible under Section 414(q) of the Internal Revenue Code, may participate in the profit sharing plan sponsored by the Company. The plan qualifies under the Internal Revenue Code section 401(k), and the Company may at its discretion make contributions on a matching or non-matching basis. Employees of the Wire Division with approximately one year of service may also participate in a money purchase pension plan sponsored by the Company. The Company is required to make contributions to the money purchase pension plan equal to 3% of an employee's eligible compensation as defined in the plan document. Expense under these two plans amounted to approximately $363 and $451 for the six months ended May 31, 1995 and the year ended November 30, 1994, respectively.

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. LEASES

     The Company leases certain of its manufacturing facilities and equipment under long-term lease agreements with lease terms expiring through February 2004. Rent expense applicable to the noncancelable operating leases aggregated $505, $436 and $431 for the six months ended May 31, 1995 and for the year ended November 30, 1994.

     The schedule of future minimum lease payments by calendar year under operating leases at November 30, 1994 is as follows:

1995........................................................  $1,645
1996........................................................   1,607
1997........................................................   1,567
1998........................................................   1,324
1999........................................................   1,234
Thereafter..................................................   1,723

10. CONTINGENCIES

     The Company is subject to various lawsuits and claims with respect to such matters as patents, product liabilities, government regulations, and other actions arising in the normal course of business. In the opinion of management, the ultimate liabilities resulting from such lawsuits and claims will not have a material adverse effect on the Company's consolidated financial conditions and results of operations.

11. OTHER ACQUISITIONS

     On December 10, 1993, Wirekraft acquired certain assets and related liabilities of the wire business of the Ristance division of Echlin Corporation ("Ristance"). The purchase price, including fees and expenses, paid in cash, was approximately $11,800 which was funded through additional borrowings under the Credit Agreement. The acquisition of Ristance was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to assets and liabilities acquired based upon their fair value at the date of the acquisition.

                            WIREKRAFT HOLDINGS CORP.
                          (FORMERLY WB HOLDINGS INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. BUSINESS SEGMENT INFORMATION

     Certain information concerning the Company's operating segments for the six months ended May 31, 1995 and the year ended November 30, 1994 is presented below. Total revenue by segment includes both sales to customers and intersegment sales, which are accounted for at prices charged to customers and eliminated in consolidation.

                                                              WIRE      HARNESS     CONSOLIDATED
                                                            --------    --------    ------------
Six Months Ended May 31, 1995
  Total revenue...........................................  $ 88,488    $ 88,620
  Intersegment sales......................................     7,807       1,248
                                                            --------    --------
  Sales to customers......................................  $ 80,681    $ 87,372      $168,053
                                                            ========    ========
  Operating income........................................     1,320       4,711         6,031
  Depreciation and amortization...........................     2,534       3,940         6,474
  Capital expenditures, net...............................     1,636       1,278         2,914
Year Ended November 30, 1994 Total revenue................  $153,014    $101,167
  Intersegment sales......................................    13,209          --
                                                            --------    --------
  Sales to customers......................................  $139,805    $101,167      $240,972
                                                            ========    ========
  Operating income........................................     9,433       9,183        18,616
  Depreciation and amortization...........................     4,451       1,984         6,435
  Capital expenditures, net...............................     5,819         429         6,248

13. SUBSEQUENT EVENT

     On June 12, 1995, International Wire Holding Company, through a series of mergers and acquisitions acquired all of the outstanding common stock of New Holdings (the "Transaction"). The Company has designated June 1, 1995, as the effective date of the Transaction for financial reporting purposes. In connection with the Transaction, the majority of the Company's long-term debt was repaid, the common stock of New Holdings was redeemed at $51,751, the Series A Senior Preferred Stock issued as part of the ECM acquisition (see Note 2) was redeemed at a liquidation value of $26,250 plus accrued dividends of $71 and the warrants and equity rights were retired at $10,133. As a result of the early repayment of certain long-term debt, $7,909 of deferred financing costs and $2,456 of OID were charged off and included as an extraordinary item in the accompanying Statements of Operations for the six months ended May 31, 1995. In addition, the Company paid a prepayment penalty of $2,400 to holders of subordinated notes. This amount has also been included in the accompanying statements of operations as an extraordinary item. The stock options granted pursuant to the Company's stock option plan were canceled for payment to the option holders who received cash. This amount totaled approximately $895 and has been included in the Statements of Operations as compensation expense for the six months ended May 31, 1995. In connection with the sale, the Company incurred expenses of $501 which has been recorded in the Statements of Operations as expenses related to sale.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Omega Wire Corp.:

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Omega Wire Corp. and subsidiaries for the two months ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Omega Wire Corp. and subsidiaries for the two months ended May 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
St. Louis, Missouri
January 27, 1996

                                OMEGA WIRE CORP.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                         TWO MONTHS ENDED MAY 31, 1995
                                 (IN THOUSANDS)

Net sales...................................................  $23,295
Operating expenses:
  Cost of goods sold........................................   17,512
  Selling, general and administrative.......................    1,639
  Depreciation and amortization.............................    1,233
                                                              -------
Operating income............................................    2,911
Other income (expense):
  Interest expense..........................................   (1,797)
  Amortization of deferred financing costs..................     (238)
                                                              -------
Income before income tax provision and extraordinary item...      876
Income tax provision........................................      171
                                                              -------
Income before extraordinary item............................      705
Extraordinary item -- loss due to early extinguishment of
  debt net of income tax of $2,082..........................   (4,044)
                                                              -------
Net loss....................................................  $(3,339)
                                                              =======

        See accompanying notes to the consolidated financial statements

                                OMEGA WIRE CORP.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         TWO MONTHS ENDED MAY 31, 1995
                                 (IN THOUSANDS)

                                       CLASS A               CARRYOVER OF
                             COMMON    COMMON     PAID-IN    PREDECESSOR     ACCUMULATED
                             STOCK      STOCK     CAPITAL       BASIS          DEFICIT       TOTAL
                             ------    -------    -------    ------------    -----------    --------
Issuance of common stock...   $420       $--      $41,580      $     --        $    --      $ 42,000
Issuance of Class A common
  stock....................     --        63           --            --             --            63
Issuance costs.............     --        --         (675)           --             --          (675)
Carryover of predecessor
  basis....................     --        --           --       (20,000)            --       (20,000)
Net loss...................     --        --           --            --         (3,339)       (3,339)
                              ----       ---      -------      --------        -------      --------
Balance May 31, 1995.......   $420       $63      $40,905      $(20,000)       $(3,339)     $ 18,049
                              ====       ===      =======      ========        =======      ========

        See accompanying notes to the consolidated financial statements

                                OMEGA WIRE CORP.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         TWO MONTHS ENDED MAY 31, 1995
                                 (IN THOUSANDS)

Cash flows provided by (used in) operating activities:
  Net loss..................................................  $  (3,339)
  Adjustment to reconcile net loss to net cash provided by
     (used in) operating activities:
  Extraordinary item........................................      6,126
  Depreciation and amortization.............................      1,233
  Amortization of deferred financing costs..................        238
  Deferred income taxes.....................................        120
  Change in assets and liabilities, net of acquisitions:
     Accounts receivable....................................      1,528
     Inventories............................................       (510)
     Prepaid expenses and other.............................       (231)
     Accounts payable.......................................        919
     Accrued and other liabilities..........................         10
     Accrued interest.......................................        952
     Income taxes payable/refundable........................     (2,033)
     Other long-term liabilities............................        (26)
                                                              ---------
          Net cash from operating activities................      4,987
                                                              ---------
Cash flows provided by (used in) investing activities:
  Acquisition, net of cash..................................   (159,080)
  Capital expenditures, net.................................       (581)
                                                              ---------
          Net cash from investing activities................   (159,661)
                                                              ---------
Cash flows provided by (used in) financing activities:
  Proceeds from issuance of long-term obligations...........    135,000
  Contributed capital.......................................     34,653
  Repayment of long-term obligations........................     (7,979)
  Financing fees and other..................................     (7,000)
                                                              ---------
          Net cash from financing activities................    154,674
                                                              ---------
Net change in cash..........................................         --
Cash at beginning of the period.............................         --
                                                              ---------
Cash at end of the period...................................  $      --
                                                              =========

        See accompanying notes to the consolidated financial statements

                                OMEGA WIRE CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         TWO MONTHS ENDED MAY 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

     Omega Wire Corp. ("Omega" or the "Company"), a Delaware corporation, was formed to participate in the Acquisition (defined below). Omega had no operations prior to the Acquisition.

     On March 31, 1995, Omega acquired all of the issued and outstanding common stock of THL-Omega Holding Corporation ("THL-Omega") for a total consideration $167,300 (the "Acquisition"). Omega, through its subsidiaries, is engaged in the manufacturing and marketing of non-insulated copper wire and cable products. The Company's products are used by a wide variety of customers primarily in the automotive and computer and data communications industries. Omega has a fiscal year-end of December 31.

     The total purchase price of the Acquisition of approximately $174,300, which included the retirement of existing indebtedness and related fees and costs, is summarized as follows:

Cash paid for all issued and outstanding common stock.....  $102,762
Cash paid to retire existing indebtedness.................    55,439
Common stock of Omega issued..............................     7,410
Fees and costs............................................     8,689
                                                            --------
                                                            $174,300
                                                            ========

     The Acquisition was accounted for using the purchase method of accounting whereby the total acquisition cost has been preliminarily allocated to the consolidated assets and liabilities based on their estimated respective fair values. In accordance with EITF 88-16, "Basis in Leveraged Buyout Transactions", a portion of the Acquisition has been accounted for at "predecessor basis". The application of predecessor basis reduced stockholders' equity and goodwill by $20,000. The purchase price allocations are still in process. It is not expected that the final allocation of the purchase cost will result in a materially different allocation than is presented herein.

     The total acquisition costs have been preliminarily allocated to the acquired net assets as follows:

Current assets............................................  $ 40,802
Property, plant and equipment.............................    38,974
Goodwill..................................................    96,701
Fees and costs............................................     9,000
Other assets..............................................        54
Current liabilities.......................................   (21,906)
Other liabilities.........................................    (9,325)
Carryover of predecessor basis............................    20,000
                                                            --------
                                                            $174,300
                                                            ========

2. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Omega and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition

     Sales and related cost of goods sold are included in income when goods are shipped to customers.

                                OMEGA WIRE CORP.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: buildings -- 25 to 40 years; building improvements 15 years; machinery and equipment -- 3 to 11 years; and furniture and fixtures -- 5 years. Leasehold improvements are amortized over the shorter of the term of the respective lease or the life of the respective improvement.

  Intangible Assets

     Intangible assets consist principally of goodwill arising from the excess of cost over the value of net assets acquired, which is being amortized using the straight-line method over forty years. Amortization of intangible assets amounted to $384 for the two months ended May 31, 1995.

  Deferred Financing Costs

     Deferred financing costs, consisting of fees and other expenses associated with the debt financing are amortized over the term of the related debt using the effective interest method and the straight-line method which approximates the effective interest method.

  Statement of Cash Flows

     For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Interest and taxes paid for the two months ended May 31, 1995 were $845 and $2, respectively.

     In connection with the Acquisition, certain shares of common stock of THL-Omega were exchanged for common stock of Omega. The total amount of shares exchanged were $7,410, which was a non-cash investing and financing activity.

3. FINANCING COSTS AND RELATED PARTY TRANSACTIONS

     In connection with the Acquisition, the Company incurred aggregate fees and costs of $7,000. Costs of $6,325 related to the debt financing are being amortized over the terms of the related borrowings. Costs of $675 related to the issuance of Omega's common stock have been deducted from the proceeds to reduce the carrying value of the common stock.

     In connection with the Acquisition and obtaining the related financing, Omega entered into a Monitoring and Oversight Agreement ("Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks, Muse") (an affiliate of the Company) pursuant to which the Company paid Hicks, Muse a cash fee of $2,525 as compensation for financial advisory services. The fees have been allocated to the debt and equity securities issued in connection with the Acquisition as deferred financing costs or as a deduction from the cash proceeds received from the sale of the common stock of Omega. The agreement further provides that the Company shall pay Hicks, Muse an annual fee of $200, for ten years for monitoring and oversight services adjusted annually at the end of each fiscal year to an amount equal to .1% of the consolidated net sales of the Company, but in no event less than $200 annually.

                                OMEGA WIRE CORP.

4. STOCKHOLDERS' EQUITY

     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, 6,333,333 shares of Class A common stock, and 10,000,000 shares of preferred stock. In connection with the financing of the Acquisition, the Company issued 42,000,000 shares of common stock and 6,333,333 shares of Class A common stock.

     The Class A common stock may be converted into shares of common stock at the option of the holder at any time. In addition, shares of the Class A common stock (i) may be converted into common stock at the option of the Company effective immediately prior to the occurrence of a Triggering Event (as defined in the Company's Certificate of Incorporation) or (ii) shall automatically be converted on March 31, 2005. Such conversions are based on a formula set forth in the Company's Certificate of Incorporation.

     Dividends are payable to holders of the common stock and Class A common stock in amounts as and when declared by the Company's board of directors, subject to legally available funds and certain agreements governing the Company's indebtedness. In the event of any liquidation, dissolution or winding up of the Company, before any payment or distribution of the assets of the Company shall be made to the holders of the Class A common stock, each share of common stock shall be entitled to a liquidation preference based on a formula set forth in the Company's Certificate of Incorporation. The common stock and the Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

5. INCOME TAXES

     The Company accounts for income taxes in accordance with provisions of SFAS No. 109. The provision for income taxes for the two months ended May 31, 1995 is as follows:

Current:
  Federal...................................................  $ 51
                                                              ----
Deferred:
  Federal...................................................    55
  State.....................................................    65
                                                              ----
                                                               120
                                                              ----
                                                              $171
                                                              ====

     Reconciliation between the federal statutory income tax rate and the effective tax rate is summarized below:

Federal taxes at statutory rate (34%).......................  $ 297
State taxes, net of federal effect..........................     43
Other.......................................................   (169)
                                                              -----
Provision for income taxes..................................  $ 171
                                                              =====

6. RETIREMENT PLANS

     The Company has a profit sharing plan covering substantially all employees of Omega Wire Corp. Contributions are made to a trusteed fund to accumulate as a retirement benefit for employees. The profit sharing expense amounted to $113 for the two months ended May 31, 1995.

     Effective January 1, 1995, the Company implemented a savings plan permitting substantially all employees to contribute up to 15% of their salary on a pre-tax basis to any of the six investment options available. There are no required Company contributions to the plan.

                                OMEGA WIRE CORP.

7. COMMITMENTS

     The Company leases certain property, transportation vehicles and other equipment under operating leases. Total lease expense for the two months ended May 31, 1995 was approximately $290.

     Under the terms of the agreements in effect at May 31, 1995, the Company has future minimum lease commitments as follows:

1995.......................................................  $   979
1996.......................................................    1,262
1997.......................................................    1,202
1998.......................................................    1,159
1999.......................................................    1,108
Later years................................................    9,198
                                                             -------
Total minimum lease commitments............................  $14,908
                                                             =======

8. CONTINGENCIES

     The Company is subject to various lawsuits and claims with respect to such matters as patents, product liabilities, government regulations, and other actions arising in the normal course of business. In the opinion of management, the ultimate liabilities resulting from such lawsuits and claims will not have a material adverse effect on the Company's consolidated financial conditions and results of operations.

9. SUBSEQUENT EVENT

     On June 12, 1995, International Wire Holding Company ("Holdings"), through a series of mergers and acquisitions acquired all of the outstanding common stock of the Company in exchange for certain of its common equity securities (the "Transaction"). In connection with the Transaction the Company has been renamed "International Wire Group, Inc." The Company has designated June 1, 1995, as the effective date of the Transaction for financial reporting purposes. In connection with the Transaction the Company's long-term debt was repaid. As a result of the early repayment of long-term debt, approximately $6,126 of deferred financing costs were charged off and included as an extraordinary item in the accompanying Statement of Operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
THL-Omega Holding Corporation:

     We have audited the accompanying consolidated statements of operations and retained earnings and cash flows of THL-Omega Holding Corporation and its subsidiaries for the three months ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit of these statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of THL-Omega Holding Corporation and subsidiaries for the three months ended March 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND, L.L.P.
St. Louis, Missouri
January 27, 1996

                         THL-OMEGA HOLDING CORPORATION

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                       THREE MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)

Net sales...................................................  $38,736
Costs and expenses:
  Cost of products sold.....................................   30,638
  Selling expenses..........................................    1,430
  General and administrative expenses.......................    1,493
  Compensation expense......................................    9,715
  Expenses related to sale of Company.......................    1,689
                                                              -------
Loss from operations........................................   (6,229)
Interest expense............................................   (1,478)
Other income................................................       32
                                                              -------
Loss before income taxes and extraordinary item.............   (7,675)
Provision for income taxes..................................      484
                                                              -------
Loss before extraordinary item..............................   (8,159)
Extraordinary item -- loss due to early extinguishment of
  debt net of income tax of $765............................   (1,148)
                                                              -------
Net loss....................................................   (9,307)
Retained earnings -- beginning of the year..................   13,284
                                                              -------
Retained earnings -- March 31, 1995.........................  $ 3,977
                                                              =======

        See accompanying notes to the consolidated financial statements

                         THL-OMEGA HOLDING CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)

Cash flows provided by (used in) operating activities:
  Net loss..................................................  $(9,307)
  Adjustment to reconcile net loss to net cash provided by
     (used in) operating activities:
     Extraordinary item.....................................    1,913
     Compensation expense...................................    9,715
     Depreciation and amortization..........................    1,509
     Change in assets and liabilities:
       Accounts receivable..................................    1,222
       Inventories..........................................    2,826
       Prepaid and other current assets.....................     (485)
       Accounts payable.....................................   (3,714)
       Accrued expenses.....................................      (90)
       Income taxes payable.................................       (5)
       Deferred compensation................................       20
                                                              -------
Net cash from operating activities..........................    3,604
                                                              -------
Cash flows provided by (used) investing activities:
  Capital expenditures, net.................................   (1,597)
                                                              -------
Net cash from investing activities..........................   (1,597)
                                                              -------
Cash flows provided by (used in) financing activities:
  Repayment of long-term debt...............................   (1,500)
  Net borrowing (repayment) under revolving credit
     facility...............................................     (656)
  Issuance of notes payable, net............................      678
  Redemption of common stock................................      (58)
                                                              -------
Net cash from financing activities..........................   (1,536)
                                                              -------
Net increase in cash........................................      471
Cash at beginning of period.................................      339
                                                              -------
Cash at end of period.......................................  $   810
                                                              =======

        See accompanying notes to the consolidated financial statements

                         THL-OMEGA HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)

1. THE COMPANY

     THL-Omega Holding Corporation and its subsidiaries ("THL-Omega" or the "Company") are engaged in the manufacturing and marketing of non-insulated copper wire and cable products. The Company's products are used by a wide variety of customers primarily in the automotive and computer and data communications industries. THL-Omega has a fiscal year-end of December 31.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of THL-Omega and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition

     Sales and related cost of goods sold are included in income when goods are shipped to customers.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined primarily using the last-in, first-out ("LIFO") method.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is calculated using the straight-line method. The average estimated lives utilized in calculating depreciation are as follows: buildings -- 25 to 40 years; building improvements -- 15 years; machinery and equipment -- 3 to 11 years; and furniture and fixtures -- 5 years. Leasehold improvements are amortized over the shorter of the term of the respective lease or the life of the respective improvement.

  Intangible Assets

     Intangible assets consist principally of goodwill arising from the excess of cost over the value of net assets acquired, which is being amortized using the straight-line method over forty years.

  Deferred Financing Costs

     Deferred financing costs, consisting of fees and other expenses associated with the debt financing are amortized over the term of the related debt using the effective interest method and the straight-line method which approximates the effective interest method.

  Statement of Cash Flows

     For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. Interest and taxes paid for the three months ended March 31, 1995 were $1,548 and $33, respectively.

                         THL-OMEGA HOLDING CORPORATION

3. INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109. The provision for income taxes for the three months ended March 31, 1995 is as follows:

Current:
  Federal...................................................  $384
  State.....................................................   100
                                                              ----
                                                              $484
                                                              ====

     Reconciliation between the statutory income tax rate and effective tax rate for the three months ended March 31, 1995 is summarized below:

Statutory U.S. federal tax rate............................  $(2,610)
State taxes, net of federal benefit........................       66
Amortization on non-deductible goodwill and non-deductible
  expenses.................................................    3,028
                                                             -------
                                                             $   484
                                                             =======

4. RETIREMENT PLANS

     The Company has a profit sharing plan covering substantially all employees of THL-Omega. Contributions are made to a trusteed fund to accumulate as a retirement benefit for employees. The profit sharing expense amounted to $249 for the three months ended March 31, 1995.

5. COMMITMENTS AND CONTINGENCIES

     The Company leases certain property, transportation vehicles and other equipment under operating leases. Rent expense for these operating leases for the three months ended March 31, 1995 was approximately $433.

     Under the terms of the agreements in effect at March 31, 1995, the Company has future minimum lease commitments as follows:

1995.......................................................  $   979
1996.......................................................    1,262
1997.......................................................    1,202
1998.......................................................    1,159
1999.......................................................    1,108
Later years................................................    9,198
                                                             -------
  Total minimum lease commitments..........................  $14,908
                                                             =======

     The Company is subject to legal proceedings and claims which arise in the normal course of business. In the opinion of management, the ultimate liabilities with respect to these actions will not have a material adverse effect on the Company's financial condition or results of operations.

6. ACQUISITION

     On March 31, 1995, ownership of the Company transferred pursuant to the terms of a Stock Purchase Agreement. Substantially all of the Company's long-term debt has been repaid. As a result of the early repayment of certain long-term debt, $1,013 of deferred financing costs was charged off and included as an

                         THL-OMEGA HOLDING CORPORATION
extraordinary item in the accompanying Statement of Operations and Retained Earnings for the three months ended March 31, 1995. In addition, the Company paid a prepayment penalty of $900 to holders of the subordinated notes. This amount also has been included in the accompanying Statement of Operations and Retained Earnings as an extraordinary item. Immediately prior to the sale of the Company, the Company sold common stock and granted stock options to certain officers and shareholders for consideration less than the fair value of the common stock. The difference between the fair value and the amount paid by the officers and shareholders has been included in the Statement of Operations and Retained Earnings as compensation expense for the three months ended March 31, 1995. In connection with the sale, the Company incurred expenses of $1,689 which has been included in the Statement of Operations and Retained Earnings as expenses related to the sale of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Electro Componentes de Mexico S.A. de C.V.:

     We have audited the accompanying statement of direct revenues and expenses of Electro Componentes de Mexico S.A. de C.V. (collectively, "ECM") for the eleven months ended November 30, 1994. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statement was prepared to present the results of the direct revenues and expenses of ECM pursuant to the acquisition agreement described in Note 1, and are not intended to be a complete presentation of ECM's results of operations or cash flows.

     In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the statement of direct revenues and expenses for the eleven months ended November 30, 1994, pursuant to the acquisition agreement referred to in Note 1, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
El Paso, Texas
April 24, 1995

                ELECTRO COMPONENTES DE MEXICO, S.A. DE C.V. AND
               CERTAIN RELATED ASSETS OF GENERAL ELECTRIC COMPANY

                   STATEMENT OF DIRECT REVENUES AND EXPENSES
                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1994
                                 (IN THOUSANDS)

Direct revenues.............................................  $73,549
Direct expenses:
  Cost of goods sold........................................   51,981
  Selling, general and administrative.......................   14,588
                                                              -------
Direct revenues in excess of direct expenses................    6,980
Other income................................................      242
                                                              -------
Direct revenues in excess of direct expenses before income
  tax provision.............................................    7,222
Income tax provision at statutory rate......................    2,787
                                                              -------
Net direct revenues in excess of direct expenses............  $ 4,435
                                                              =======

        See accompanying notes to the consolidated financial statements.

                ELECTRO COMPONENTES DE MEXICO, S.A. DE C.V. AND
               CERTAIN RELATED ASSETS OF GENERAL ELECTRIC COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1994
                                 (IN THOUSANDS)

1. BACKGROUND AND BASIS OF PRESENTATION

     Pursuant to an Acquisition Agreement (the "Agreement") dated December 2, 1994, between General Electric Company ("GE"), Wirekraft Industries, Inc. ("Wirekraft") and certain affiliates of GE and Wirekraft, Wirekraft acquired the stock of Electro Componentes de Mexico S.A., de C.V. ("Electro Componentes de Mexico") and certain related assets from GE (collectively, "ECM").

     Electro Componentes de Mexico, a "maquiladora," operates under Mexico's in-bond manufacturing program. ECM manufactures wire harnesses used in the appliance industry solely for GE.

     The accompanying Statement of Direct Revenue and Expenses for the eleven months ended November 30, 1994, has been derived from the historical books and records of Electro Componentes de Mexico and GE. This statement has been prepared to reflect certain historical information relating to the direct revenues and expenses of ECM for the purpose of meeting certain reporting requirements of the Securities and Exchange Commission. Separate records of ECM's assets and liabilities and revenues and expenses have not been maintained by GE. As such, it is impracticable to prepare full financial statements for ECM. The accompanying financial statement has been prepared on a basis which includes certain costs which have been charged or allocated by GE, and excludes certain other costs which have not been charged or allocated by GE, such as corporate overhead, employee benefits, interest and financing costs. The financial statement does not purport to present the results of operations of ECM as if it had been operated as a separate, unaffiliated entity, rather than as a wholly-owned subsidiary of GE during the period presented.

2. SIGNIFICANT ACCOUNTING POLICIES

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is calculated using a modified sum of the years digits method. The average estimated lives utilized in calculating depreciation are as follows: buildings and improvements -- 25 years; machinery and equipment -- 10 years; and furniture and fixtures -- 10 years. Leasehold improvements are amortized on the straight-line method over the shorter of the term of the respective lease or the life of the respective improvement.

  Foreign Currency Translation

     The "functional" currency of ECM is U.S. dollars. The historical books and records of Electro Componentes de Mexico are maintained in Mexican pesos and have been translated into U.S. dollars in accordance with the Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

     Monetary assets and liabilities are converted at the rate of exchange in effect at the date of acquisition of the asset, and revenue and expense accounts are converted using a weighted average exchange rate for the period. Translation gains and losses are included in income currently.

  Income Taxes

     ECM is not a separate taxable entity for federal, state or local income tax purposes. Mexican income taxes, amounting to $649, are included in the provision for income taxes based upon the separate tax return calculation of Electro Componentes de Mexico for the period presented. ECM's U.S. operations are included in the consolidated GE tax returns and GE has not historically allocated U.S. income taxes to ECM. For purposes of the income tax computation, the provision for income taxes for ECM's U.S. operations,

                ELECTRO COMPONENTES DE MEXICO, S.A. DE C.V. AND
               CERTAIN RELATED ASSETS OF GENERAL ELECTRIC COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amounting to $2,138, is based on an assumed combined statutory federal and state tax rate of 40% for the period presented. Current and deferred portions of the provision for income taxes have not been determined.

3. TRANSACTIONS WITH AFFILIATES

     ECM, through the normal course of business, conducts transactions with GE and its affiliates. All of ECM's sales and cost of goods sold relate to sales to GE and its affiliates.

     Receipts and disbursements of ECM have been managed by GE through a centralized treasury system. Accordingly, cash generated by ECM flow directly to GE and cash requirements are disbursed directly by GE. There is no direct interest cost allocation to ECM with respect to borrowings, if any, and, accordingly, the Statement of Direct Revenues and Expenses do not include any financing costs.

4. RETIREMENT BENEFITS

     Seniority premiums to which Mexican employees are entitled upon retirement after fifteen years or more of service, in accordance with the Mexican Federal Labor Law, are recognized as cost over the years in which services are rendered, based on actuarial computations. To this effect, Electro Componentes de Mexico has established an irrevocable trust fund. Payments to this fund, charged to operations, were $46 for the eleven months ended November 30, 1994.

5. LEASES

     ECM leases certain of its manufacturing facilities and equipment under long-term lease agreements with lease terms expiring through 2002. Rent expense applicable to these noncancelable leases aggregated $657 for the eleven months ended November 30, 1994.

     Future minimum lease payments under operating leases for the years ended November 30 are:

1995........................................................  $  671
1996........................................................     582
1997........................................................     536
1998........................................................     486
1999........................................................     468
Thereafter..................................................   1,279
                                                              ------
                                                              $4,022
                                                              ======

     Total lease expense under operating leases, including amounts previously noted as well as month-to-month leases, aggregated $1,276 for the eleven months ended November 30, 1994.

6. CONTINGENCIES

     ECM is subject to various lawsuits and claims with respect to such matters as patents, product liabilities, government regulations, and other actions arising in the normal course of business. In the opinion of management, the ultimate liabilities resulting from such lawsuits and claims will not have a material adverse effect on ECM's financial condition or results of operations.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable in connection with the offering of the securities to be registered and offered hereby. All of such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission. The Company has agreed to pay all expenses related to the registration of the Notes.

Securities and Exchange Commission Registration Fee.....  $  3,030.30
Printing and Engraving Expenses.........................    15,000.00
Legal Fees and Expenses.................................    75,000.00
Accounting Fees and Expenses............................    30,000.00
Miscellaneous...........................................    20,000.00
                                                          -----------
          Total.........................................  $143,030.30

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Certificate of Incorporation of the Company limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation the Company provides that Company shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or direct may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnifica-tion is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     On March 31, 1995, the Company (then known as Omega Wire Corp.) issued and sold 42,000,000 shares of its common stock, 6,333,333 shares of its class A common stock and $15,000,000 aggregate principal amount of its 13% Junior Subordinated Notes due 2010 ("Junior Notes") to affiliates of, and persons associated with, Hicks, Muse and Mills & Partners in connection with the acquisition of THL-Omega Holding Corporation. The consideration for the issuance of the common stock consisted of $34,590,000 in cash and certain equity securities of THL-Omega Holding Corporation. The consideration for the issuance of the class A common stock and the Junior Notes consisted of $63,333 in cash and $15,000,000 in cash, respectively.


     Exemption from registration with respect to the above-described sales by the Company was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.


     On June 12, 1995, the Company sold $150,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2005 (the "11 3/4% Notes") in a private placement in reliance of Section 4(2) under the Securities Act, at a price equal to 100% of the stated principal amount of such 11 3/4% Notes. The 11 3/4% Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A promulgated under the Securities Act.


     On March 5, 1996, the Company sold 35,000,000 shares of Holding Common Stock, 3,888,889 shares of Class A Common Stock and 400,000 shares of Preferred Stock sold in units together with warrants for the purchase of shares of Common Stock of Holding ("Units") to Chase Equity Associates and to certain affiliates of, and persons associated with, Hicks, Muse. The consideration for the issuance of the Holding Common Stock consisted of $35,000,000 in cash. The consideration for the issuance of the Class A Common Stock consisted of $38,889 in cash. The consideration for the issuance of the Units consisted of $10,000,000 in cash. Exemption from registration with respect to the sales was claimed under Section 4(2) of the Securities Act.

     On February 12, 1997, the Company exchanged the Preferred Stock for the Notes to be registered and offered hereby. Exemption from registration with respect to such exchange was claimed under Section 3(a)(9) of the Securities Act.


     On June 17, 1997, the Company sold $150,000,000 aggregate principal amount of 11 3/4% Series B Senior Subordinated Notes due 2005 ("11 3/4% Series B Notes") in a private placement in reliance on Section 4(2) under the Securities Act, at a price equal to 108 3/4% of the stated principal amount of such 11 3/4% Series B Notes. The 11 3/4% Series B Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

          2.1            -- Agreement and Plan of Merger dated as of June 2, 1995,
                            among Omega Wire Corp., Wirekraft Holdings Corp.,
                            International Wire Holding Company, International Wire
                            Group, Inc. and Wirekraft Acquisition Company.(1)
          2.2            -- Agreement and Plan of Merger, dated as of March 5, 1996, among Hoosier Wire, Inc., International Wire Group, Inc.,
                            and Wire Technologies, Inc.(2)
          2.3            -- Asset Purchase Agreement, dated as of March 5, 1996,
                            among Dekko Automotive Wire, Inc., International Wire
                            Holding Company, International Wire Group, Inc., and Wire
                            Technologies, Inc.(2)
          2.4            -- Asset Purchase Agreement, dated as of March 5, 1996,
                            among Albion Wire, Inc. International Wire Holding
                            Company, International Wire Group, Inc., and Wire
                            Technologies, Inc.(2)
          2.5            -- Asset Purchase Agreement, dated as of March 5, 1996,
                            among Silicones, International Wire Holding Company,
                            International Wire Group, Inc., and Wire Technologies,
                            Inc.(2)
          2.6            -- Stock Purchase Agreement dated as of January 2, 1997,
                            among International Wire Group, Inc., Camden Wire Co.,
                            Inc. and Oneida Ltd.*
          3.1            -- Restated Certificate of Incorporation of International
                            Wire Group, Inc.(4)
          3.2            -- By-Laws of International Wire Group, Inc.(1)
          3.7            -- Certificate of Incorporation of Camden Wire Co., Inc.*
          3.8            -- Bylaws of Camden Wire Co., Inc.*
          3.9            -- Certificate of Incorporation of ECM Holding Company.(1)
          3.10           -- Bylaws of ECM Holding Company.(1)
          3.11           -- Certificate of Incorporation, as amended, of Omega Wire,
                            Inc. (formerly known as THL-Omega Holding
                            Corporation).(1)
          3.12           -- Bylaws, as amended, of Omega Wire, Inc. (formerly known as THL-Omega Holding Corporation).(1)
          3.13           -- Certificate of Incorporation, as amended, of OWI
                            Corporation.(1)
          3.14           -- Bylaws of OWI Corporation.(1)
          3.15           -- Certificate of Incorporation of Wirekraft Employment
                            Company.(1)
          3.16           -- Bylaws of Wirekraft Employment Company.(1)
          3.17           -- Certificate of Incorporation of Wire Harness Industries,
                            Inc.*
          3.18           -- Bylaws of Wire Harness Industries, Inc.*
          3.19           -- Certificate of Incorporation, as amended, of Wirekraft
                            Industries, Inc.(1)
          3.20           -- Bylaws of Wirekraft Industries, Inc.(1)
          3.21           -- Articles of Incorporation of Wire Technologies, Inc.*
          3.22           -- Bylaws of Wire Technologies, Inc.*
          4.1            -- Indenture, dated as of June 12, 1995, among International
                            Wire Group, Inc., as Issuer, the Subsidiary Guarantors
                            (as therein defined) and IBJ Schroder Bank & Trust
                            Company, as Trustee.(1)
          4.2            -- Form of the 11 3/4% Note (included in Exhibit 4.1,
                            Exhibit B).
          4.3            -- Exchange and Registration Rights Agreement, dated as of
                            June 12, 1995, among International Wire Group, Inc., the
                            Subsidiary Guarantors (as therein defined), Chemical
                            Securities Inc. and BT Securities Corporation.(1)

          4.4            -- First Supplemental Indenture, dated as of March 5, 1996, by and among International Wire Group, Inc., Wire
                            Technologies, Inc., the subsidiary guarantors party
                            thereto, and IBJ Schroder Bank & Trust Company, as
                            Trustee.(2)
          4.5            -- Certificate of Designation of Series A Senior Cumulative
                            Exchangeable Redeemable Preferred Stock of International
                            Wire Group, Inc.(2)
          4.6            -- Second Supplemental Indenture, dated as of December 20,
                            1996, by International Wire Group, Inc. the subsidiary
                            guarantors party thereto, and IBJ Schroder Bank and Trust
                            Company, as Trustee.(5)
          4.7            -- Indenture, dated as of February 12, 1997, among
                            International Wire Group, Inc., as Issuer, the Subsidiary
                            Guarantors (as therein defined) and IBJ Schroder Bank &
                            Trust Company, as Trustee.**
          4.8            -- Form of 14% Note (included in Exhibit 4.7, Exhibit A).
          4.9            -- Preferred Stock and Warrant Purchase Agreement dated as of March 5, 1996, by and among International Wire Holding
                            Company, International Wire Group, Inc., Chemical Equity
                            Associates and Hicks, Muse, Tate & First Equity Fund II,
                            L.P.*
          4.10           -- Third Supplemental Indenture, dated as of February 12,
                            1997, by and among International Wire Group, Inc., the
                            subsidiary guarantors party thereto, and IBJ Schroder
                            Bank & Trust Company, as Trustee.**
          4.11           -- First Supplemental Indenture, dated as of June 10, 1997, by and among International Wire Group, Inc., the
                            subsidiary guarantors party thereto, and IBJ Schroder
                            Bank & Trust Company, as Trustee.**
          4.12           -- Indenture, dated as of June 17, 1997, among International
                            Wire Group, Inc., as Issuer, the Subsidiary Guarantors
                            (as therein defined) and IBJ Schroder Bank & Trust
                            Company, as Trustee.**
          4.13           -- Form of 11 3/4% Series B Note (included in Exhibit 4.11,
                            Exhibit A).
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the
                            securities registered hereby.+
         10.1            -- Parts Sourcing Contract, dated as of December 2, 1994,
                            among Wirekraft Industries, Inc. and General Electric
                            Company (Confidential treatment has been granted with
                            respect to certain portions of this exhibit).(1)
         10.2            -- Schedule of Substantially Industrial Domestic Subsidiary
                            Security Agreements.(1)
         10.3            -- Agreement of Sublease, dated as of December 31, 1991,
                            between Oneida County Industrial Development Agency and
                            OWI Corporation.(1)
         10.4            -- Agreement of Sublease, dated as of December 31, 1991,
                            between Onondaga County Industrial Development Agency and
                            OWI Corporation.(1)
         10.5            -- Sublease Agreement, dated as of March 31, 1994, between
                            Productos de Control, S.A. de C.V. and Wirekraft
                            Industries, Inc.(1)
         10.6            -- Lease Contract, dated as of August 1, 1994, between
                            Parques Industriales Mexicanos, S.A. de C.V. and Electro
                            Componentes de Mexico, S.A. de C.V.(1)
         10.7            -- Employment Agreement, dated as of June 12, 1995, among
                            International Wire Holding Company, International Wire
                            Group Inc. and certain of its subsidiaries and James N.
                            Mills.(4)
         10.8            -- Employment Agreement, dated as of June 12, 1995, among
                            International Wire Holding Company, International Wire
                            Group Inc. and certain of its subsidiaries and David M.
                            Sindelar.(4)
         10.9            -- Employment Agreement, dated as of March 14, 1995, between
                            Omega Wire, Inc. and Rodney D. Kent.(1)
         10.10           -- Employment Agreement, dated as of February 6, 1995,
                            between Wirekraft Holdings Corp. and William J. Kriss.(1)

         10.11           -- Option Agreement, dated as of March 31, 1995, between Omega Wire Corp. and
                            James N. Mills.(1)
         10.12           -- Option Agreement, dated as of March 31, 1995, between Omega Wire Corp. and
                            David M. Sindelar.(1)
         10.13           -- Option Agreement dated as of June 12, 1995, between Omega Wire Corp. and
                            David M. Sindelar.(1)
         10.14           -- Option Agreement dated as of June 12, 1995, between International Wire
                            Group, Inc. and David M. Sindelar.(1)
         10.15           -- Option Agreement dated as of August 28, 1995, between International Wire
                            Group, Inc. and Larry S. Bacon.(3)
         10.16           -- Stockholders Agreement dated as of June 12, 1995, among International Wire
                            Holding Company and the Stockholders signatories thereto.(1)
         10.17           -- Monitoring and Oversight Agreement dated as of June 12, 1995, among
                            International Wire Holding Company, International Wire Group, Inc. and
                            Hicks, Muse & Co. Partners, L.P.(1)
         10.18           -- Option Agreement dated as of August 28, 1995 between International Wire
                            Group, Inc. and W. Thomas McGhee.(3)
         10.19           -- 1995 Stock Option Plan of International Wire Holding Company.(4)
         10.20           -- Form of Option Agreement of International Wire Holding Company under 1995
                            Stock Option Plan.(4)
         10.21           -- Agreement dated as of December 29, 1995 among Wirekraft Industries, Inc.
                            and General Electric Company (Confidential treatment has been granted with respect to certain portions of this exhibit).(4)
         10.22           -- Amended and Restated Credit Agreement, dated as of February 12, 1997, among International Wire Group, Inc., International Wire Holding Company,
                            the several lenders from time to time parties thereto, The Chase Manhattan
                            Bank, as Administrative Agent, and Bankers Trust Company, as Documentation
                            Agent.(5)
         10.23           -- Employment Agreement, dated as of September 25, 1996, among International
                            Wire Holding Company and International Wire Group, Inc. and Joseph M.
                            Fiamingo.(5)
         10.24           -- Employment Agreement, dated as of March 5, 1996, among International Wire
                            Holding Company and International Wire Group, Inc. and Robert C.
                            Kozlowski. (5)
         10.25           -- Option Agreement, dated as of November 5, 1995, between International Wire
                            Holding Company and Joseph M. Fiamingo.(5)
         10.26           -- Option Agreement, dated as of March 5, 1996, between International Wire
                            Holding Company and Robert C. Kozlowski.(5)
         10.27           -- Option Agreement, dated as of November 6, 1996, between International Wire
                            Holding Company and Joseph M. Fiamingo.(5)
         10.28           -- First Amendment to Amended and Restated Credit Agreement, dated as of June
                            17, 1997, among International Wire Group, Inc., International Wire Holding
                            Company, the Several Lenders from time to time parties thereto, The Chase
                            Manhattan Bank, as Administrative Agent, and Bankers Trust Company, as
                            Documentation Agent.**
         12.1            -- Computation of Ratio of Earnings to Fixed Charges of Wirekraft Holdings
                            Corporation.(1)
         12.2            -- Computation of Ratio of Earnings to Fixed Charges of THL-Omega Holding
                            Corporation.(1)

         12.3            -- Computation of Ratio of Earnings to Fixed Charges of
                            Omega Wire Corporation.(1)
         12.4            -- Computation of Deficiency of Earnings to Cover Fixed
                            Charges of International Wire Group, Inc.(1)
         12.5            -- Computation of Ratio of Earnings to Fixed Charges of
                            International Wire Group, Inc.*
         21.1            -- Subsidiaries of International Wire Group, Inc.(5)
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         23.2            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.3            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.4            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.5            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.6            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.7            -- [Item Intentionally Omitted]
         23.8            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         24.1            -- Powers of Attorney.*
         25.1            -- Form T-1 of IBJ Schroder Bank & Trust Company, as Trustee
                            under the Indenture filed as Exhibit 4.7.*


---------------

(1) Incorporated by reference to the Registration Statement on Form S-1 (33-93970) of International Wire Group, Inc. as declared effective by the Securities and Exchange Commission on September 29, 1995.

(2) Incorporated by reference to the Current Report on Form 8-K of International Wire Group, Inc. as filed with the Securities Exchange Commission on March 20, 1996.

(3) Incorporated by reference to the Quarterly Report on Form 10-Q of International Wire Group, Inc. for the fiscal quarter ended September 30, 1995.

(4) Incorporated by reference to the Annual Report on Form 10-K of International Wire Group, Inc. for the fiscal year ended December 31, 1995.

(5) Incorporated by reference to the Annual Report on Form 10-K of International Wire Group, Inc. for the fiscal year ended December 31, 1996.


 *  Previously filed.



**  Filed herewith.


 +  To be filed by amendment.

     (b) FINANCIAL STATEMENT SCHEDULES

     The following Financial Statement Schedules are included in Part II of this Registration Statement:

     INTERNATIONAL WIRE GROUP, INC.

     Report of Independent Accountants

     Schedule II -- Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Co-Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a) (3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

     (b) See Item 14.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of June, 1997.


                                            INTERNATIONAL WIRE GROUP, INC.

                                            By:    /s/ DAVID M. SINDELAR
                                              ----------------------------------
                                                      David M. Sindelar
                                                    Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

                          *                            Chairman of the Board, Chief            June 30, 1997
-----------------------------------------------------    Executive Officer and Director of
                   James N. Mills                        the Co-Registrant listed above
                                                         (Principal Executive Officer)

                /s/ DAVID M. SINDELAR                  Senior Vice President of each of the    June 30, 1997
-----------------------------------------------------    Co-Registrants listed above
                  David M. Sindelar                      (Principal Financial and Accounting
                                                         Officer)

                          *                            President, Chief Operating Officer      June 30, 1997
-----------------------------------------------------    and Director of the Co-Registrant
                 Joseph M. Fiamingo                      listed above

                          *                            Director of the Co-Registrant listed    June 30, 1997
-----------------------------------------------------    above
                  Richard W. Vieser

                          *                            Director of the Co-Registrant listed    June 30, 1997
-----------------------------------------------------    above
                   Thomas P. Danis

                          *                            Director of the Co-Registrant listed    June 30, 1997
-----------------------------------------------------    above
                    Jack D. Furst

                          *                            Director of the Co-Registrant listed    June 30, 1997
-----------------------------------------------------    above
                    John A. Gavin

                          *                            Director of the Co-Registrant listed    June 30, 1997
-----------------------------------------------------    above
                   Rodney D. Kent

                          *                            Director of the Co-Registrant listed    June 30, 1997
-----------------------------------------------------    above
                   Charles W. Tate

                     */s/  DAVID M. SINDELAR
-----------------------------------------------------
                  David M. Sindelar
                  Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of June, 1997.


                                            OMEGA WIRE, INC.
                                            OWI CORPORATION

                                            By:    /s/ DAVID M. SINDELAR
                                              ----------------------------------
                                                      David M. Sindelar
                                                    Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

                          *                            President, Chief Executive Officer      June 30, 1997
-----------------------------------------------------    and Director of each of the
                   Rodney D. Kent                        Co-Registrants listed above
                                                         (Principal Executive Officer)

                /s/ DAVID M. SINDELAR                  Senior Vice President and Director of   June 30, 1997
-----------------------------------------------------    each of the Co-Registrants listed
                  David M. Sindelar                      above (Principal Financial and
                                                         Accounting Officer)

                          *                            Director of each of the                 June 30, 1997
-----------------------------------------------------    Co-Registrants listed above
                   James N. Mills

                  */s/  DAVID M. SINDELAR
-----------------------------------------------------
                  David M. Sindelar
                  Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of June, 1997.



                                            ECM HOLDING COMPANY


                                            WIRE HARNESS INDUSTRIES, INC.

                                            WIREKRAFT EMPLOYMENT COMPANY
                                            WIREKRAFT INDUSTRIES, INC.
                                            WIRE TECHNOLOGIES, INC.

                                            By:    /s/ DAVID M. SINDELAR
                                              ----------------------------------
                                                      David M. Sindelar
                                                    Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

                          *                            Chairman of the Board, Chief            June 30, 1997
-----------------------------------------------------    Executive Officer and Director of
                   James N. Mills                        each of the Co-Registrants listed
                                                         above (Principal Executive Officer)

                /s/ DAVID M. SINDELAR                  Senior Vice President of each of the    June 30, 1997
-----------------------------------------------------    Co-Registrants listed above
                  David M. Sindelar                      (Principal Financial and Accounting
                                                         Officer)

               * /s/ DAVID M. SINDELAR
-----------------------------------------------------
                  David M. Sindelar
                  Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of June, 1997.


                                            CAMDEN WIRE CO., INC.

                                            By:    /s/ DAVID M. SINDELAR
                                              ----------------------------------
                                                      David M. Sindelar
                                                    President and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

                /s/ DAVID M. SINDELAR                  President and Director of each of the   June 30, 1997
-----------------------------------------------------    Co-Registrants listed above
                  David M. Sindelar                      (Principal Executive, Financial and
                                                         Accounting Officer)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
International Wire Group, Inc.:

     Our report on the consolidated financial statements of International Wire Group, Inc. and subsidiaries is included on page S-2 of this Form S-1. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page F-1 of this Form S-1.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.
St. Louis, Missouri
February 28, 1997

                         INTERNATIONAL WIRE GROUP, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

      ALLOWANCE FOR DOUBTFUL                                             COLLECTION OF
       ACCOUNTS -- DEDUCTED         BALANCE AT                            PREVIOUSLY                    BALANCE AT
     FROM RECEIVABLES IN THE        BEGINNING                             WRITTEN OFF                     END OF
          BALANCE SHEET             OF PERIOD    PROVISION   WRITEOFFS     ACCOUNTS      ACQUISITIONS     PERIOD
     -----------------------        ----------   ---------   ---------   -------------   ------------   ----------

Seven months ended December 31,
  1995............................     $845        $ 33        $(53)          $35            $ --         $  860
Year ended December 31, 1996......     $860        $337        $(71)          $12            $225         $1,363

                         INTERNATIONAL WIRE GROUP, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

      ALLOWANCE FOR DOUBTFUL                                             COLLECTION OF
       ACCOUNTS -- DEDUCTED         BALANCE AT                            PREVIOUSLY                    BALANCE AT
     FROM RECEIVABLES IN THE        BEGINNING                             WRITTEN OFF                     END OF
          BALANCE SHEET             OF PERIOD    PROVISION   WRITEOFFS     ACCOUNTS      ACQUISITIONS     PERIOD
     -----------------------        ----------   ---------   ---------   -------------   ------------   ----------
Three months ended March 31,
  1997............................    $1,363       $100        $320           $--            $200         $1,343

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Merger dated as of June 2, 1995,
                            among Omega Wire Corp., Wirekraft Holdings Corp.,
                            International Wire Holding Company, International Wire
                            Group, Inc. and Wirekraft Acquisition Company.(1)
          2.2            -- Agreement and Plan of Merger, dated as of March 5, 1996, among Hoosier Wire, Inc., International Wire Group, Inc.,
                            and Wire Technologies, Inc.(2)
          2.3            -- Asset Purchase Agreement, dated as of March 5, 1996,
                            among Dekko Automotive Wire, Inc., International Wire
                            Holding Company, International Wire Group, Inc., and Wire
                            Technologies, Inc.(2)
          2.4            -- Asset Purchase Agreement, dated as of March 5, 1996,
                            among Albion Wire, Inc. International Wire Holding
                            Company, International Wire Group, Inc., and Wire
                            Technologies, Inc.(2)
          2.5            -- Asset Purchase Agreement, dated as of March 5, 1996,
                            among Silicones, International Wire Holding Company,
                            International Wire Group, Inc., and Wire Technologies,
                            Inc.(2)
          2.6            -- Stock Purchase Agreement dated as of January 2, 1997,
                            among International Wire Group, Inc., Camden Wire Co.,
                            Inc. and Oneida Ltd.*
          3.1            -- Restated Certificate of Incorporation of International
                            Wire Group, Inc.(4)
          3.2            -- By-Laws of International Wire Group, Inc.(1)
          3.7            -- Certificate of Incorporation of Camden Wire Co., Inc.*
          3.8            -- Bylaws of Camden Wire Co., Inc.*
          3.9            -- Certificate of Incorporation of ECM Holding Company.(1)
          3.10           -- Bylaws of ECM Holding Company.(1)
          3.11           -- Certificate of Incorporation, as amended, of Omega Wire,
                            Inc. (formerly known as THL-Omega Holding
                            Corporation).(1)
          3.12           -- Bylaws, as amended, of Omega Wire, Inc. (formerly known as THL-Omega Holding Corporation).(1)
          3.13           -- Certificate of Incorporation, as amended, of OWI
                            Corporation.(1)
          3.14           -- Bylaws of OWI Corporation.(1)
          3.15           -- Certificate of Incorporation of Wirekraft Employment
                            Company.(1)
          3.16           -- Bylaws of Wirekraft Employment Company.(1)
          3.17           -- Certificate of Incorporation of Wire Harness Industries,
                            Inc.*
          3.18           -- Bylaws of Wire Harness Industries, Inc.*
          3.19           -- Certificate of Incorporation, as amended, of Wirekraft
                            Industries, Inc.(1)
          3.20           -- Bylaws of Wirekraft Industries, Inc.(1)
          3.21           -- Articles of Incorporation of Wire Technologies, Inc.*
          3.22           -- Bylaws of Wire Technologies, Inc.*
          4.1            -- Indenture, dated as of June 12, 1995, among International
                            Wire Group, Inc., as Issuer, the Subsidiary Guarantors
                            (as therein defined) and IBJ Schroder Bank & Trust
                            Company, as Trustee.(1)
          4.2            -- Form of the 11 3/4% Note (included in Exhibit 4.1,
                            Exhibit B).
          4.3            -- Exchange and Registration Rights Agreement, dated as of
                            June 12, 1995, among International Wire Group, Inc., the
                            Subsidiary Guarantors (as therein defined), Chemical
                            Securities Inc. and BT Securities Corporation.(1)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          4.4            -- First Supplemental Indenture, dated as of March 5, 1996, by and among International Wire Group, Inc., Wire
                            Technologies, Inc., the subsidiary guarantors party
                            thereto, and IBJ Schroder Bank & Trust Company, as
                            Trustee.(2)
          4.5            -- Certificate of Designation of Series A Senior Cumulative
                            Exchangeable Redeemable Preferred Stock of International
                            Wire Group, Inc.(2)
          4.6            -- Second Supplemental Indenture, dated as of December 20,
                            1996, by International Wire Group, Inc. the subsidiary
                            guarantors party thereto, and IBJ Schroder Bank and Trust
                            Company, as Trustee.(5)
          4.7            -- Indenture, dated as of February 12, 1997, among
                            International Wire Group, Inc., as Issuer, the Subsidiary
                            Guarantors (as therein defined) and IBJ Schroder Bank &
                            Trust Company, as Trustee.**
          4.8            -- Form of 14% Note (included in Exhibit 4.7, Exhibit A).
          4.9            -- Preferred Stock and Warrant Purchase Agreement dated as of March 5, 1996, by and among International Wire Holding
                            Company, International Wire Group, Inc., Chemical Equity
                            Associates and Hicks, Muse, Tate & First Equity Fund II,
                            L.P.*
          4.10           -- Third Supplemental Indenture, dated as of February 12,
                            1997, by and among International Wire Group, Inc., the
                            subsidiary guarantors party thereto, and IBJ Schroder
                            Bank & Trust Company, as Trustee.**
          4.11           -- First Supplemental Indenture, dated as of June 10, 1997, by and among International Wire Group, Inc., the
                            subsidiary guarantors party thereto, and IBJ Schroder
                            Bank & Trust Company, as Trustee.**
          4.12           -- Indenture, dated as of June 17, 1997, among International
                            Wire Group, Inc., as Issuer, the Subsidiary Guarantors
                            (as therein defined) and IBJ Schroder Bank & Trust
                            Company, as Trustee.**
          4.13           -- Form of 11 3/4% Series B Note (included in Exhibit 4.11,
                            Exhibit A).
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the
                            securities registered hereby.+
         10.1            -- Parts Sourcing Contract, dated as of December 2, 1994,
                            among Wirekraft Industries, Inc. and General Electric
                            Company (Confidential treatment has been granted with
                            respect to certain portions of this exhibit).(1)
         10.2            -- Schedule of Substantially Industrial Domestic Subsidiary
                            Security Agreements.(1)
         10.3            -- Agreement of Sublease, dated as of December 31, 1991,
                            between Oneida County Industrial Development Agency and
                            OWI Corporation.(1)
         10.4            -- Agreement of Sublease, dated as of December 31, 1991,
                            between Onondaga County Industrial Development Agency and
                            OWI Corporation.(1)
         10.5            -- Sublease Agreement, dated as of March 31, 1994, between
                            Productos de Control, S.A. de C.V. and Wirekraft
                            Industries, Inc.(1)
         10.6            -- Lease Contract, dated as of August 1, 1994, between
                            Parques Industriales Mexicanos, S.A. de C.V. and Electro
                            Componentes de Mexico, S.A. de C.V.(1)
         10.7            -- Employment Agreement, dated as of June 12, 1995, among
                            International Wire Holding Company, International Wire
                            Group Inc. and certain of its subsidiaries and James N.
                            Mills.(4)
         10.8            -- Employment Agreement, dated as of June 12, 1995, among
                            International Wire Holding Company, International Wire
                            Group Inc. and certain of its subsidiaries and David M.
                            Sindelar.(4)
         10.9            -- Employment Agreement, dated as of March 14, 1995, between
                            Omega Wire, Inc. and Rodney D. Kent.(1)
         10.10           -- Employment Agreement, dated as of February 6, 1995,
                            between Wirekraft Holdings Corp. and William J. Kriss.(1)

          EXHIBIT
            NO.                                                     DESCRIPTION
---------------------------  ------------------------------------------------------------------------------------------
             10.11           -- Option Agreement, dated as of March 31, 1995, between Omega Wire Corp. and
                                James N. Mills.(1)
             10.12           -- Option Agreement, dated as of March 31, 1995, between Omega Wire Corp. and David M.
                                Sindelar.(1)
             10.13           -- Option Agreement dated as of June 12, 1995, between Omega Wire Corp. and David M.
                                Sindelar.(1)
             10.14           -- Option Agreement dated as of June 12, 1995, between International Wire Group, Inc. and
                                David M. Sindelar.(1)
             10.15           -- Option Agreement dated as of August 28, 1995, between International Wire Group, Inc.
                                and Larry S. Bacon.(3)
             10.16           -- Stockholders Agreement dated as of June 12, 1995, among International Wire Holding
                                Company and the Stockholders signatories thereto.(1)
             10.17           -- Monitoring and Oversight Agreement dated as of June 12, 1995, among International Wire
                                Holding Company, International Wire Group, Inc. and Hicks, Muse & Co. Partners, L.P.(1)
             10.18           -- Option Agreement dated as of August 28, 1995 between International Wire Group, Inc. and
                                W. Thomas McGhee.(3)
             10.19           -- 1995 Stock Option Plan of International Wire Holding Company.(4)
             10.20           -- Form of Option Agreement of International Wire Holding Company under 1995 Stock Option
                                Plan.(4)
             10.21           -- Agreement dated as of December 29, 1995 among Wirekraft Industries, Inc. and General
                                Electric Company (Confidential treatment has been granted with respect to certain portions of this exhibit).(4)
             10.22           -- Amended and Restated Credit Agreement, dated as of February 12, 1997, among
                                International Wire Group, Inc., International Wire Holding Company, the several lenders from time to time parties thereto, The Chase Manhattan Bank, as Administrative Agent, and Bankers Trust Company, as Documentation Agent.(5)
             10.23           -- Employment Agreement, dated as of September 25, 1996, among International Wire Holding
                                Company and International Wire Group, Inc. and Joseph M. Fiamingo.(5)
             10.24           -- Employment Agreement, dated as of March 5, 1996, among International Wire Holding
                                Company and International Wire Group, Inc. and Robert C. Kozlowski. (5)
             10.25           -- Option Agreement, dated as of November 5, 1995, between International Wire Holding
                                Company and Joseph M. Fiamingo.(5)
             10.26           -- Option Agreement, dated as of March 5, 1996, between International Wire Holding Company and Robert C. Kozlowski.(5)
             10.27           -- Option Agreement, dated as of November 6, 1996, between International Wire Holding
                                Company and Joseph M. Fiamingo.(5)
             10.28           -- First Amendment to Amended and Restated Credit Agreement, dated as of June 17, 1997, among International Wire Group, Inc., International Wire Holding Company, the Several
                                Lenders from time to time parties thereto, The Chase Manhattan Bank, as Administrative
                                Agent, and Bankers Trust Company, as Documentation Agent.**
             12.1            -- Computation of Ratio of Earnings to Fixed Charges of Wirekraft Holdings Corporation.(1)
             12.2            -- Computation of Ratio of Earnings to Fixed Charges of THL-Omega Holding Corporation.(1)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         12.3            -- Computation of Ratio of Earnings to Fixed Charges of
                            Omega Wire Corporation.(1)
         12.4            -- Computation of Deficiency of Earnings to Cover Fixed
                            Charges of International Wire Group, Inc.(1)
         12.5            -- Computation of Ratio of Earnings to Fixed Charges of
                            International Wire Group, Inc.*
         21.1            -- Subsidiaries of International Wire Group, Inc.(5)
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         23.2            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.3            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.4            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.5            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.6            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         23.7            -- [Item Intentionally Omitted]
         23.8            -- Consent of Coopers & Lybrand L.L.P., independent
                            certified public accountants.**
         24.1            -- Powers of Attorney.*
         25.1            -- Form T-1 of IBJ Schroder Bank & Trust Company, as Trustee
                            under the Indenture filed as Exhibit 4.7.*


---------------

(1) Incorporated by reference to the Registration Statement on Form S-1 (33-93970) of International Wire Group, Inc. as declared effective by the Securities and Exchange Commission on September 29, 1995.

(2) Incorporated by reference to the Current Report on Form 8-K of International Wire Group, Inc. as filed with the Securities Exchange Commission on March 20, 1996.

(3) Incorporated by reference to the Quarterly Report on Form 10-Q of International Wire Group, Inc. for the fiscal quarter ended September 30, 1995.

(4) Incorporated by reference to the Annual Report on Form 10-K of International Wire Group, Inc. for the fiscal year ended December 31, 1995.

(5) Incorporated by reference to the Annual Report on Form 10-K of International Wire Group, Inc. for the fiscal year ended December 31, 1996.


 *  Previously filed.



**  Filed herewith.


 +  To be filed by amendment.